As filed October 20, 2000                                    File No. 333-37090

--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 AMENDMENT NO. 1

                            AUTOTRADECENTER.COM INC.
             (Exact name of registrant as specified in its charter)


            ARIZONA                           5010                   86-0879572
(State or other jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)    Classification Code Number)    Identification No.)

             8135 EAST BUTHERUS, SUITE 3, SCOTTSDALE, ARIZONA 85260
                                 (480) 951-8040
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ROGER L. BUTTERWICK, PRESIDENT
                            AUTOTRADECENTER.COM INC.
                           8135 EAST BUTHERUS, SUITE 3
                            SCOTTSDALE, ARIZONA 85260
                                 (480) 951-8040
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

                             Fay M. Matsukage, Esq.
                   Dill Dill Carr Stonbraker & Hutchings, P.C.
                          455 Sherman Street, Suite 300
                             Denver, Colorado 80203
                                 (303) 777-3737
                               (303) 777-3823 fax

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check
the following box.                                                          [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                               [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.                                                      [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following box.                                                          [ ]


------------------------ -----------------------  ----------------------   --------------------     --------------------
     TITLE OF EACH                                       PROPOSED                 PROPOSED
        CLASS OF                                          MAXIMUM                 MAXIMUM
    SECURITIES TO BE          AMOUNT TO BE          OFFERING PRICE PER           AGGREGATE                AMOUNT OF
       REGISTERED              REGISTERED                  UNIT                OFFERING PRICE         REGISTRATION FEE
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                1,697,280 shares               $1.25                 $2,121,600                $560.10
issuable upon                    (1)<F1>
conversion of
Series C
preferred stock
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                      shares                 $ (1)<F1>               $3,182,400                $840.15
issuable upon                (1)<F1>(2)<F2>
conversion of
Series D
preferred stock
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                6,247,143 shares           $1.84 (3)<F3>            $11,494,743               $3,034.61
held by selling
security holders
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                  75,000 shares            $2.56 (4)<F4>              $192,000                 $50.69
issuable upon
exercise of stock
option
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                  75,000 shares            $1.03 (4)<F4>              $77,250                  $20.39
issuable upon
exercise of stock
option
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                 105,000 shares            $1.20 (4)<F4>              $126,000                 $33.27
issuable upon
exercise of stock
option
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                  55,000 shares            $5.40 (4)<F4>              $297,000                 $78.41
issuable upon
exercise of
warrants
------------------------ -----------------------  ----------------------   --------------------     --------------------
Common stock                 175,000 shares            $0.50 (4)<F4>               $87,500                  $23.10
issuable upon
exercise of warrants
------------------------ -----------------------  ----------------------   --------------------     --------------------
Total                                                                           $17,578,493               $4,640.72
------------------------ -----------------------  ----------------------   --------------------     --------------------

<F1>
(1) An indeterminate number of additional securities are registered hereunder which may be issued, as provided in the Series C and D preferred stock definitions, in the event provisions against dilution become operative.

<F2>
(2) Each share of Series D preferred stock is convertible into shares of the registrant's common stock using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion:

         # OF SHARES OF PREFERRED STOCK X $100 = # of shares of
         -------------------------------------    common stock
         65% of average closing bid price

     There are 31,824 shares of Series D preferred stock issued and outstanding. Accordingly, the aggregate dollar value of shares of Series D preferred stock to be converted is $3,182,400. Pursuant to Rule 457(o), the number of shares being registered is not included in the table.

<F3>
(3) Calculated, pursuant to Rule 457(c), using the average of the bid and asked prices as of May 11, 2000.

<F4>
(4)  Calculated pursuant to Rule 457(g).



The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

                  Subject to Completion, dated October 20, 2000

                            AUTOTRADECENTER.COM INC.

                             SHARES OF COMMON STOCK



         Holders of the Series C and D preferred stock are entitled to convert these shares into common stock. This prospectus covers the resale of these shares of common stock. We will issue at least 2,492,880 shares of common stock upon conversion of the Series C and D preferred stock. The selling stockholders may sell the common stock at any time at any price. In addition, we are registering 6,247,143 shares of common stock held by other shareholders and 485,000 shares issuable upon exercise of stock options and warrants. We will not receive any proceeds from the resale of these shares. We have agreed to pay for all expenses of this offering.


         Our common stock is traded on the OTC Bulletin Board under the symbol "AUTC." On October 16, 2000, the closing bid price for our common stock was $1.66 per share.

                                   ----------

         WE DO NOT RECEIVE ANY FEES OR REVENUE FROM OUR WEB SITE
WWW.AUTOTRADECENTER.COM

                                   ----------

         INVESTING IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. A DETAILED EXPLANATION OF THESE RISKS IS INCLUDED IN ANOTHER SECTION OF THIS PROSPECTUS, BEGINNING ON PAGE 5.

                                   ----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                   ----------

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


               This date of this prospectus is _____________, 2000

                                TABLE OF CONTENTS

                                                                  PAGE

PROSPECTUS SUMMARY....................................................3

RISK FACTORS..........................................................5

NOTE TO READERS.......................................................10

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS.....................10

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS..............11

SELECTED FINANCIAL DATA...............................................12

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
     RESULTS OF OPERATIONS............................................12

BUSINESS..............................................................25

MANAGEMENT............................................................33

SECURITIES OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT.........36

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................38

SELLING STOCKHOLDERS..................................................45

DESCRIPTION OF SECURITIES.............................................46

PLAN OF DISTRIBUTION..................................................48

SHARES ELIGIBLE FOR FUTURE SALE.......................................49

LEGAL PROCEEDINGS.....................................................49

EXPERTS...............................................................49

AVAILABLE INFORMATION.................................................49

REPORTS TO STOCKHOLDERS...............................................50

INDEX TO FINANCIAL STATEMENTS.........................................50

FINANCIAL STATEMENTS..................................................F-1

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. You should carefully read this entire prospectus and the financial statements contained in this prospectus before purchasing our securities.

AUTOTRADECENTER.COM INC.

         We are engaged in the wholesale used car business, selling and buying primarily late model used vehicles to and from independent and franchised automobile dealers. "Dealers" refers to persons or entities that sell and buy automobiles as a business. We acquire late model trade-in vehicles from dealers and resell the vehicles to other dealers located in multiple geographic regions. We also have developed an Internet business-to-business wholesaling applications and processes that enables dealers and manufacturers to market used and off-lease vehicles to other dealers prior to the traditional used auto auction process. In addition, we have developed a consumer-to-business Internet site that will provide the consumer a firm bid on a used vehicle that is being traded-in on a new vehicle through one of the many on-line vehicle-buying services. We believe that our services provide dealers and manufacturers an efficient and cost-effective used vehicle redistribution system as an alternative to traditional auto auctions.

         We currently wholesale used vehicles whereby we purchase, take title to, and sell vehicles to dealers through wholesale brokers. We have also developed an Internet site "www.autotradecenter.com" that facilitates the trading of used vehicles online. The AutoTradeCenter.com site allows participating dealers to obtain used car inventory from sources other than traditional auto auctions. We plan to continue our wholesaling operations as well as expand our business opportunities by providing business-to-business e-commerce solutions to the automotive industry. We believe our business-to-business e-commerce automotive solutions: (i) provide greater access to high quality late model inventory for dealers and our brokers to resell; and
(ii) provide additional revenue opportunities to our company through membership fees, listing fees and transaction fees.

         Our second Internet initiative "www.tradeincarsonline.com" is a business-to-consumer site that has been designed to facilitate the Internet car buying process by providing a firm bid on the used vehicle being trade-in. We believe approximately 50% of the customers seeking to purchase a new car through the Internet have a trade-in. We intend, in the future, to provide this service to customers nationwide.

         We currently have five land-based locations and may acquire additional independent wholesalers in geographically diverse, large urban areas. We believe the geographic expansion may: (i) provide us with greater access to a large and growing volume of high-quality late model automobiles; (ii) enable us to capture seasonal and geographic pricing disparities; (iii) help us to better service national off-lease programs for manufacturers and finance companies; and (iv) allow us to serve as a disposition channel for the growing number of Internet automotive sites

         AutoTradeCenter.com was incorporated in Arizona on July 10, 1997 and commenced operations on September 22, 1997 at its office and warehouse facility in Scottsdale, Arizona. Our offices are located at 8135 East Butherus, Suite 3, Scottsdale, Arizona 85260, and our telephone number is (480) 951-8040.

THE OFFERING
Securities offered....................................  At least  2,492,880  shares of common stock  issuable  upon  conversion  of
                                                        Series C and D preferred stock.

                                                        Up to 6,247,143 shares of common stock held by existing shareholders

                                                        485,000  shares of common stock issuable upon exercise of stock options and warrants


Securities outstanding...............................   32,588,287 shares of common stock as of June 30, 2000
                                                        21,216 shares of Series C preferred stock
                                                        19,950 shares of Series D preferred stock


         We will not receive any of the proceeds from the resale of these securities.

SUMMARY FINANCIAL INFORMATION

         The following summary financial data is based upon our consolidated financial statements included elsewhere in this prospectus. We have prepared our consolidated financial statement in accordance with generally accepted accounting principles. Our results of operations for any interim period do not necessarily indicate our results of operations for the full year. You should read this summary financial data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and our consolidated financial statements.

BALANCE SHEET DATA:
                                           JUNE 30, 2000      MARCH 31, 2000      MARCH 31, 1999     MARCH 31, 1998
                                            (unaudited)
Current assets                             $   15,132,290      $   15,190,469     $   10,701,308      $    3,893,221
Total assets                               $   29,805,840      $   30,120,351     $   13,077,130      $    3,961,845
Current liabilities                        $   12,061,098      $    9,845,453     $    8,190,443      $    2,687,512
Long-term liabilities                      $           --      $    1,819,500     $    1,975,623      $      534,465
Stockholders' equity                       $   17,744,742      $   18,455,398     $    2,911,064      $      739,868
Working capital                            $    3,071,192      $    5,345,016     $    2,510,865      $    1,205,709

INCOME STATEMENT DATA:
                                                                                                      JULY 10, 1997
                        THREE MONTHS        THREE MONTHS                                               (INCEPTION)
                            ENDED              ENDED         YEAR ENDED MARCH    YEAR ENDED MARCH     THROUGH MARCH
                        JUNE 30, 2000      JUNE 30, 1999         31, 2000            31, 1999           31, 1998
                         (unaudited)        (unaudited)
Net sales               $    2,185,032     $    1,840,823      $  131,861,292     $   97,665,410      $   31,581,117
Income (loss)
  from operations       $     (860,227)    $      157,700      $     (749,400)    $      607,968      $      117,750
Net income
  (loss) before
  taxes                 $   (1,020,655)    $       (8,016)     $   (2,643,787)    $      171,820      $       15,899
Net income
  (loss)                $   (1,020,655)    $       (4,463)     $   (2,587,753)    $      115,241      $       12,384
Earnings (loss)
  Per share             $        (0.03)    $         --        $        (0.12)    $         0.01      $         0.00

                                  RISK FACTORS

         The securities offered under this prospectus involve a high degree of risk. You should carefully consider the risk factors set forth below, as well as the other information appearing in this prospectus, before purchasing any of our securities.

         AS A NEWLY FORMED ENTITY WE MAY NOT BE PROFITABLE IN THE FUTURE. We incorporated on July 10, 1997 and have been in operation only since September 22, 1997. While we were able to generate net income of $12,384 for the period ended March 31, 1998, and $115,241 for the year ended March 31, 1999, we cannot assure you that we will be profitable in the future. We experienced a net loss of $2,587,753 for the year ended March 31, 2000 and incurred a loss of $1,020,655 for the quarter ended June 30, 2000. We are continuing to expand our operations. This expansion requires us to hire personnel and incur expenses prior to realizing the anticipated revenue associated with our expansion efforts. Therefore, you should consider the purchase of our securities as being risky since we may be subject to unusually high legal and accounting costs, marketing program development costs, automated systems development, losses related to abandoned projects, and other similar costs and expenses commonly encountered by new ventures.

         AS A NEWLY FORMED ENTITY, ONLY LIMITED INFORMATION IS AVAILABLE. Since we were only recently formed, we can provide only a limited amount of historical information and financial data about our operations upon which you can make an informed judgment as to our future prospects.



         ASSETS PLEDGED AS COLLATERAL MAY BE SUBJECT TO FORECLOSURE. Our line of credit from Wells Fargo Business Credit, Inc. in the amount of $3,000,000 and loans from related parties in the amount of $3,527,420 are secured by all of our inventory, accounts receivable, equipment, and general tangibles. As of June 30, 2000, we had borrowed $1,783,414 against the line of credit. If we should fail to generate sufficient cash flow to service the debt, foreclosure on the pledged assets would impair our ability to conduct business as usual. We would be forced to reorganize our business operations or find another source of capital to carry out business operations.

         WE HAVE ENGAGED IN TRANSACTIONS WITH RELATED PARTIES THAT WERE NOT AT ARMS-LENGTH; ARMS-LENGTH TRANSACTIONS MAY HAVE BEEN MORE FAVORABLE WHICH WOULD HAVE INCREASED SHAREHOLDER VALUE. The acquisition of Pinnacle Dealer Services, Inc.; loans from our principal shareholders and former officers and directors; and the issuance of stock options to principal shareholders, officers and directors who have personally guaranteed company obligations were not arm's-length transactions. While management believes that the terms of such transactions were fair and in our best interests, they were not approved by our shareholders or disinterested directors and no fairness opinions were obtained. Further, we engage in wholesale used car transactions with affiliated entities from time to time on the same terms as with other automobile dealers. It may be unlikely that officers, directors, and principal shareholders will continue to provide financial assistance in the future. The risk associated with any of these related party transactions is that our company may have been able to consummate these transactions under more favorable terms and conditions. If that were proven true, our historical and future financial statements would show more favorable results, increasing shareholder value.

         THE LOSS OF ANY OF OUR EXPERIENCED MANAGEMENT MAY LIMIT OUR SUCCESS. Our success will largely depend upon the active participation of our management. We do not have employment agreements with our management or key-man insurance. The time, which the officers and directors devote to our business affairs and the skill with which they discharge their responsibilities will substantially, impact our success. To the extent the services of these individuals would be unavailable to us for any reason, we would have to obtain other executive personnel to manage and operate our company. In such event, there is no assurance that we would be able to employ qualified persons on favorable terms.

         THE LOSS OF KEY BROKERS WOULD HAVE A NEGATIVE IMPACT UPON OUR FINANCIAL PERFORMANCE. We utilize brokers as our sales force in the purchase and sale of used vehicles. A significant portion of our revenue is currently generated by certain of these brokers. Consequently, the loss of the services of one or more of these high volume sales producers would have a negative impact upon our financial performance.

         WE MAY BE UNABLE TO COMPETE EFFECTIVELY AGAINST OTHERS AND MAY BE FORCED TO ABANDON THE EXECUTION OF OUR CURRENT BUSINESS PLAN. We compete with other wholesaling entities, auto auctions that include Manheim, Inc. and ADT, Inc., and with other Internet based entities that maintain commercial Web sites including Autodaq.com Inc. and MyTradeIn.com Inc. Retail Internet sites including Cars.com, Autobytel.com, Autoweb.com, AutoVantage, Carsdirect.com, Bestoffer.com, Driveoff.com, Greenlight.com, Stoneage.com and Microsoft Corporation's Carpoint may decide in the future to compete in the wholesale market and provide competition to us. In addition, all major vehicle manufacturers have their own Web sites and many have recently launched or announced plans to launch online buying services, such as General Motors Corporation's BuyPower. We believe that the principal competitive factors in the online market are brand recognition, speed and quality of fulfillment, variety of value-added services, ease of use, customer satisfaction, quality of service, and technical expertise. We cannot assure you that we will be able to compete successfully against current or future competitors, many of which have substantially more capital, existing brand recognition, resources, and access to additional financing. In addition, competitive pressures may result in increased marketing costs, decreased Web site traffic or loss of market share, or otherwise may materially and adversely affect our business, results of operations and financial condition.

         The market for Internet-based commercial services is new, and we expect competition among commercial web sites to increase significantly in the future. Minimal barriers to entry characterize Internet commerce, and new competitors can launch new Web sites at relatively low cost. To compete successfully as an Internet-based commercial entity, we must increase significantly awareness of our services and brand name. If we do not achieve our competitive objectives, such failure may have a material adverse effect on our business, results of operations, and financial condition.

         OUR BUSINESS DEPENDS UPON THE ECONOMIC STRENGTH OF THE AUTOMOTIVE INDUSTRY. The economic strength of the automotive industry significantly impacts the revenue we derive from our automotive-related vendors. The automotive industry is cyclical, with sales of vehicles changing due to changes in national and global economic forces. Sales of vehicles in the United States have been at historically high levels during recent years. We cannot assure you that vehicle sales will stay at their current levels in the future. A decrease from the current level of vehicle sales could have a material adverse affect on our business, results of operations, and financial condition.

         OUR SUCCESS WILL DEPEND UPON DEVELOPING BRAND ACCEPTANCE. We believe that the importance of brand recognition will increase as more companies engage in commerce over the Internet. Development and awareness of the AutoTradeCenter.com brand will depend largely on our ability to allocate effectively our resources to successfully develop and implement effective advertising and marketing efforts. We will not be successful in promoting and maintaining our brand if dealers do not perceive us as an effective channel for securing and disposing of inventory. Our failure to develop our brand sufficiently would have a material adverse effect on our business, results of operations, and financial condition.

         INABILITY TO MANAGE GROWTH AND ENTRY INTO NEW BUSINESS AREAS WILL HAVE AN ADVERSE EFFECT ON OUR BUSINESS. We are expanding our operations in order to establish a leadership position in the evolving market for Internet-based vehicle purchasing services. We believe that establishing industry leadership requires us to test, introduce, and develop new services and products, including enhancing our Web site; expand the breadth of products and services offered; expand our market presence through relationships with third parties; and acquire new or complementary businesses, products or technologies. We may not be able to expand our operations in a cost-effective or timely manner or increase overall market acceptance. Our inability to generate sufficient revenue from such expanded services or products to offset their cost could have a material adverse effect on our business, financial condition, and results of operations.

         OUR SUCCESS WILL DEPEND ON GROWTH AND ACCEPTANCE OF INTERNET COMMERCE. The market for Internet-based vehicle wholesaling and purchasing services has only recently begun to develop and is evolving rapidly. While many Internet commerce companies have grown in terms of revenue, few are profitable. We cannot assure you that we will be profitable. As is typical for a new and rapidly evolving industry, demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there are few proven services and products. Moreover, since the market for our services is new and evolving, it is difficult to predict the future growth rate, if any, and size of this market. The success of our services will depend upon the adoption of the Internet by consumers and dealers as a mainstream medium for commerce. While we believe that our services offer significant advantages to consumers and dealers, we cannot assure you that widespread acceptance of Internet commerce in general, or of our services in particular, will occur. Our success will require that dealers, who have historically relied upon auto auctions to purchase vehicles, will accept new methods of conducting business and exchanging information. In addition, dealers must be trained to use and invest in developing technologies. Moreover, critical issues concerning the commercial use of the Internet, including ease of access, security, reliability, cost, and quality of service, remain unresolved and may impact the growth of Internet use. If the market for Internet-based vehicle marketing services fails to develop, develops more slowly than expected, or becomes saturated with competitors, or if our services do not achieve market acceptance, our business, results of operations, and financial condition will be materially and adversely affected.

         OUR OPERATIONS ARE SUBJECT TO REGULATORY UNCERTAINTIES AND GOVERNMENT REGULATION. Our operations are subject, directly and indirectly, to various laws and regulations. As we introduce new services and expand our operations to other states, we will need to comply with additional licensing and regulatory requirements. In the event that any state's regulatory requirements impose additional requirements on us or include us within an industry-specific regulatory scheme, we may be required to modify our marketing programs in such states in a manner that may undermine the program's attractiveness to dealers. Alternatively, if we determine that the licensing and related requirements of a particular state are overly burdensome, we may elect to terminate operations in such state. In each case, our business, results of operations, and financial condition could be materially and adversely affected.

         There are currently few laws or regulations that apply directly to the Internet. Due to the increasing popularity of the Internet, it is possible that a number of local, state, national or international laws and regulations may be adopted with respect to issues such as the pricing of services and products, advertising, user privacy, intellectual property, information security, or anti-competitive practices over the Internet. In addition, tax authorities in a number of states are currently reviewing the appropriate tax treatment of companies engaged in Internet commerce. New state tax regulations may subject us to additional state sales, use, and income taxes. Because our business is dependent on the Internet, the adoption of any such laws or regulations may decrease the growth of Internet usage or the acceptance of Internet commerce that could, in turn, decrease the demand for our services and increase costs or otherwise have a material adverse effect on our business, results of operations, and financial condition. To date, we have not spent significant resources on lobbying or related government affairs issues, but we may need to do so in the future.

         OUR INTERNET OPERATIONS ARE SUBJECT TO CHANGING TECHNOLOGY. The Internet and electronic commerce markets are characterized by rapid technological change, changes in user and customer requirements, frequent new service and product introductions embodying new technologies, and the emergence of new industry standards and practices that could render our existing Web site and technology obsolete. Our performance will depend, in part, on our ability to continue to enhance our existing services, develop new technology that addresses the increasingly sophisticated and varied needs of its prospective customers, license leading technologies, and respond to technological advances and emerging industry standards and practices on a timely and cost-effective basis. The development of our Web site and other proprietary technology entails significant technical and business risks. We may not be successful in using new technologies effectively or adapting our web site or other proprietary technology to customer requirements or to emerging industry standards. If we were to be unable to adapt to changing technologies, our business, results of operations, and financial condition could be materially and adversely affected.

         SYSTEMS INTERRUPTIONS WOULD ADVERSELY AFFECT OPERATIONS. We host our Web sites WWW.AUTOTRADECENTER.COM and WWW.TRADEINCARSONLINE.COM through a third party based in Kelowna, British Columbia. We are also responsible for the operations of a Web site for American Honda Finance Corporation that is maintained by a different third party based in Newport Beach, California. Although the third parties maintain redundant offsite backup servers, all of our primary servers could be vulnerable to interruption by damage from fire, flood, power loss, telecommunications failure, break-ins, and other events beyond our control. We have experienced periodic systems interruptions and anticipate that such interruptions will occur from time to time in the future. In the event that we experience significant system disruptions, our business, results of operations, and financial condition would be materially and adversely affected.

         SECURITY BREACHES INVOLVING CONFIDENTIAL INFORMATION TRANSMITTED VIA THE INTERNET COULD EXPOSE US TO LOSS, LITIGATION OR OTHER LIABILITIES. To the extent that our activities involve the storage and transmission of proprietary information, such as personal financial information, security breaches could expose us to a risk of financial loss, litigation, and other liabilities. We rely on technology that is designed to facilitate the secure transmission of confidential information. Our computer infrastructure, however, may be vulnerable to physical or electronic computer break-ins, viruses, and similar disruptive problems. A party who circumvents our security measures could misappropriate proprietary information, jeopardize the confidential nature of information transmitted over the Internet, or cause interruptions in our operations. Concerns over the security of Internet transactions and the privacy of users also could inhibit the growth of the Internet in general, particularly as a means of conducting commercial transactions. Our insurance policies currently do not protect against such losses. Any such security breach could have a material adverse effect on our business, results of operations, and financial condition.

         INTERNET CAPACITY CONSTRAINTS WILL AFFECT OUR ABILITY TO SUCCEED. Our success will depend, in large part, upon a robust communications industry and infrastructure to provide Internet access and carry Internet traffic. The Internet may not prove to be a viable commercial medium because of inadequate development of the necessary infrastructure (e.g., reliable network backbone), timely development of complementary products (e.g., high speed modems), delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or increased government regulation. If the Internet continues to experience significant growth in the number of users and the level of use, the Internet infrastructure may not be able to continue to support the demands placed on it by such growth. An unexpectedly large increase in the volume or pace of traffic on our Web site or the number of orders placed by customers may require us to expand and further upgrade our technology, transaction-processing systems, and network infrastructure. We may not be able to accurately project the rate or timing of increases, if any, in the use of our web site or to expand and upgrade our systems and infrastructure to accommodate such increases.

         PROTECTION OF INTELLECTUAL PROPERTY WILL BE CRITICAL TO OUR ABILITY TO COMPETE. Our ability to compete depends upon its proprietary systems and technology. While we rely on trademark, trade secret, and copyright law, confidentiality agreements, and technical measures to protect our proprietary rights, we believe that the technical and creative skills of our personnel, continued development of our proprietary systems and technology, brand name recognition, and reliable Web site maintenance are more essential in establishing and maintaining a leadership position and strengthening our brand. Despite efforts to protect our proprietary rights, unauthorized parties may attempt to duplicate aspects of our services or to obtain and use information that we regard as proprietary. Policing unauthorized use of our proprietary rights is difficult. Effective trademark, service mark, copyright, and trade secret protection may not be available in every country in which our services are made available online. In addition, we may become involved in litigation in the future to enforce or protect our intellectual property rights or to defend against claims or infringement or invalidity. As part of our confidentiality procedures, we generally enter into agreements with our employees and consultants and limit access to our trade secrets and technology. We cannot assure you that these steps will prevent misappropriation of technology or that the agreements entered into for that purpose would be enforceable. Misappropriation of our intellectual property or potential litigation could have a material adverse effect on its business, results of operations, and financial condition.

         LICENSING TECHNOLOGY AND CONTENT COULD SUBJECT US TO CLAIMS OF INFRINGEMENT. We license technology and content from third parties. We could become subject to infringement actions based upon the licenses from those third parties. We generally obtain representations as to the origin and ownership of such licensed technology and content. These representations, however, may not adequately protect us. Any of those claims, whether or not they have merit, could subject us to costly litigation and the diversion of our technical and management personnel that in turn may have a material adverse effect upon shareholder value.

         LIMITED PUBLIC MARKET FOR OUR COMMON STOCK MAY IMPAIR INVESTMENT LIQUIDITY AND/OR RETURN ON INVESTMENT. Our common stock is traded in the over-the-counter market. The price for the stock and the volume of shares traded fluctuate widely. Consequently, persons who invest in the common stock may not be able to use their shares as collateral for loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, holders may not be able to resell their shares, or may not be able to sell their shares at or above the price they paid for them.

         THE EXERCISE OR CONVERSION OF OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES COULD RESULT IN POTENTIAL DILUTION AND IMPAIR MARKET PRICE OF OUR COMMON STOCK. As of June 30, 2000, we had outstanding options, warrants, and convertible securities to acquire an aggregate of 8,413,125 shares of common stock. To the extent that the outstanding options, warrants, and convertible securities are exercised or converted, existing shareholders will experience dilution in their percentage ownership. So long as these options, warrants, and convertible securities are exercisable, the holders will have the opportunity to profit from a rise in the price of the common stock. The additional shares of common stock available for sale in the market may have a negative impact on the price and liquidity of the common stock that is currently outstanding.


         ISSUANCE OF PREFERRED STOCK COULD RESULT IN POTENTIAL DILUTION AND COULD IMPAIR OUR ABILITY TO PAY DIVIDENDS ON COMMON STOCK. We are authorized to issue up to 1,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be fixed and determined by our board of directors from time to time. These preferences could operate to the detriment of the rights of the holders of our common stock. For example, preferred stock having a dividend preference could impair our ability to pay dividends on the common stock. Preferred stock having a right to convert into common stock could result in dilution to common stockholders. As of June 30, 2000, 21,216 shares of Series C preferred stock and 19,950 shares of Series D preferred stock were issued and outstanding.

         OPTIONS, WARRANTS, AND CONVERTIBLE SECURITIES MAY HAVE AN ADVERSE IMPACT ON OUR ABILITY TO OBTAIN ADDITIONAL FINANCING THAT COULD RESULT IN REDUCED LEVELS OF OPERATIONS. The holders of such options, warrants, and convertible securities can be expected to exercise them at a time when we would probably be able to obtain additional capital by an offering of its stock at a price higher than the exercise price of these outstanding options, warrants, and convertible securities. This may cause a potential investor to reduce or refuse to provide us with additional financing. This may occur at a time when additional financing may be necessary to sustain current or increased levels of operations. A decrease in operations could result in sustained losses that may have a material effect upon shareholder value.

         SIGNIFICANT INDEBTEDNESS MAY DISRUPT NORMAL OPERATIONS BY REDUCING SALES AND RESULT IN OPERATING Losses. At June 30, 2000, we had liabilities of $12,061,098 as compared to stockholders' equity of $17,744,742. The high level of debt increases our vulnerability if there is a negative economic or industry downturn. Also, if interest rates increase, we may not be able to service the high level of debt. This would require us to decrease the amount of debt, thus reducing the amount of cash available to sustain the current level of sales. Reduced sales may result in operating losses, decreasing shareholder value.

         "PENNY STOCK" RULES MAY LIMIT THE MARKETABILITY OF OUR STOCK RESULTING IN A LOSS OF AN INVESTORS INVESTMENT. Our common stock is subject to SEC rules relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than $5.00 per share or whose tangible net worth is less than $2,000,000. These rules require brokers who sell "penny stocks" to persons other than established customers and "accredited investors" to complete required documentation, make suitability inquiries of investors, and provide investors with specific disclosures concerning the risks of trading in the security. These rules may restrict the ability of brokers to sell the common stock and may reduce the secondary market for the common stock. A limited secondary market may result in a decrease in the shareholder value and/or a partial or total loss of an investor's investment.

         LACK OF GOOD JUDGMENT OR DISHONESTY BY BROKER/AGENTS COULD EXPOSE OUR COMPANY TO SIGNIFICANT LOSSES. Our wholesale used car business requires significant reliance upon the judgment of brokers who act as agents for us because they have the authority to buy or sell a vehicle without the prior approval of our management. Although oversight by management takes place daily, such oversight is after a verbal commitment has been made or a purchase or sale order has been issued. Management reserves the right to disapprove a transaction; however, the independent third party involved in the transaction could claim a legal right binding our company to the purchase or sale. We may be required to complete a transaction, even if it means taking a loss on the purchase or sale. Therefore, lack of good judgment or dishonesty by a broker could result in losses that could have an adverse impact upon shareholder value.

         SALES TO CUSTOMERS WITH POOR CREDIT COULD RESULT IN LOSSES THAT COULD HAVE AN ADVERSE IMPACT UPON SHAREHOLDER VALUE. As part of our regular business we continually are required to make credit decisions on automobile dealers and other wholesalers for which there is limited verifiable financial data. Often we are forced to consider merely the "street reputation" of an independent or franchised dealer when extending credit through the sale of a car. If we exercise poor judgment and extend credit to persons who end up being bad credit risks, we will lose revenues on those sales. A significant amount of bad debt losses will impair our ability to be profitable.

         INABILITY TO OBTAIN ADDITIONAL FINANCING REQUIRED TO EXECUTE OUR BUSINESS PLAN COULD RESULT IN SIGNIFICANT LOSSES AND DECREASE SHAREHOLDER VALUE. We continue to make a growing and significant monetary investment in our Internet presence. Competition on the Internet continues to increase and many potential competitors enjoy significantly better financial strength than our company. We also may expand our land-based operations. We estimate that each new land-based facility will require $500,000 to $1,000,000, approximately 75% of which will be provided by us and 25% provided by the managing brokers. If we are unable to obtain additional long-term capital in the form of equity or debt, and new short-term revolving credit facilities, we may be unable to effectively execute our business plan and possibly suffer a significant financial loss, resulting in a decrease in shareholder value. In addition, as indicated previously, we have obtained loans from our officers, directors, and large shareholders. We believe that in the future, it is unlikely that we will be able to finance our operations from these sources. Moreover, we have entered into an agreement with certain of our large shareholders to repay all of our debt to them by April 1, 2001. This repayment will require quarterly outlays of $569,307 starting July 1, 2000 with the balance of $1,819,500 due on April 1, 2001. We made the required payments to such shareholders on July 1, 2000 and on September 1, 2000.


                                 NOTE TO READERS

         UNLESS THE CONTEXT OTHERWISE REQUIRES, THE TERMS "WE," "OUR," AND "US," REFERS TO AUTOTRADECENTER.COM INC.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         Some of the statements in this prospectus are not historical facts but are forward-looking statements. These forward-looking statements may be identified by the use of terminology such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plans," "project," and similar expressions. These statements involve risks and uncertainties including, but not limited to, those relating to the stage in which we are operating; the lack of revenues; Year 2000 compliance; uncertainty of market acceptance of our services once introduced; competition; effects of government regulation on our services; dependence on key personnel; and market for our shares as well as other factors detailed in "Risk Factors" above and elsewhere in this prospectus and in our other filings with the SEC. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         Our common stock traded over-the-counter on the OTC Bulletin Board from January 29, 1998 to August 2, 1999, and since November 8, 1999. From August 3, 1999 to November 5, 1999, our common stock traded on the "pink sheets". The following table sets forth the range of high and low bid quotations for each fiscal quarter since the stock began trading. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

         FISCAL QUARTER ENDING                                     HIGH BID                LOW BID

         March 31, 1998................................            $ 1.1250                $ 0.0250
         June 30, 1998.................................            $ 1.1250                $ 0.7500
         September 30, 1998............................            $ 1.0625                $ 0.1875
         December 31, 1998.............................            $ 1.6875                $ 0.5000
         March 31, 1999................................            $ 7.7500                $ 1.5625
         June 30, 1999.................................            $ 3.7500                $ 1.8750
         September 30, 1999............................            $ 2.1250                $ 0.6250
         December 31, 1999.............................            $ 2.0000                $ 0.6250
         March 31, 2000................................            $ 7.6250                $ 1.5000
         June 30, 2000.................................            $ 3.2500                $ 1.1000
         September 30, 2000............................            $ 2.6250                $ 0.9375


         On October 16, 2000, the closing price for the common stock was $1.66.

         The number of record holders of common stock as of August 31, 2000 was 86 according to our transfer agent.


         Our common stock is subject to SEC rules relating to "penny stocks," which apply to non-NASDAQ companies whose stock trades at less than $5.00 per share or whose tangible net worth is less than $2,000,000. Prior to the sale of a penny stock recommended by the broker-dealer to a new customer who is not an accredited investor, the broker-dealer must approve the customer's account for transactions in penny stocks in accordance with procedures set forth in the SEC's rules. The broker-dealer must obtain information about the customer's financial situation, investment experience, and investment objectives. Using this information, the broker-dealer must be able to determine that transactions in penny stocks are suitable for this customer and that the customer has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker-dealer must furnish the customer with a written statement setting forth the basis for the broker's determination of suitability. The customer must sign, date, and return the statement to the broker-dealer. In addition, the broker-dealer must obtain a written agreement from the customer to purchase the penny stock that sets forth the identity of the stock and number of shares to be purchased. A separate agreement must be obtained for each penny stock purchased by the customer until he or she becomes an "established customer."

         Holders of shares of common stock are entitled to dividends when, and if, declared by the board of directors out of funds legally available for the payment of dividends. We have never paid any cash dividends on our common stock and intend to retain future earnings, if any, to finance the development and expansion of our business. Our future dividend policy is subject to the discretion of the board of directors and will depend upon a number of factors, including future earnings, capital requirements, and our financial condition.

                             SELECTED FINANCIAL DATA

         The balance sheet and income statement data shown below were derived from our audited financial statements. You should read this data in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," as well as our financial statements and notes thereto, included elsewhere in this prospectus.

BALANCE SHEET DATA:
                                           JUNE 30, 2000      MARCH 31, 2000      MARCH 31, 1999     MARCH 31, 1998
                                            (unaudited)
Current assets                             $   15,132,290      $   15,190,469     $   10,701,308      $    3,893,221
Total assets                               $   29,805,840      $   30,120,351     $   13,077,130      $    3,961,845
Current liabilities                        $   12,061,098      $    9,845,453     $    8,190,443      $    2,687,512
Long-term liabilities                      $           --      $    1,819,500     $    1,975,623      $      534,465
Stockholders' equity                       $   17,744,742      $   18,455,398     $    2,911,064      $      739,868
Working capital                            $    3,071,192      $    5,345,016     $    2,510,865      $    1,205,709

INCOME STATEMENT DATA:
                                                                                                      JULY 10, 1997
                        THREE MONTHS        THREE MONTHS                                               (INCEPTION)
                            ENDED              ENDED         YEAR ENDED MARCH    YEAR ENDED MARCH     THROUGH MARCH
                        JUNE 30, 2000      JUNE 30, 1999         31, 2000            31, 1999           31, 1998
                         (unaudited)        (unaudited)
Net sales               $    2,185,032     $    1,840,823      $  131,861,292     $   97,665,410      $   31,581,117
Income (loss)
  from operations       $     (860,227)    $      157,700      $     (749,400)    $      607,968      $      117,750
Net income
  (loss) before
  taxes                 $   (1,020,655)    $       (8,016)     $   (2,643,787)    $      171,820      $       15,899
Net income
  (loss)                $   (1,020,655)    $       (4,463)     $   (2,587,753)    $      115,241      $       12,384
Earnings (loss)
  Per share             $        (0.03)    $        --         $        (0.12)    $         0.01      $         0.00


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion contains trend information and other forward-looking statements that involve a number of risks and uncertainties. Our actual future results could differ materially from our historical results of operations and those discussed in the forward-looking statements. All period references are from September 22, 1997, commencement of operations, through March 31, 1998 and the years ended March 31, 1999 and 2000; and the respective three-month periods ending June 30, 1999 and 2000.

GENERAL

         The presentation includes a discussion of us with our wholly owned subsidiaries, Auto Network Group of Arizona, Inc., Auto Network Group of New Mexico, Inc., Auto Network Group Northwest, Inc., Auto Network Group of Eastern Pa., Inc., Auto Network Group of San Antonio Ltd., Pinnacle Dealer Services, Inc., NDSCo.com, Inc., AutoTradeCenter Remarketing Services, Inc. formerly Walden Remarketing Services, Inc., and BusinessTradeCenter.com Inc.

         As a result of the acquisition of our subsidiaries, as further described in the following paragraphs, the trend information should be carefully read and evaluated.

OVERVIEW

         We began operations on September 22, 1997 and completed our first fiscal year on March 31, 1998. During this period of time the founders were involved in the normal activities associated with any start up venture. Management focused its activities on hiring and training personnel, developing accounting and management systems and controls, and expanding our operations into different markets. On June 1, 1998, we opened the office and warehouse facility in Albuquerque, New Mexico. Pinnacle Dealer Services, Inc. was acquired in August 1998. Pinnacle Dealer Services, Inc. provides to our dealer network, through third party financing arrangements, financing for the purchase of vehicles that are purchased by dealers from us. Making financing available to dealers has the effect of increasing sales and cash flow without exposing us to any financing risks. These dealers, who are independent of our company, are obligated to the third party for any financing extended to them. The third party has the risk of making the loans. On July 20, 1999, we opened our office and warehouse facility in Bend, Oregon. On April 1, 2000, we began operations in the Philadelphia, Pennsylvania area, with the incorporation of Auto Network Group of Eastern Pa., Inc. At the same time, we began operations in San Antonio, Texas, with the establishment of Auto Group of San Antonio Ltd., a Texas limited partnership. In each of these transactions, we entered into a management consulting agreement with the individual or entity responsible for managing each respective operation. Under these agreements, certain of our common shares have been issued to such managers, subject to forfeiture based on both future earnings levels and continuity of management. In addition, options to acquire additional common shares can be earned by management based on future performance. As part of our agreements certain of these managers have contributed debt subordinate to our interest to each operation to help provide liquidity and protect us from the first losses, if any, sustained by these operations. On August 2, 2000, we formed a new wholly owned subsidiary, Auto Network Group of Denver, Inc., and leased a facility in Denver, Colorado. We anticipate that Auto Network Group of Denver, Inc. will allow us to increase our presence in this area resulting in additional revenue and income.


         In January 1999, we announced the development of our Internet site WWW.AUTOTRADECENTER.COM. Our now wholly-owned subsidiary, BusinessTradeCenter.com, owns and operates the site development and technology for the site. The start-up costs for the development of the site were not material, since the prior minority owner of BusinessTradeCenter.com contributed the technology for the site design for its ownership interest. Through April 30, 2000, no revenues had been generated from the operations of this site. However, effective February 1, 2000, a new web site powered by our technology began generating revenue. Access to this web site is limited to American Honda Finance Corporation and its dealer base. Our remarketing agreement with Honda Finance Corporation gives us an exclusive contract to remarket, over the Internet, all of Honda's off-lease vehicles for two years. The Honda web site became operational in all Honda and Acura dealerships by June 15, 2000 upon completion of a phase in period beginning April 2000. The opportunity to enter into the agreement with American Honda Finance Corporation and others resulted directly from our acquisition of Walden Remarketing Services on March 31, 1999. Walden Remarketing Services is now known as AutoTradeCenter Remarketing Services. We have also signed a letter of intent with Suzuki to develop a pilot program, similar to the program developed for Honda, utilizing our Internet technology systems and procedures to remarket their program vehicles to dealers. The Suzuki pilot program began in September 2000 with the remarketing of five vehicles.


         In December 1999, we introduced our second Internet site, WWW.TRADEINCARSONLINE.COM, which has been designed to facilitate the Internet car buying process by providing a firm bid on trade-ins. We initiated a pilot program in Arizona in May 2000 and continue to develop software and content. If successful, we intend to provide this service to customers nationally. As part of this program, we have entered into a strategic alliance with WWW.AUTOBYTEL.COM, an Internet company that sells new cars on line. Our letter of intent with Autobytel.com calls for us to make a firm bid on trade-ins from their prospective customers. If we are successful in acquiring cars through this program we intend to wholesale such cars either through our land-based operations (Auto Network Group) or over the Internet to our dealer network. Until we have executed an agreement with Autobytel.com Inc., our letter of intent with them is not binding on either party. In addition, we are currently discussing a similar program with another on-line new car-buying service.

RESULTS OF OPERATIONS

         INTERIM PERIOD ENDING JUNE 30, 2000. Net (loss) was $(1,020,655) or $(0.03) per share for the three months ended June 30, 2000 as compared to a net loss of $(4,463) or ($ nil per share) for the three months ended June 30, 1999.


         For the quarter ended June 30, 2000, we reported consolidated net sales of $39,466,631 as compared to sales of $34,295,436 for the quarter ended June 30, 1999.


         For the first quarter of 2000 we are reporting our results of operations in two segments: Land Based and Internet:


                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                CONSOLIDATED INCOME STATEMENT - SEGMENT REPORTING
                                                            FOR THE THREE MONTHS ENDED JUNE 30, 2000
                                                       ---------------------------------------------------
                                                          LAND BASED        INTERNET             TOTAL
                                                         ------------      ----------         ------------
        Net sales                                        $39,275,181       $ 191,450          $39,466,631
        Cost of sales                                     37,281,599             -             37,281,599
                                                         ------------      ----------         ------------
          Gross profit                                     1,993,582         191,450            2,185,032
                                                         ------------      ----------         ------------
        Operating expenses:
          Selling                                          1,414,403         127,906            1,542,309
          General and administrative                         412,805         207,399              620,204
          Depreciation and amortization                       18,425          33,093               51,518
                                                         ------------      ----------         ------------
            Total operating expenses                       1,845,633         368,398            2,214,031
                                                         ------------      ----------         ------------
        Income (loss) from operations                        147,949        (176,948)             (28,999)
                                                         ------------      ----------         ------------
        Other income (expense):
          Miscellaneous                                       12,777             -                 12,777
          Interest expense                                  (209,227)            -               (209,227)
                                                         ------------      ----------         ------------
            Total other income (expense) - net              (196,450)            -               (196,450)
                                                         ------------      ----------         ------------
        Income (loss) before Corporate expenses          $   (48,501)      $(176,948)         $  (225,449)
                                                         ------------      ----------         ------------
        Corporate
          Salary                                                                                  192,571
          Other                                                                                   190,194
          Depreciation and amortization                                                           412,441
                                                                                              ------------
            Net Corporate expenses                                                                795,206
                                                                                              ------------
        Income (loss) before income taxes                                                     $(1,020,655)
                                                                                              ============

LAND BASED OPERATIONS

         The following tables present sales; cost of sales, and profit analysis for the three-month periods ended June 30, 1999 and 2000.

             THREE MONTHS ENDED JUNE 30, 1999
                            SALES                                    COST OF SALES   PROFIT ANALYSIS
                            ------------------                       -----------------------------------------------------
                                 Amount         Number     Average        Amount         Gross       Gross      Gross
                                               of cars      sales                       profit      profit   profit as a
                                                 sold       price                                   per car   percent of
                                                                                                                sales
                            ----------------------------------------------------------------------------------------------
             Scottsdale      $26,421,719        1,477       $17,889    $25,321,898    $1,099,821      745        4.16%
             New Mexico        7,773,393          642        12,108      7,232,716       540,677      842        6.96%
                            ----------------------------------------------------------------------------------------------
                             $34,195,112        2,119       $16,137    $32,554,614    $1,640,498      774        4.80%
                            ==============================================================================================

             THREE MONTHS ENDED JUNE 30, 2000
                            SALES                                    COST OF SALES   PROFIT ANALYSIS
                            ------------------                       -----------------------------------------------------
                            Amount            Number     Average     Amount          Gross        Gross      Gross
                                              of cars    sales                       profit       profit     profit as a
                                              sold       price                                    per car    percent of
                                                                                                             sales
                            ----------------------------------------------------------------------------------------------
             Scottsdale      $19,374,071        1,109       $17,470    $18,608,815    $  765,256      690        3.95%
             New Mexico        8,647,249          747        11,576      8,200,279       446,970      598        5.17%
             Oregon            4,879,627          351        13,902      4,525,302       354,325    1,009        7.26%
             San Antonio       5,487,372          443        12,387      5,120,784       366,588      828        6.68%
             Pennsylvania        886,862          154         5,759        826,419        60,442      392        6.82%
                            ----------------------------------------------------------------------------------------------
             Total           $39,275,181        2,804        14,007    $37,281,599    $1,993,582      711        5.08%
                            ==============================================================================================


         Operating income from our land based operations for the first quarter of 2000, as compared to the first quarter of 1999, were positively affected by profitable operations in our San Antonio and Oregon subsidiaries, and adversely affected by negative results in Pennsylvania, New Mexico and Arizona. Our operating loss in Pennsylvania was anticipated, as it is a start up venture. New Mexico's results of operations reflected a sharp decline in gross margins for the quarter as shown in the above table. We initiated remedial action during the first quarter of 2000 that already is showing positive results. Arizona's decline in sales and gross margins substantially is due to the termination of work for hire agreements with two high volume brokers. Our Arizona subsidiary has not replaced these brokers and has not been able to reduce sufficiently its fixed costs of operations to offset the decline in gross profit previously generated by these individuals. Offsetting the loss in sales and gross margins, we did not increase our allowances for doubtful accounts or increase reserves to reduce inventory to net-realizable value as the previously established allowances and reserves adequately valued these assets at June 30, 2000. A substantial portion of the allowance for losses and reserves established by us in the fiscal year ended March 31, 2000 was directly related to inventory acquired by and sales booked by these same brokers.

         As of September 30, 2000, we have decided to close our operations in Pennsylvania since certain performance obligations by the local management were not met. We anticipate that closing this operation will result in a loss, the extent of which is not determinable at this time.


         Gross profit as a percent of sales was 5.08 % for the quarter ended June 30, 2000, as compared to 4.80% for the quarter ended June 30, 1999. Higher margins earned by our Oregon, San Antonio and Pennsylvania land based operations more than offset lower margins from our Arizona and New Mexico operations. Average gross profit per car sold declined from $774 in the first quarter of 1999 to $711 in the first quarter of 2,000. The decline was due to increased sales, at a lower profit per car sold, from operations outside of Arizona as a percent of total sales.



         Total operating expenses before depreciation and amortization were $1,827,208 for the three months ended June 30, 2000 as compared to $1,596,872 in 1999.



         For the quarter ended June 30, 2000 we adopted, for the first time, segment accounting to report the results of operations from our land based business separately from our Internet operations. In the first quarter of 1999, all corporate overhead was included in operating expenses of our land-based operations, our only revenue source and single segment. In the first quarter of 2000, as we began to earn revenue from our Internet operations, we charged direct operating expenses to land based and Internet operations respectively. Expenses not directly related to these revenue-producing segments are considered corporate overhead and deducted from income (loss) from operations generated by our operating segments.



         General and administrative expenses directly allocated to our land based operations during the first quarter of 2000 were $412,805 as compared to $343,978 during the first quarter of 1999. The increase in general and administrative expenses related to increased salaries and greater expenses due to changing our accounting system to better control our operations.



         Selling expenses were $1,414,403 for the quarter ended June 30, 2000 as compared to $1,252,894 for the same period last year. The increase in selling expense to 3.6% of revenue in the current quarter from 3.3% during the same quarter last year primarily is due to our increased sales volume outside of Arizona. Arizona selling expense, as a percent of sales price, is lower than those in our other operations primarily due to the higher sales price per car sold in Arizona as compared to our other land based subsidiaries.



         Interest expense was $209,227 for the quarter ending June 30, 2000 as compared to $191,783 for the quarter ended June 30, 1999. 2000. Funds obtained from borrowings are used to finance our accounts receivable and inventory in our land-based operations. The effective annualized rate of interest was approximately 11% for both periods.



INTERNET OPERATIONS

         Net sales from our Internet operations were $191,450 for the three months ended June 30, 2000. Substantially all of this revenue was earned from our contract with American Honda Finance Corporation. The first Honda and Acura vehicles were listed on our site in April 2000, available only to dealers in California. By June 15, 2000, all Honda and Acura dealers in the United States were utilizing the Honda remarketing Internet site to acquire off-lease vehicles. We marketed approximately 4,500 vehicles during the quarter. In July 2000, the first month that all dealers were on-line for the entire month, we sold over 2,500 vehicles and received revenue in excess of $87,000.



         Operating expenses for our Internet segment include salaries for management, sales, marketing and our call-center. We maintain a call-center to better serve all Honda and Acura Dealers 24 hours per day, 7 days per week. General and administrative expenses include over $45,000 for hosting and maintaining our Honda Web site. We also spent approximately $50,000 for travel and other costs related to marketing and promotion. The balance of operating expenses is made up of normal business expenses. Depreciation primarily is from computer equipment required to run our Internet sites as well as office furniture and equipment.

CORPORATE EXPENSES

         Corporate expenses primarily are made up of executive salaries and related costs, including executive travel, professional fees including, among others, legal fees and audit fees, and other professional services related to public relations and capital accumulation.



         In addition to depreciation and amortization allocated directly to our Land Based and Internet segments, depreciation and amortization for the quarter ended June 30, 2000, included in corporate expense, totaled $412,441, as compared to total depreciation and amortization for the three-month period ended June 30, 1999 of $86,251. The substantial increase in depreciation and amortization primarily is due to amortization of goodwill resulting from our acquisitions during our fiscal year ended March 31, 2000 of NDSCo ($67,635), the minority interest in BTC ($257,044), and ANET-NW ($4,835). As a result of these acquisitions, intangible assets-net increased to $13,144,602 at June 30, 2000 from $2,137,100 at June 30, 1999.





















         FISCAL YEARS ENDING MARCH 31, 2000, 1999 AND 1998. Income (loss) from operations was $117,750 from inception through March 31, 1998, $607,968 for the year ended March 31, 1999, and $(749,400) for the year ended March 31, 2000; net income (loss) for these periods was $12,384, $115,241 and $(2,587,753), respectively.



         For the year ended March 31, 2000, we reported consolidated sales of $131,861,292, as compared to sales of $97,665,410 for the year ended March 31, 1999 and sales of $31,581,117 for the period ended March 31, 1998 The increase in sales in the fiscal year ended March 31, 2000 is due to: (1) the inclusion of twelve months operations of our land based operations in New Mexico that began operations in June of 1998; (2) the acquisition of our land based operations in Oregon in July of 1999; and (3) an increase in the number of wholesale brokers in Arizona. New Mexico and Oregon operations contributed $35,552,221 and $12,437,087 to consolidated revenues, respectively, in the fiscal year ended March 31, 2000, as compared to $18,088,097 and none, respectively, in our fiscal year ended March 31, 1999. Sales in Arizona increased 6% to $84,570,897 for the fiscal year ended March 31, 2000 as compared to $79,871,040 in the same period in 1999. Sales for the period ended March 31, 1998 all were from Arizona.



         The number of vehicles sold for the year ended March 31, 2000 was 8,922 compared to 6,507 units for the fiscal year ended March 31, 1999 and 1,862 for the period ended March 31, 1998. The average price per vehicle sold ($16,460 in Arizona, $11,827 in New Mexico, and $15,986 in Oregon) has remained relatively constant. We currently have approximately 300 to 350 vehicles on hand at any given point in time.



         We realized a gross profit margin of 4.1% for the period ended March 31, 1998, 4.4% for the year ended March 31, 1999, and 4.6% for the fiscal year ended March 31, 2000. The positive change in the gross profit percentage for the most recent periods compared to the prior periods presented is attributable to the increase of $25.00 we made effective January 1, 1999 to the fee retained on the sale of each vehicle for certain brokers as well as a new revenue sharing program for other brokers wherein profits and losses are split between us and the broker. Management does not anticipate that this gross margin will change significantly in the near term.



         Total operating expenses were $1,183,120 for the period ending March 31, 1998, and $3,668,606 for the year ended March 31, 1999, and $6,840,557 for the year ended March 31, 2000, resulting in income (loss) from operations of $117,750, $607,968, and $(749,400), respectively. One major factor contributing to the increase in the operating expenses for all periods presented is the increase in selling expense, which are primarily commissions paid to brokers. Selling expenses were $905,303 for the period ending March 31, 1998, $2,772,192 for the year ended March 31, 1999, and $4,084,987 for the year ended March 31, 2000. As a percent of sales, selling expense in Arizona was approximately 1.6% of sales as compared to approximately 5% in New Mexico and Oregon. The variance primarily is due to differences in computing compensation for brokers in Arizona as compared to New Mexico and Oregon. In Arizona certain brokers' earnings are divided between the broker and us based on a predetermined ratio. In New Mexico and Oregon, brokers pay us a fixed fee per car sold irrespective of the gross profit earned on the sale. General and administrative expenses were $274,388 for the period ended March 31, 1998, $868,556 for the year ended March 31, 1999, and $2,397,342 for the year ended March 31, 2000. General and administrative expenses of $2,397,342 were approximately 1.8% of revenues as compared to prior years during which general and administrative expenses were approximately 1% of revenues. The increase in general and administrative expenses, in addition to the increase resulting for our expanded operations, primarily is attributable to expenses incurred in the development of our web site, unusual one-time costs associated with our registration process, costs associated with our capital raising efforts, enhancements of our accounting and management information systems, and costs associated with the hiring and training of personnel. Subsequent to the year-end, additional personnel were added to our payroll as well as additional office facilities, equipment, and computer hardware and software.



         We also increased our allowance for doubtful accounts by $1,045,970 as more fully described in note B of our financial statements for the year ended March 31, 2000. The allowance primarily was needed to offset negative balances from the accounts of five used car brokers, four of whom are no longer with us. Bad debt losses attributable to these brokers is estimated to be $800,000. An additional $150,000 in potential charge-offs are from a broker currently providing services to us and are related to transactions between such broker and one of the former brokers discussed previously. Approximately $100,000 relates to other brokers, some of whom are no longer with us. The losses were incurred in transactions primarily in 1999 and the first quarter of 2000. Despite all efforts to collect the accounts receivable from these brokers, management subsequent to year end, determined that a substantial part of these balances was uncollectible. Accordingly management believed it was appropriate to establish the reserve effective March 31, 2000. New policies and controls instituted by management subsequent to the end of our fiscal year should minimize bad debt expense, however, it is possible than not-withstanding these new policies and controls we may suffer significant bad debt losses in the future.






         Interest expense was $114,404 for the period ending March 31, 1998, $416,779 for the year ended March 31, 1999, and $950,550 for the year ended March 31, 2000. The dollar increase is attributable to the significant increase in the amount of borrowings that increased from $1,213,000 at March 31, 1998 to $5,440,946 at March 31, 1999, and to $7,018,046 at March 31, 2000. The
additional borrowings primarily were used to finance our accounts receivable and inventory. The effective annualized rate of interest was approximately 11% for all periods presented.



         Depreciation and amortization increased from $3,429 for the period ended March 31, 1998 to $27,858 for the fiscal year ended March 31, 1999 to $358,228 for the fiscal year ended March 31, 2000. The significant increase in depreciation to $101,487 for the fiscal year ended March 31, 2000 is due to purchases of property and equipment required to expand our land based operations, improve our internal reporting and communications and to initiate our e-commerce business with Honda and others. Amortization increased to $256,741 for the fiscal year ended March 31, 2000 from $3,212 for the fiscal year ended March 31, 1999 and $152 for the period ended March 31, 1998, as a result of our increase in intangible assets from $14,676 at March 31, 1998 to $2,207,378 at March 31, 1999 to $13,506,484 at March 31, 2000. The increase in intangible assets, primarily relating to purchased goodwill during the fiscal year ended March 31, 1999, resulted from our acquisitions of ANET-NM, Pinnacle Dealer Services, Inc., and Walden Remarketing. During the fiscal year ended March 31, 2000, increases in goodwill resulted from our acquisitions of NDSCo, the minority interest in BTC, and ANET-NW. Depreciation and amortization for the fiscal year ended March 31, 2001 based on carrying values of tangible property and equipment and intangible assets will be $470,684 and $1,374,695 respectively.


FLUCTUATIONS IN OPERATING RESULTS

         We have had limited experience to determine if our operations will be subjected to major fluctuations or trends. Historically, the used car market has remained relatively stable as an industry. Industry projections over the next few years indicate there will be an upward trend in used car sales; however, there can be no assurance that our sales will parallel industry projections or that industry projections will materialize.

FINANCIAL CONDITION

         JUNE 30, 2000. The following table sets out assets used by our operating and corporate segments:


                         AUTOTRADECENTER.COM
                         ASSETS USED BY BUSINESS SEGMENTS
                         6/30/2000
                                        LAND BASED      INTERNET         CORPORATE           TOTAL
                                     --------------------------------------------------------------------
             Current Assets             $15,110,013     $ 22,277                            $15,132,290

             Fixed Assets                 1,201,737      327,211                              1,528,948

             Intangibles and other                           604          13,143,998         13,144,602
                                     --------------------------------------------------------------------
             Total                      $16,311,750     $ 350,092       $ 13,143,998        $29,805,840
                                     ====================================================================



         Total assets decreased by $314,511 to $29,805,840 at June 30, 2000 as compared to $30,120,351 at March 31, 2000. Total liabilities increased by $396,144 to $12,061,09 at June 30, 2000 from $11,664,953 at March 31, 2000. We do not consider either of these changes unusual or significant.



         During June of 2000 holders of $750,000 and $1,125,000 of our series C and series D convertible preferred shares (7,500 and 11,250 respectively) elected to convert such shares to common shares. Based on the formulae contained in the terms of the preferred shares we will issue 1,925,678 shares of common stock during the second calendar quarter of the fiscal year ending March 31, 2001. Since these shareholders made a firm election to convert their preferred shares prior to June 30, 2000, our financial statements have been prepared giving effect to such conversion. In July of 2000, other holders of 700 and 1,050 shares of our series C and D convertible stock, respectively, have elected to convert their shares into 176,371 common shares.



         MARCH 31, 2000. ASSETS. Total assets were $30,120,351 at March 31, 2000, an increase of $17,043,221 from total assets of $13,077,130 at March 31, 1999. A substantial amount of this increase is reflected in net intangible assets that increased from $2,207,378 at March 31, 1999 to $13,506,484 at March 31, 2000. The increase is due to our acquisitions of other entities for shares of our common stock and other consideration described below.



     o   AUTO NETWORK GROUP NORTHWEST, INC. ("ANET-NW")



         On July 20, 1999, we entered into an exchange of common stock agreement with ANET-NW. In consideration for the stock which we received from ANET-NW, we issued ANET-NW a total of 500,000 restricted shares of our common stock, valued at $1.50 per share, which are subject to forfeiture if certain conditions were not met:



         (1) 83,333 shares are subject to forfeiture if ANET-NW pre-tax earnings as of March 31, 2000 are less than $30,000, with a pro-rata amount of shares to be released and the balance forfeited if pre-tax earnings are between $30,000 and $50,000, and a full release of shares if pre-tax earnings exceed $50,000;



         (2) 166,667 shares are subject to forfeiture if ANET-NW pre-tax earnings as of March 31, 2001 are less than $50,000, with a pro-rata amount of shares to be released and the balance forfeited if pre-tax earnings are between $50,000 and $100,000, and a full release of shares if pre-tax earnings exceed $100,000; and



         (3) 250,000 are subject to forfeiture if ANET-NW pre-tax earnings are less than $75,000, with a pro-rata amount of shares to be released and the balance forfeited if pre-tax earnings are between $75,000 and $150,000, and a full release of shares if pre-tax earnings exceed $150,000.

In addition, we agreed to grant stock options to the former owners of ANET-NW at the rate of 5 options for every $1.00 of pre-tax earnings of ANET-NW in excess of $50,000 for the period ending March 31, 2000, $100,000 for the year ended March 31, 2001, and $150,000 for the year ended March 31, 2002. The options are exercisable for 3 years from date of grant at the bid price of our common stock as of April 1, 2000, 2001, or 2002, respectively.



         For the period ended March 31, 2000, ANET-NW had pre-tax earnings of $41,721, resulting in ANET-NW earning 69,535 shares. The goodwill purchased of $193,391 is being amortized on a straight-line basis over 10 years.



     o   NATIONAL DEALER SERVICES CO. ("NDSCO")

         On March 1, 2000, we acquired NDSCo by issuing to its shareholders a total of 1,100,000 restricted shares of common stock, valued at $2.55 per share, in exchange for the outstanding NDSCo shares. The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $2,039,123 and is being amortized on a straight-line basis over 10 years.



     o AUTOTRADECENTER REMARKETING SERVICES & WALDEN REMARKETING SERVICES, INC. ("WALDEN REMARKETING")



         On March 31, 1999, we acquired Walden Remarketing by issuing to its shareholders a total of 2,050,000 restricted shares of common stock, cash of $125,000, and a promissory note in the principal amount of $425,000. We valued the common stock at its estimated fair market value of $0.71 per share for a total of $1,450,000. The promissory note accrued interest at the rate of 12% per annum and required us to make 18 equal monthly payments of principal and interest beginning May 1, 1999. At December 31, 1999, we converted the remaining principal balance of the note ($314,475) into 314,475 shares of common stock. The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $1,985,383 and is being amortized on a straight-line basis over 10 years.



     o   BUSINESS TRADECENTER.COM INC. ("BTC")



         On January 7, 1999, we incorporated BTC in Arizona to facilitate the buying and selling of vehicles at wholesale between dealers on the Internet. BTC has developed the technology and systems necessary to make our inventory, as well as the inventory of member dealers, available for purchase and sale on our Internet site. On March 23, 2000, we acquired the remaining 45% minority interest of BTC by issuing 5,000,000 shares of common stock, valued at $1.88 per share, which represented management's estimate of the fair market value of the common stock on that date, and paying off a convertible $200,000 note. The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $9,374,550 and is being amortized on a straight-line basis over 10 years.



         The increase in total assets also reflects the growth we have experienced through the deployment of the capital and debt raised from outside investors.



         LIABILITIES. Total liabilities increased from $10,166,066 at March 31, 1999 to a consolidated total of $11,664,953 at March 31, 2000. This increase primarily is attributable to our increases in business and revenues.



         STOCKHOLDERS' EQUITY. Stockholders' equity increased from $2,911,064 at March 31, 1999 to a consolidated balance of $18,455,398 at March 31, 2000. The increase is attributable to: $4,766,341 of net proceeds from the sale in a private placement of our Series C and series D preferred shares; $9,375,000 from the issuance of common shares to acquire the minority interest in a subsidiary
(BTC); $2,801,590 from the issuance of common shares to acquire a wholly owned subsidiary (NDSCo.); $250,000 of net proceeds from the sale of common stock as a result of exercise of options and warrants; the issuance of common stock valued at $193,401 in connection with the acquisition of our Northwest subsidiary; $80,000 in common shares issued for software development; $314,475 relating to a conversion of debt to equity; and $351,280 for the fair value of stock options granted. These increases were offset by our net loss for the year of $2,587,753.



         During February 2000 we issued 20,800 shares of Series C preferred stock ("Series C") for $2,080,000. Each share of Series C preferred stock is convertible, at the option of the holder, at any time, into 80 shares of Common Stock of the Corporation, which is based on the initial conversion price of $1.25. We assigned an intrinsic value of $1,697,280 to this conversion feature. As a result, a constructive dividend in this amount was charged to retained earnings with a corresponding increase in common stock. Each share of Series C preferred stock is entitled to a $100 liquidation preference over common stockholders. The Series C preferred stock is non-voting. We have the right and option upon notice to the holders of the Series C preferred stock to call, redeem, and acquire any or all of the shares of Series C preferred stock at a price equal to $110.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series C preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series C preferred stock.



         During February 2000 we issued 31,200 shares of Series D preferred stock ("Series D") for $3,120,000. Each share of Series D preferred stock is convertible, at the option of the holder, at any time, into shares of Common Stock of the Corporation equal to $100.00 divided by the conversion price which shall be equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion. The maximum conversion price shall be $4.00 per share. We assigned an intrinsic value of $1,680,000 to this conversion feature. As a result, a constructive dividend in this amount was charged to retained earnings with a corresponding increase in common stock. Each share of Series D preferred stock is entitled to a $100 liquidation preference over common stockholders. The Series D preferred stock is non-voting. We have the right and option upon notice to the holders of the Series D preferred stock to call, redeem, and acquire any or all of the shares of Series D preferred stock at a price equal to $110.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series D preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series D preferred stock in accordance with the terms described above.


         MARCH 31, 1999 AND 1998. Total assets increased from $3,961,845 at March 31, 1998, to a consolidated total of $13,077,130 at March 31, 1999. Total assets for our company at March 31, 1999, without our subsidiaries, increased from $3,961,845 at March 31, 1998 to $11,331,249 at March 31, 1999. This
increase reflects the growth we have experienced through the deployment of the capital and debt raised from outside investors.

         Total liabilities increased from $3,221,977 at March 31, 1998 to a consolidated total of $10,166,066 at March 31, 1999. The increase attributable to all subsidiaries was $1,672,628 at March 31, 1999, with the remaining balance of the increase due to short-term debt financing.

         Stockholders' equity increased from $739,868 at March 31, 1998 to a consolidated balance of $2,911,064 at March 31, 1999. We attribute the increase at March 31, 1999 to earnings of $115,241 generated during the year ended March 31, 1999, $372,037 of net proceeds from the sale of preferred stock, the issuance of common stock valued at $1,604,480 of goodwill in connection with the acquisition of our subsidiaries, and $79,438 which was the fair value of stock options granted for the year.

LIQUIDITY AND CAPITAL RESOURCES


         JUNE 30, 2000. Working capital (current assets minus current liabilities) decreased during the three months ended June 30, 2000 by $2,273,824. At June 30, 2000 working capital was $3,071,192 as compared to $5,345,016 at March 31, 2000. A substantial amount of this decrease is due to the reclassification of $1,819,500 of long-term debt to short-term debt as the maturity date for such debt is less than twelve months as of June 30, 2000



         We used $1,465,115 of cash to support our operating activities for the quarter ended June 30, 2000, as compared to $1,864,936 for the quarter ended June 30, 1999. The major components contributing to the use of cash funds for operations for the quarter ended June 30, 2000, other than our net loss for the period of $1,020,655 reduced by $463,960 for depreciation and amortization, were the increase in accounts receivable of $1,191,082 and the increase in inventory of $834,273, less the increase in accounts payable of $1,150,106. Other changes in current assets and liabilities resulted in a further use of cash of $33,171. Accounts receivable, inventories, and accounts payable increased primarily due to the expansion of our land based operations to San Antonio and Pennsylvania. For the period ending June 30, 1999, accounts receivable increased $1,030,066, inventories increased $227,016, and prepaid expenses and other current assets decreased $46,481. An additional use of cash was the decrease in accounts payable of $643,161. The changes in these assets and liabilities primarily resulted from our business expansion in Arizona and our initiation of operations in New Mexico.



         Our investing activities for the three months ended June 30, 2000 and 1999 required a use of cash of $225,670 and $44,688, respectively. For the quarter ended June 30, 2000, our investing activities comprised solely of the purchase of property and equipment. Property and equipment acquired in the quarter ended June 30, 2000 primarily were computer hardware and software required for business expansion and our e-commerce and Internet operations. During the quarter ended June 30, 1999 we added $44,688 of furniture and equipment net of dispositions.



         We supported the cash needs for the quarter ended June 30, 2000 by net borrowings of $425,278 and proceeds from the issuance of common stock of $10,000. For the quarter ended June 30, 1999 cash needs were supplied by net borrowings of $1,674,303 and the issuance of common stock of $200,000.



         The model for expansion into other markets and the opening of other facilities requires the independent wholesale broker in the new location to subordinate debt to the funds infused into the operations by us. This provides the new location with additional working capital to expand sales volume. We estimate that each new operation will require between $500,000 and $1,000,000 in capital to support inventory and receivable levels. We anticipate that the independent wholesale broker will contribute approximately 25% of such funds in the form of subordinated debt.



         On March 26, 1999, we obtained a $3,000,000 revolving line of credit with Wells Fargo Business Credit, Inc. that provided sufficient short-term liquidity and capital to implement our business plan, including providing for the expansion into other markets. The note that evidences this obligation to Wells Fargo Business Credit bears interest at 1.5% over prime and has been extended from its original due date of March 31, 2000 to June 30, 2000, and subsequently to November 30, 2000. The amount outstanding on our revolving line of credit at June 30, 2000 and was $1,783,414. At March 31, 2000 our bank line of credit was $1,112,418. We intend to renegotiate or replace this credit facility by November 30, 2000.



         Total debt at June 30, 2000 was $6,272,768. $4,489,354 of this debt is due to former officers and directors, shareholders and related parties and is due in various installments through March 31, 2001. At March 31, 2000 total long and short-term debt was $7,018,046. During the quarter ended June 30, 2000, repayments of debt due to former officers, directors, and shareholders other than notes payable directly by certain land-based subsidiaries was $569,307. In addition a note payable to a former officer, director, and shareholder of $300,000 was converted into equity through the issuance of common shares.



         To address our long-term liquidity needs, we must obtain additional equity financing and/or additional credit facilities that are greater than one year in duration. If we are unable to renegotiate or replace our notes and credit lines and/or we are not successful in our planned equity raising activities, we will be required to reduce the amount of vehicle purchases. If we take this action, it will cause a reduction in our sales that could result in unanticipated losses.

















         MARCH 31, 2000 AND 1999. We used $2,371,839 of cash to support our operating activities for the fiscal year ended March 31, 2000, as compared to $3,695,046 for the fiscal year ended March 31, 1999 The major components contributing to the use of cash funds for operations for the fiscal year ended March 31, 2000, other than our net loss for the year of $2,587,753, reduced by $709,508 for depreciation and amortization and stock options issued for services, were the increase in accounts receivable of $779,921 (net of allowance for doubtful accounts) and decrease in accounts payable, accrued liabilities, and deferred income taxes totaling $118,454. The increase in accounts receivable was the result of increased sales from expanded operations in New Mexico, opening a facility in Oregon and increasing revenue in Arizona. These increases were offset by decreases in inventory of $379,866 and in prepaid expenses of $ 24,915. Total inventory declined due to better controls over operations instituted by management. For the period ending March 31, 1999, accounts receivable increased $3,492,114 (net of allowance for doubtful accounts), inventories increased $2,845,459, and prepaid expenses and other current assets decreased $70,906. These increases were offset by an increase in accounts payable of $2,448,261 and accrued liabilities of $95,445. Increases in these assets and liabilities resulted from our business expansion in Arizona our and our initiation of operations in New Mexico.

         Our investing activities for the fiscal years ended March 31, 2000 and 1999 required a use of cash of $473,837 and $182,185, respectively. For the fiscal year ended March 31, 2000, our investing activities comprised primarily of the purchase of property and equipment for $536,512, less proceeds from sales of property and equipment of $62,675. Property and equipment acquired in the fiscal year ended March 31, 2000 primarily were computer hardware and software required for business expansion and our e-commerce and Internet operations.


         For the fiscal year ended March 31, 1999 $158,287 was expended for property and equipment and $56,277 was sold. In addition $80,175 was used for investment and acquisitions.


         We supported the cash needs identified above by net borrowings of $1,887,321 and proceeds from the issuance of convertible preferred stock and common stock of $4,766,341 and $250,000, respectfully, for the fiscal year ended March 31, 2000. For the fiscal year ended March 31, 1999 cash needs were supplied by net borrowings of $2,586,033 and the issuance of long-term debt and convertible preferred stock for $1,216,913 and $372,037 respectfully.


         MARCH 31, 1999 AND 1998. We used $3,695,046 of cash to support our operating activities for the year ended March 31, 1999, as compared to $1,881,132 for the period ended March 31, 1998. The major components contributing to the use of cash funds for operations for the year ended March 31, 1999 was the increase in accounts receivable of $3,492,114 (net of allowance for doubtful accounts) and inventory of $2,845,459. These increases were offset by a corresponding increase in account payable of $2,448,261. For the period ending March 31, 1998 accounts receivable increased $1,705,323 and inventories $2,182,898. Once again, these increases were offset by an increase in accounts payable of $1,916,020.

         Our investing activities for the year ended March 31, 1999 and the period ended March 31, 1998 required a use of cash of $182,185 and $59,353, respectively. For the year ended March 31, 1999, our investing activities were limited to the purchase of property and equipment of $158,287, sale of property and equipment of $56,277, investments in other assets of $605, and cash paid for acquisitions of $79,570. For the period ended March 31, 1998, $57,225 was expended for property and equipment and $2,128 for investments made in other assets.

         We supported the cash needs identified above by receiving cash from net borrowings of $2,586,033, proceeds from issuance of long-term debt of $1,216,913 and proceeds from the issuance of preferred stock of $372,037 for the year ended March 31, 1999. For the period ending March 31, 1998, our cash needs were supplied by the net borrowings of $832,000, proceeds from long-term debt of $381,000, and issuance of preferred and common stock totaling $727,485.

















ANTICIPATED TRENDS


         Management anticipates that the current level of sales will increase during our fiscal year ending March 2001. The expected sales increase is attributable to the expansion of our wholesale operations into the San Antonio, Texas, and Philadelphia, Pennsylvania, markets as of April 1, 2000, and our expansion into the Denver market as of August 2, 2000. As of September 30, 2000, we decided to close our operations in Pennsylvania since certain performance obligations by the local management were not met. We anticipate that closing this operation will result in a loss, the extent of which is not determinable at this time. In addition to our wholesale operation expansion efforts, our agreement with American Honda Finance Corporation will generate greater revenues than earned during our first quarter of 2000 and our pilot program with American Suzuki Motor Corporation began generating revenue in September 2000. Results, to date, of our Honda re-marketing agreement are presented in the discussion regarding our Internet operations. We anticipate a greater number of car sales on our Internet sites resulting in increased revenues in the months to come as a larger number of vehicles are coming off lease and will be available to all Honda and Acura dealers in the United States. Our programs with Autobytel and other Internet new car retailers are currently under development and accordingly, we cannot estimate a start date for earning revenue from this or similar programs.


         We estimate that approximately $5 million will be required to fund our e-commerce operations both to augment our current operations and to expand into new markets, $2 million will be needed for marketing programs, $2 million for the Internet development which includes capital expenditures, and $5 million for the cash needs required to support the increase in inventory and accounts receivable that will be generated from the anticipated growth of our land based operations. In addition, repayment of current short term and long term debt could require up to another $7 million. We are currently in the process of reevaluating our total needs and the appropriate financing to address such needs with input from investment banking firms and others.


While management anticipates significant growth during its fiscal year ending March 31, 2001, our ability to grow depends upon our ability to raise capital through equity and/or debt financing required to fund such growth. We raised $5 million privately through the sale of Series C and D preferred stock in February 2000. In addition, we have extended the line of credit with Wells Fargo Business Credit until November 30, 2000 and have extended certain of our debt due to related parties under favorable terms up to April 1, 2001 that allows time to negotiate long-term credit facilities. We cannot assure you that we will be able to raise the additional capital or debt financing to execute our business plan that includes expanding existing operations, expanding into new markets, and developing our Internet sites. In addition, extensions of existing debt terms may again be necessary in order for us to meet obligations as they come due. Failure to extend these terms will force us to reduce our current level of revenue that could have a negative impact upon shareholder value of our common stock.





YEAR 2000 ISSUES

         We have segregated our discussions of Year 2000 issues into the following categories:

         o OUR STATE OF READINESS. We have identified and addressed all year 2000 issues that we believe will have an impact upon our business. All information technology systems that we use directly in our operations are represented by the manufacturers to be Year 2000 compatible. To date, we have not experienced any Year 2000 issues. With respect to non-technical Year 2000 issues, we do not rely upon machinery or equipment that may contain embedded technology, such as microcontrollers, other than in the used vehicles we purchase and sell, mechanical heating and air conditioning equipment relating to our office and warehouse facilities, and our telephone answering system. We have prepared our remediation plan addressing these potential issues that includes the following:

                    1. All internal technology software systems have been tested, with no indication of Year 2000 transition issues.

                    2. To date, all technology hardware has functioned properly. Replacements prior to December 31, 1999 were made where appropriate; the cost of these replacements is included in the costs described below.

                    3. We have addressed any issues with respect to used vehicles we purchase or sell.

                    4. To date, the mechanical and air conditioning systems has continued to function properly.

                    5.   Our telephone system will not be affected.

         We depend upon third parties' technology, such as banks, the Federal Reserve System, and the Internet for the conduct of our business. We have relied upon written assurances from these third parties that they are Year 2000 compliant. To date, we have not experienced any Year 2000 issues with third party technology.

         o THE COST TO ADDRESS OUR YEAR 2000 ISSUES. We have modified some of our information technology and software at an estimated cost of less than $10,000. The total cost to remedy all of our Year 2000 issues was estimated at $22,000.

         o THE RISKS OF OUR YEAR 2000 ISSUES. Our most reasonable likely worst case Year 2000 scenario involves a breakdown in the communication systems in telephone equipment and in accessing the Internet. While we have not experienced any Year 2000 issues to date, if any should occur, our anticipated business plan and the use of the Internet during Year 2000 would be impaired.

         o OUR CONTINGENCY PLANS. We have developed a contingency plan addressing numerous potential risks. As stated above in our comments related to our state of readiness, all technological risks have been addressed and resolved. All remaining potential risks have been classified as either inconveniences or catastrophic. All inconveniences will be dealt with as they occur. Barring a major catastrophic breakdown in operations and systems out of our control, such as a complete collapse of the banking and communications systems in the world, we are prepared to make the necessary adjustments without a significant loss. If there is a complete collapse of the banking and communications systems in the world, or if we are unable to adequately resolve any issues that we currently classify as inconveniences, or if any unidentified technological issues become unresolvable in the short run, we will be forced to shut down our operations until these systems become operational.




                                    BUSINESS

         We are engaged in the wholesale used car business. The wholesale used car business involves the buying of a used vehicle from a licensed automobile dealer and selling that vehicle to another licensed automobile dealer. Automobile dealers are licensed through the laws of each state where they conduct business and include the following types of entities:

        o       Franchised dealers
        o       Independent dealers
        o       Finance companies
        o       Lease companies
        o       Car rental companies

         The distribution process of used automobiles takes place on local and national levels as car demand and supply fluctuates within and between local and national markets. Currently, the auto auctions located primarily in major urban areas across the country fill this re-distribution process. We, and other wholesale companies similar to us, satisfy only a small portion of the used car re-distribution process. The typical profile of other wholesale companies, commonly referred to as independent wholesale brokers, are either individuals or small groups of up to five individuals that buy and sell automobiles as described above. We compete with both the auto auctions and the independent wholesale brokers and will differentiate our method of doing business as compared to our competition under the "Competition" heading included later in this section. We currently focus our efforts on the buying and selling late model luxury automobiles. Our average vehicle sale is approximately $15,000.


         We contract with salesmen, referred to as brokers, to buy and sell used vehicles. Each broker enters into a non-exclusive contract with us that authorizes the broker to act as our agent in the buying and selling of used vehicles under our company name. Although each broker may buy and sell vehicles on his own behalf, most of the brokers choose only to buy and sell vehicles for us. We use corporate funds to purchase the vehicle and in turn all monies received upon the sale of the used vehicle are deposited into the corporate bank account. Even though the broker has the authority to buy used vehicles, we contractually limit the amount of inventory that each broker can have on hand or un-sold at any given point in time. Each broker has the responsibility to sell the used cars he or she has purchased. The average length of time a used vehicle is in our inventory is 15 days. Generally, we compensate our brokers under one of two compensation methods. Under the first plan, the broker retains the profit or loss in excess of a fixed fee, ranging from $175 to $225, retained by us. The second compensation plan involves our company sharing any gain and loss with the broker. There is no fee assessed under this plan. Currently, the first compensation plan is the method predominately used; however, we anticipate that, in the future, the second method will become the preferred alternative.


         In January 1999, we announced the development of our Internet site WWW.AUTOTRADECENTER.COM. The general public can only access the "guest" section when they originally connect to the web site. The full functionality features of our Internet site are restricted to members. To become a member, a licensed dealer must complete an application and provide to us a copy of their dealer license as proof of their dealership status. The Internet site allows all members, including our company, to transact the business of buying and selling used automobiles over the Internet.


         We believe that as the membership to our Internet site grows and the listing of inventory of used vehicles for sale increases, our emphasis in the way we conduct our wholesale business will transition from the current process, previously described, to that commonly referred to today as e-commerce. Specifically, we intend to increase our use of the Internet site WWW.AUTOTRADECENTER.COM for the conduct of our business of buying and selling used vehicles to automobile dealers on a wholesale basis.

         At present, our marketing and advertising activities are restricted to expanding personal relationships within the automotive industry. It is our intent to increase the membership of our Internet site by selectively placing ads in industry publications during the current fiscal year. We will initiate a more comprehensive marketing and advertising campaign if successful in our anticipated fund raising activities.


         On February 28, 2000, we executed a Motor Vehicle Remarketing Agreement with American Honda Finance Corporation that provides for our company to remarket off-lease used vehicles to Honda and Acura dealers via an Internet based Web site that is restricted to users approved by Honda. The Honda Web site became operational in all Honda and Acura dealerships in the United States by June 15, 2000 after completion of our phase-in that began in April. We signed a letter of intent in late March 2000 with American Suzuki Motor Corporation to develop a pilot program, similar to the program utilized for Honda, utilizing our Internet technology systems and procedures to remarket their program cars to dealers. The pilot program began in September 2000.


         We will continue to aggressively market our e-commerce business-to-business technology applications and services to the used vehicle automotive industry. The success we have achieved to-date in these efforts continues to provide us with opportunities to assist our customers in addressing the inefficiencies in the current redistribution process for used automobiles and providing creative solutions through the use of our technology, remarketing efforts and wholesale operations.


         For the remainder of the current fiscal year, we intend to maintain our current office and warehouse facilities. We currently have no plans to expand our land-based operations. In the event we elect to expand land-based operations, approximately $500,000 to $1,000,000 is needed for each new location, approximately 75% of which will be provided by us and 25% provided by the managing brokers. However, in certain circumstances, our funds needed to open new locations can vary between none and 100%. We also intend to continue the development of our Internet sites. We intend to raise the capital necessary to finance our anticipated growth through a combination of debt, equity or convertible debt offering of up to $21 million. Lastly, we must restructure the $3,000,000 revolving line of credit with Wells Fargo Business Credit, Inc. by the end of November 2000.


CORPORATE BACKGROUND

         We were organized as an Arizona corporation on July 10, 1997 under the name Auto Network USA, Inc., and commenced operations on September 22, 1997, at our facility in Scottsdale, Arizona. In December 1998, we changed our name to Auto Network Group, Inc. as a result of an agreement reached with an entity with a similar name. We again changed our name to AutoTradeCenter.com in April 1999 to more properly reflect our current Internet presence and our future direction of providing business-to-business automotive redistribution services over the Internet. From inception until February 1998, we had approximately 12 brokers and we operated on a break-even basis. During the months of February 1998 through March 1999, we added 14 brokers and secured additional funding. As a result of these additional brokers and additional funding, our operating margin increased, thereby resulting in profitable operations for the fiscal year ended March 31, 1999.


         In December 1997, we sold 1,002,500 shares of common stock, in a private placement, for gross proceeds of $25,062.50. In February 1998, we sold 6,750 shares of Series A preferred stock, in a private placement, for $675,000.


         Auto Network Group of New Mexico, Inc., a wholly owned subsidiary, was incorporated on May 18, 1998, and commenced operations on June 1, 1998. In order to achieve the sales volume necessary to economically operate an office and warehouse facility in each targeted market area we need to staff that facility with a minimum of four brokers plus two administrative personnel, one of which must have a bookkeeping background. Upon the opening of our Auto Network Group of New Mexico office and warehouse facility, we were able to attract the necessary brokers and administrative personnel by issuing common stock and stock options in our company. We will utilize this same process or methodology in opening other targeted markets, which is part of our business plan and corporate strategy. Auto Network Group of New Mexico operates its business in a manner similar to certain other subsidiaries of its parent, AutoTradeCenter.com, as will future facilities that operate pursuant to the Auto Network Group of New Mexico model.

         On August 20, 1998, we acquired Pinnacle Dealer Services, Inc., an affiliated Arizona corporation by issuing 300,000 shares of common stock. Pinnacle Dealer Services promotes and administers alternative financing programs for dealers who purchase used cars from us.

         From November 1998 to December 1998, we sold 47,000 shares of Series B preferred stock for gross proceeds of $470,000 in a private placement.


         On January 7, 1999, we incorporated BusinessTradeCenter.com Inc. in Arizona to facilitate the buying and selling of vehicles at wholesale between dealers on the Internet. BusinessTradeCenter.com has developed the technology and systems necessary to make our inventory, as well as the inventory of member dealers, available for purchase and sale on our Internet site. In March 2000, we acquired the 45% minority interest of BusinessTradeCenter by issuing 5,000,000 shares of our common stock valued at $1.88 per share, making BusinessTradeCenter a wholly-owned subsidiary. As part of this transaction we paid a $200,000 note that contained conversion rights to acquire a 30% (after conversion) interest in BusinessTradeCenter.com.


         On March 31, 1999, we acquired Walden Remarketing Services, Inc., a Minnesota corporation, by issuing to the shareholders of Walden Remarketing 2,050,000 restricted shares of common stock, cash of $125,000, and a promissory note in the principal amount of $450,000. We valued the issued shares at their estimated fair market value of $0.71 per share, or $1,450,000. In a separate agreement reached in December 1999, the then remaining balance of this note, $314,475, was paid through the issuance of 314,475 shares of common stock, valued at $1.00 per share. Walden Remarketing assists manufacturers in the disposition of their fleet and consumer lease vehicles. Walden Remarketing changed its name to AutoTradeCenter Remarketing Services in January 2000.


         On July 20, 1999, we acquired Auto Network Group Northwest, Inc., an Oregon corporation formed for the purpose of allowing us to establish operations in the northwestern part of the United States. It had no prior operating history. Auto Network Group Northwest operates in a manner similar to Auto Network Group of New Mexico, Inc.


         In February 2000, we sold in a private placement 20,800 shares of Series C preferred stock and 31,200 shares of Series D preferred stock for gross proceeds of $5,200,000.


         On March 1, 2000 we acquired NDSCo.com Inc., a technology provider of systems and applications for the automotive industry by issuing to the former shareholders of NDSCo 1,100,000 shares of our common stock valued at $2.55 per share. NDSCo became a wholly-owned subsidiary of BusinessTradeCenter.com, Inc.


         Auto Group of San Antonio, Ltd. and Auto Network Group of Eastern Pa., Inc. became wholly-owned subsidiaries of our company on April 1, 2000. These entities did not have any prior operations. They will operate similar to our New Mexico and Oregon wholesale operations.


CUSTOMERS

         We sell automobiles on a wholesale basis to franchise and independent used car dealers throughout North America. There were over 80,000 registered and licensed car dealers in the United States as of December 31, 1999. As of May 5, 2000, we had consummated at least one transaction with over 2,000 of these licensed dealers. The past several years has brought about a much-publicized attempt by various entities to consolidate the retail car market. These efforts have primarily been directed at the franchised dealers. To date there has not been sufficient experience to determine if such consolidation will have a negative or positive impact on our long-term customer base and growth plans. At present, management believes that our base of existing customers and potential customers is sufficiently large that any impact due to the consolidation of the franchised dealers will be minimal.

         Our e-commerce Internet business-to-business automotive solutions and initiatives provides us with the opportunity to serve the large suppliers of used automobiles such as finance companies, lease companies and car rental companies. These customers are also considered to be automobile dealers; however, they only supply the industry with used vehicles, they are not purchasers of used automobiles.

INTERNET SITE - BUSINESSTRADECENTER.COM


         On February 1, 1999, we introduced an Internet site AutoTradeCenter.com. Our subsidiary, BusinessTradeCenter.com, controls the legal rights to the Internet domain name, technology, systems, and programming involved in operating this site. Only automobile dealers, leasing companies, banks, and fleet or rental companies can use this site to obtain information on used vehicles. These businesses must first register to become members. To encourage use of this site, we currently are offering free membership. We plan to charge a membership fee at an undetermined future date. The pricing of the membership fee cannot be established at this time; however, we plan to set the fee to reflect the value of the service, taking into consideration any competing pricing structure. As of June 30, 2000, approximately 500 businesses had registered as members. Initially up to ten members posted cars on the Internet site. Currently, however, no automobiles are posted on the site. We also have suspended signing up new members for our AutoTradeCenter.com web site and plan to reconstruct the site using the NDSCo.com technology acquired in March 2000.


         Initially, our entire inventory was listed on the Internet site. However, recently due to additional site development and a change in our internal accounting and inventory tracking systems, we are not listing our cars on the site. We expect that over time, certain of our business will be conducted through the Internet site. We do not anticipate that our use of the Internet site will eliminate the role of our brokers as our buying and selling agents; however, we do anticipate that the broker of the future will be required to develop skill sets associated with electronic commerce.


         The web site offers the following services and features to our company and other members:

         o INVENTORY FOR SALE - A dealer may post its inventory for sale. The listing includes a complete description of the vehicle, a condition report, mileage, and the wholesale price. In addition, up to six pictures per vehicle may be uploaded to the site for viewing.

         o INTRA-NET CAPABILITY - We assign each member a unique user number and password. If a member dealer is associated or affiliated with other members, our system has the capability of restricting the viewing of any inventory listed to the affiliated group. This feature provides an affiliated group to share their inventory amongst their group for a period of time, specified for each vehicle listed, before that vehicle is made available for sale to any other member.

         o BATCH UPLOADING - Our system allows for a vehicle to be input into the system one at a time or by batches.

         o SEARCH CAPABILITIES - A search, utilizing any data field such as make, model, year, or location, can be made of all vehicles listed in the inventory database.

         o WISH LIST - If a dealer is seeking to purchase a vehicle that is not in the inventory database, he may enter the details of the desired vehicle on the wish list. Other members may have knowledge as to where that desired vehicle could be located.

         o ON-LINE AUCTION - When a dealer does not sell a listed vehicle at the wholesale price listed, he may choose to put the vehicle up for auction. Our on-line auction can be conducted for up to 72 hours for each vehicle. The listing dealer may accept or reject any bids.

         o TRANSACTING BUSINESS - Names, addresses and telephone numbers are listed for each dealer. If a member wishes to purchase a vehicle on the inventory listing, he may do so by contacting the listing dealer.

         o ESCROW SERVICES - Escrow services are available for any dealer who would like to have an independent third party hold the vehicle title and funds until all terms and conditions of the purchase/sale have been met. We are not a party to the escrow services, other than in our capacity as a member.

         No revenue had been generated from any fees on our Internet site as of June 30, 2000. Management believes that as our Internet site grows, we may receive other sources of revenues from advertising and other promotional fees.


         On February 28, 2000, we executed a Motor Vehicle Remarketing Agreement with American Honda Finance Corporation that provides for our company to remarket off-lease used vehicles to Honda and Acura dealers via an Internet based Web site that is restricted to users approved by Honda. As of June 15, 2000, the Honda Web site is operational with all Honda and Acura dealers throughout the United States. We signed a letter of intent with American Suzuki Motor Corporation to develop a pilot program, similar to the program utilized for Honda, utilizing our Internet technology systems and procedures to remarket their program vehicles to dealers. The pilot program began in September 2000. BusinessTradeCenter is responsible for the technology used in our contract with American Honda Finance Corporation and our proposed contractual relationship with American Suzuki Motor Corporation in addition to the on-going responsibility of maintaining the system. We are currently generating revenue from American Honda Finance using our technology.


         BusinessTradeCenter is also responsible for the development and maintenance of our Internet application utilizing our Web site WWW.TRADEINCARSONLINE.COM This Web site allows customers to obtain a bid from us on their used car that they are trading in when purchasing a new vehicle from one of the on-line new car sale or referral programs. We have signed a letter of intent with Autobytel.com Inc. that forms the basis of a strategic alliance for expressed purpose of gaining access for their customers to our technology, applications and processes for the customers who have a trade-in. Until we have executed an agreement with Autobytel.com Inc., our letter of intent with them is not binding on either party. In addition, we are currently discussing with another similar on-line new car-buying services to provide bids for their prospective customers' trade-ins.


         On March 1, 2000, we acquired NDSCo.com Inc., a provider of technology for the automotive industry. We believe that the applications and technology obtained by this acquisition complements the technology that we have previously acquired or developed. The rights to this technology, processes and applications became the property of BusinessTradeCenter.com. The functionality of several of the systems acquired through the NDSCo.com acquisition is similar to the technology previously developed by BusinessTradeCenter. However, we believe that the NDSCo.com systems offer more flexibility and versatility. By combining the BusinessTradeCenter and NDSCo.com technologies, we believe we have created a new generation of technology to better service clients such as American Honda Finance Corporation and American Suzuki Motor Corporation.


FINANCE PROGRAMS - PINNACLE DEALER SERVICES

         Pinnacle Dealer Services promotes and administers alternative finance programs for dealers who purchase used cars from us. On August 20, 1998, we, along with Pinnacle Dealer Services, executed an agreement with Auction Finance Group, Inc., a non-affiliated lending company that provides licensed automobile dealers with credit lines, thereby allowing them to purchase vehicles from us. These credit lines are marketed through Pinnacle Dealer Services. In the agreement, we have granted the lending company an exclusive license to provide third party loans and extensions of credit lines to dealers at our facilities. The credit applications provided by the lending company bear the Pinnacle Dealer Services logo. The lending company is to pay us a fee of $15.00 for each vehicle it finances so long as the average purchase price is above $10,000 and the average loan term is six weeks. If these two conditions are not met, the lending company has the right to renegotiate the $15.00 fee. To date, we have met this covenant. The agreement with the lending company is for a term of ten years and automatically renews for successive ten-year periods unless terminated. Auction Finance Group recently was acquired by an outside third party who subsequently terminated Auction Finance's agreement with us. Accordingly, we will receive no additional revenue from this source. The loss of this revenue will not be material to us. We currently are exploring alternative finance programs that may be made available to our dealer network for retail customers who purchase used cars from these dealers.

AUTOTRADECENTER REMARKETING SERVICES (FORMERLY WALDEN REMARKETING SERVICES)

         AutoTradeCenter Remarketing assists the finance subsidiaries of manufacturers, banks or other finance companies in disposing of used vehicles that are being returned upon the expiration of a lease term. AutoTradeCenter Remarketing currently is providing these services for our contract with American Honda Finance Corporation utilizing the technology provided by BusinessTradeCenter.com.


         In the mid 90's, creative lease programs appeared and thousands of off-lease vehicles started to appear at auto auctions. Currently, we believe that lessees purchase only 25% of these vehicles at termination of the lease. In addition, dealer purchases of these vehicles have not met industry expectations. Therefore, lessors have not been able to maximize the residual prices for these vehicles, resulting in certain cases in severe losses on lease portfolios. Remarketing programs were developed to address this resale need.


         We believe that AutoTradeCenter Remarketing differentiates us, among other factors, from other Internet based providers of technology services due to our experienced automobile remarketing personnel, techniques and applications that will ultimately be a major contributing factor in our success.


WORKING CAPITAL PRACTICES

         We finance our inventory needs through private sources of capital and proceeds from the sale of used cars. In addition, we have a $3,000,000 line of credit with Wells Fargo Business Credit, Inc.

COMPETITION

         We believe that we have two major sources of competition: independent wholesale brokers and auto auctions.


         INDEPENDENT WHOLESALE BROKERS. Approximately 2% of the vehicles sold by franchised dealers in the United States in 1998 were acquired from independent wholesale brokers and other related type organizations, according to the 2000 USED CAR MARKET REPORT prepared by ADT Automotive Inc. Independent wholesale brokers represent a direct form of competition as they are performing services similar to the services provided by us. Information on wholesale brokers is limited. It is our belief that the vast majority of the wholesale brokers are small organizations of typically 1 to 5 individuals. We are not aware of any one wholesale broker that sells more than 2,000 vehicles annually. Based upon our discussions with numerous individuals and associated groups of independent wholesale brokers, we believe that these groups are generally undercapitalized and have limited external financial resources.


         We believe that we possess many competitive advantages over these smaller wholesale brokers due to our relatively greater financial strength and operational staff. We believe that the auto dealers from whom we purchase vehicles enjoy a greater assurance of timely payment from us as compared to other smaller wholesale brokers because we are publicly held, we have achieved a high reputation for prompt payment for vehicles purchased, and we have significantly more capital than most of the independent wholesale brokers. Dealers with whom we transact business have stated to us that our public presence and our timely payment policies provides them with a greater degree of comfort as compared to the smaller independent wholesale brokers. On a national basis the wholesale brokers represent a very fragmented part of the auto distribution system and these persons are part of the targeted consolidation and growth plan for our company.

         We compete with the independent wholesale brokers on the basis of service. We are not aware of any other independent wholesale brokers that conduct their operations on the Internet.


         AUTO AUCTIONS. Auto auctions as a whole are the most significant competitor to us in the used car distribution system. According to the 2000 USED CAR MARKET REPORT, in 1998 the total number of vehicles sold by auto auctions was in excess of 10 million units, which represented 38% of the total used car sales. From 1982 to 1998, auto auctions' contribution of used cars sold to dealers increased from 6% to 31%. Following is a table showing the source of used cars, expressed as a percent, retailed by dealers for 1998:

                Trade-in on new vehicles                                 41%
                Trade-in on used purchases                               23%
                Auto Auctions purchases                                  31%
                Street purchases                                          4%
                Other, including wholesalers                              2%



         As shown in the table above, 68% of the used cars retailed are purchased directly from the consumer through trade-in or street purchases. The remaining 33% are purchased from other sources. Auto auctions account for 31% of this remaining 33%. Therefore, auto auctions are our most significant competitor.


         Auto auctions originally began as "dealer exchanges" and over time have evolved into the current distribution system of most of the used cars between dealers. There are several nationally recognized companies in the auto auction market. According to information contained in a Federal Trade Commission release dated October 2, 2000, Manheim Auctions, the largest operator of auctions in the United States, operates 65 auctions nationwide and sold over 4.1 million units in 1999. The report goes on to state that ADT Automotive, Inc., the third largest auction chain, has 28 locations, and sold 1.3 million cars in 1999. Effective October 6, 2000, Manheim completed its acquisition of ADT. The Federal Trade Commission required Manheim to sell 9 auctions to outside third parties. This transaction will result in a further consolidation of the auction industry, and will result in Manheim controlling over 50% of all automobile auctions nationwide.


         Generally, an auto auction company holds an auction once a week or at other intervals, allowing the company to accumulate a number of vehicle for sale. During the auctions, persons in attendance make bids on a particular vehicle. The highest bid is generally accepted. If none of the bids meets a certain set minimum to the company, the vehicle may be held over to the following week's auction. The auction then proceeds to the next vehicle.


         We believe that the manner in which auto auctions conduct business is costly and time consuming. Specifically, dealers selling used vehicles through the auto auctions may be delayed in converting their used vehicles into cash for up to 45 days because (1) auctions are held only periodically, and (2) bids at the auctions may not be acceptable.


         A dealer selling a vehicle to us may receive approximately the same amount or slightly less as compared to the net amount he would receive from a sale at the auto auction, after deducting the fees charged by the auction. The auction price may be greater than our bid since it is based on the supply of similar autos and the demand for a specific vehicle by many bidders, as compared to our price. In addition, if the auction price is lower than anticipated by the seller, he generally can withdraw his vehicle from the auction sale and wait for a higher bid on another day. Notwithstanding the possibility of receiving greater proceeds from an auction sale, a dealer selling to us knows exactly how much he will receive and generally he will receive his money more timely.


         A dealer who buys a vehicle from us may pay approximately the same amount or slightly more as compared to the net amount paid for a vehicle at the auto auction, after adding the fees charged by the auction. Similar to selling a vehicle at auction as described above, the auction price may be lower than that offered by us since it is based on the supply of similar autos and the demand for a specific vehicle by many bidders as compared to our offered price. In addition, if the auction price is higher than anticipated by the buyer, he can wait to purchase the car at a lower price on another day. Notwithstanding the possibility of paying less by purchasing a car at auction, a buying dealer utilizing our services is not forced to compete on a price basis with other buying dealers, is assured of purchasing the vehicle he desires, and does not need to spend the day at the auction away from his place of business.


         As explained above, our brokers have the responsibility to sell the used cars he or she has purchased. As opposed to a car receiving a few minutes of attention from dealers at an auto auction, our brokers can give a car hours of focused attention with dealers. We believe that the difference between auto auctions and our business is analogous to a house which is sold by posting a sign in the front yard versus hiring a realtor to advertise and market the house to targeted prospective buyers.

         Manheim Auctions announced in April 2000 that it has established a new division that has been created to address the Internet applications to its business practices. Manheim currently is providing a listing of vehicles on-line prior to their sale at auction and will allow dealers to purchase these vehicles from the Internet. Manheim's new Internet division will provide significant competition to our company.

         We do not compete with the retail used car business.

         OTHER WHOLESALE INTERNET OPERATIONS. Autodaq.com Inc. is an entity that currently provides an Internet Web site that competes with our Internet business-to-business initiatives, which are directed to the acquisition and redistribution of off-lease vehicles. Because Autodaq.com is privately held there is little public knowledge about their company, their financial strength or their business model. We consider Autodaq.com to be a major competitor.

         MyTradeIn.com Inc. is a private entity that is planning to introduce a Web site WWW.MYTRADEIN.COM that will compete with our Internet initiative WWW.TRADEINCARSONLINE.COM. Because this Web site is not currently functional, we are unable to determine the business model it represents nor are we able to access to what extent they will be competition. We believe mytradein.com will be a major competitor.

GOVERNMENT REGULATION

         Compliance with government regulations does not impose a significant impact on the sale of used cars between dealers. Laws between state motor vehicle divisions do vary and we perform what duties we consider are reasonable and appropriate to remain current on any law changes.

EMPLOYEES AND BROKERS


         As of October 6, 2000, we had 33 full-time employees, no part-time employees, and 44 brokers. Employment levels remain relatively high as we anticipate future growth. We depend upon a limited number of key management and technical personnel. As we continue to mature, grow and diversify, our need for highly skilled professionals increases. Our continued success will depend in large part upon our ability to retain and attract managerial and technical personnel with significant experience in finance, technology and computers, marketing, and sales as well as managers and brokers who have significant automobile industry experience. None of our employees is represented by labor organizations; we have never had a work stoppage or slowdown as a result of labor issues; and we have excellent relations with our employees. Management believes that the adoption of the 1997 Stock Option Plan, along with other company benefits, will enhance employees' interest in remaining with us. In the future, management is planning to add further incentives to attract and retain high quality personnel.


FACILITIES

         We lease administrative and warehouse facilities, comprising a total of 13,500 square feet in Scottsdale, Arizona, from an unrelated third party under an operating lease expiring September 30, 2002. In addition, we sublease 3,000 square feet of office space from an unrelated third party that expires February 28, 2002. We opened an office and warehouse facility in Albuquerque, New Mexico, on June 1, 1998, and entered into an operating lease for 5,000 square feet with a related party. The original lease that expired on May 31, 1999 has been extended to May 31, 2001. We lease an office and warehouse facility of approximately 7,000 square feet in Bend, Oregon, on a month-to-month basis from a related party. We leased an office and warehouse facility of approximately 8,000 square feet in Philadelphia, Pennsylvania from an unrelated third party. That lease was terminated in October 2000. We lease an office of approximately 2,000 square feet and a holding lot facility of approximately one acre in San Antonio, Texas from an unrelated third party that expires on April 1, 2001.

         We believe that the leases are renewable on substantially similar terms. In the event that the leases are not renewed, we believe that leasing any non-customized facility can fill current general office/warehouse needs.

         We believe that our existing facilities are suitable and adequate for our operations and that productive capacity is being utilized.

                                   MANAGEMENT


OFFICERS AND DIRECTORS
         The officers and directors of the company are as follows:
NAME                                       AGE                          POSITION
Roger L. Butterwick                        53                           President, Treasurer and Director
John E. Rowlett                            51                           Secretary, Director
Michael H. Feinstein                       65                           Chief Financial Officer


         The term of office of each director of our company ends at the next annual meeting of our stockholders or when such director's successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in our Bylaws or has been fixed by the board of directors. The term of office of each officer of our company ends at the next annual meeting of our board of directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer's successor is elected and qualifies.

         ROGER L. BUTTERWICK has been the President and a director of our company since December 8, 1999 and our Treasurer since April 2, 1999. Prior to joining our company, Mr. Butterwick devoted the majority of his time as a partner in Cambridge Management Associates, LLP, an organization in the business of structuring and securing financing for developing organizations. Previously, Mr. Butterwick was an owner of Lehman, Butterwick & Company, P.C., a large local certified public accounting firm located in Denver, Colorado. In addition, he has been involved with the finance and mortgage banking industries. Mr. Butterwick received his Bachelor of Science in Business Administration from the University of Denver. He is a member of the American Institute of CPA's. Mr. Butterwick is a full-time employee of our company.

         JOHN E. ROWLETT has been the Secretary and a director of our company since December 8, 1999. Mr. Rowlett is a 25-year veteran of the automobile business. He has extensive expertise in all areas of dealership management, including facility design, development and maintenance, sales, sales management, general management, finance, CSI, wholesaling, reconditioning, parts, service and body shop management, forecasting, budgeting, policy administration, inventory acquisition and control, market trends, and financial management. Mr. Rowlett has been charged with the responsibility of managing large retail mega-dealerships involving multiple locations and new car store franchises. Accomplishments include:

     o   Graduate of Chrysler Corporation's Dealer Academy

     o Experienced in turnarounds and rapid growth transitions, outstanding history of rehabilitation of marginal or unprofitable dealerships.

     o Accomplished in marketing, product development, operations and direct sales of diverse product lines.

     o Effective in all phases of labor relations, including recruiting, hiring, training, motivating and supervising.


         MICHAEL H. FEINSTEIN has been the Chief Financial Officer of our company since May 2000. Mr. Feinstein also serves as a director and the chairman of the audit committee of Styling Technology Incorporated of Scottsdale, Arizona, a publicly-held manufacturer and distributor of beauty salon products. He has held this position since June 1997. From May 1998 to April 2000, Mr. Feinstein has provided business consulting services in Phoenix, Arizona, in addition to serving for a period of time as the President of a private company engaged in manufacturing located in Tempe, Arizona. From July 1995 to May 1998, he served as the chief financial officer for Monaco Finance, Inc., of Denver, Colorado, a sub-prime automobile finance company formerly listed on NASDAQ. He was the executive vice president and later president of American Southwest Holdings, Inc., of Phoenix, Arizona, engaged in the mortgage securitization industry. From 1983 to 1993, Mr. Feinstein was the chief financial officer for MDC Holdings, Inc. and Asset Investors Corporation, both based in Denver, Colorado and traded on the New York Stock Exchange. MDC Holdings is one of the largest homebuilders in the United States and Asset Investors is a real estate investment trust. Prior to 1983, he was a partner with the national public accounting firm of Deloitte and Touche. Mr. Feinstein is a graduate of the Wharton School of the University of Pennsylvania. He obtained his CPA certificate from Colorado and has been a member of the American Institute of CPA's.

EXECUTIVE COMPENSATION

         The following table sets forth the remuneration for Mr. Butterwick, who functions as our chief executive officer. We are not required to set forth information for any officer whose total annual salary and bonus does not exceed $100,000.




                                                SUMMARY COMPENSATION TABLE
                                                                                 Long Term Compensation
-------------  -------------------------------------------------------  -----------------------------------------
                               ANNUAL COMPENSATION                                AWARDS               PAYOUTS
-------------  -------------------------------------------------------  -------------------------- --------------

                                                             OTHER       RESTRICTED    SECURITIES                   ALL OTHER
  NAME AND                                                  ANNUAL          STOCK      UNDERLYING       LTIP        COMPENSA-
  PRINCIPAL                                                COMPENSA-      AWARD(S)      OPTIONS/       PAYOUTS        TION
  POSITION         YEAR       SALARY ($)     BONUS ($)     TION ($)          ($)        SARS (#)         ($)           ($)
-------------  ------------- ------------- ------------- -------------  ------------- ------------- ------------- -------------
    Roger          1999      $63,000(1)<F1>     -0-           -0-            -0-           -0-           -0-           -0-
 Butterwick        2000       54,000            -0-           -0-            -0-           -0-           -0-           -0-
  President
-------------  ------------- ------------- ------------- -------------  ------------- ------------- ------------- -------------

<F1>
         (1)  Includes $36,000 paid to Mr. Butterwick as a consultant prior to becoming President.


         Currently, we pay Mr. Butterwick $13,200 and Mr. Rowlett $12,500 per month plus we provide each a vehicle for their use. Mr. Feinstein receives $11,000 per month plus a car allowance. We reimburse all officers and directors for actual out-of-pocket expenses incurred on our behalf.


         We have no retirement, pension, profit sharing or medical reimbursement plans exclusively covering our officers and directors, although we do contemplate implementing a company sponsored 401(k) plan and providing major medical and dental health insurance coverage for all employees in the near future.

         We have granted stock options to Mr. Butterwick as compensation in his capacity at President. Stock options have also been granted to Mr. Butterwick in connection with loan guarantees and as additional consideration as Treasurer. In addition, certain stock options were granted to Cambridge Management Associates, LLP, an entity controlled by Mr. Butterwick, that provided contracted financial services to our company prior to Mr. Butterwick becoming an officer, as described in the section of this prospectus entitled "Certain Relationships and Related Transactions."

CONSULTING AGREEMENT

         On December 1, 1999, we canceled the Consulting Agreement that we had entered into with Dennis E. Hecker as part of our acquisition of Walden Remarketing Services. Mr. Hecker had previously agreed to provide consulting services to our company for a period of three years ending April 20, 2002. The options that had been granted Mr. Hecker as consideration for his services were also cancelled.


STOCK OPTION PLAN

         On August 5, 1997, the shareholders adopted the 1997 Stock Option Plan, which provides for the granting of both incentive stock options and non-qualified options to eligible employees, officers, and directors. The option pool is adjusted annually on the beginning of our fiscal year to a number equal to 10% of the number of shares of common stock outstanding at the end of our last completed fiscal year. At March 31, 2000, the number of shares eligible pursuant to the plan is 2,808,307. The plan is administered by the compensation committee of the board of directors or, if there is no committee, by the board of directors. A registration statement on Form S-8 was filed on May 15, 2000 registering the underlying shares of the options granted. At March 31, 2000, 2,139,755 options had vested and were eligible for exercise at a total exercise price of $2,227,587.


         The plan provides that disinterested directors, defined as non-employee directors or persons who are not directors of one of our subsidiaries, will receive automatic option grants to purchase 10,000 shares of common stock upon their appointment or election to the board of directors. Options shall have an option price equal to 100% of the fair market value of our common stock on the grant date and shall have a minimum vesting period of one year from the date of grant.

         Each option granted under the plan will be evidenced by a written option agreement between our company and the optionee. Incentive stock options may be granted only to employees as defined by the Internal Revenue Code. The option price of any incentive stock option may not be less than 100% of the fair market value per share on the date of grant of the option; provided, however, that any incentive stock option granted under the plan to a person owning more than 10% of the total combined voting power of our common stock will have an option price of not less than 110% of the fair market value per share on the date of grant of the incentive stock option. Each non-qualified stock option granted under the plan will be at a price no less than 85% of the fair market value per share on the date of grant thereof, except that the automatic stock option grants to disinterested directors will be at a price equal to the fair market value per share on the date of grant. The exercise period of options granted under the plan may not exceed ten years from the date of grant thereof. Incentive stock options granted to a person owning more than 10% of the total combined voting power of the common stock cannot be exercisable for more than five years. No portion of any option will be exercisable prior to the first anniversary of the grant date.

         An option may not be exercised unless the optionee then is an employee, officer, or director of our company or its subsidiaries, and unless the optionee has remained continuously as an employee, officer, or director of our company since the date of grant of the option. If the optionee ceases to be an employee, officer, or director of our company or any subsidiary other than by reason of death, disability, retirement, or for cause, all options granted to such optionee, fully vested to such optionee but not yet exercised, will terminate 90 days after the date the optionee ceases to be an employee, officer, or director. All options, which are not vested to an optionee, under the conditions stated in this paragraph for which employment ceases, will immediately terminate on the date the optionee ceases employment or association.

         As of March 31, 2000, options have been granted under this plan as follows:

   DATE OF                                                     NUMBER OF     EXERCISE                EXPIRATION
    GRANT                        OPTIONEE                       OPTIONS        PRICE      VESTED        DATE
  02/17/98     Employees and Independent Contractors            300,000        $.15         Yes       02/17/03

  06/01/98     Employees and Independent Contractors            125,000        $.75         Yes       06/01/03

  09/11/98     Independent Contractor                           10,000         $.51         Yes       09/11/03

  09/21/98     Employees and Independent Contractors            175,000        $.425        Yes       09/21/03

  10/15/98     Independent Contractor                           25,000         $1.03        Yes       10/15/03

  12/01/98     Independent Contractor                           25,000         $1.25        Yes       12/01/03

  12/31/98     Independent Contractors                          583,175        $1.03        Yes       12/31/01

  02/01/99     Employees and Independent Contractors            130,000        $2.00        Yes       02/01/02

  02/15/99     Independent Contractor                            25,000        $2.00        Yes       02/15/02

  03/31/00     Employee                                          25,000        $3.00        Yes       03/15/02

  06/30/99     Independent Contractor                            42,000        $1.03        Yes       06/30/01

  08/01/99     Independent Contractor                            90,000        $1.00        (2)<F2>   08/01/02

  10/21/99     Employee                                          25,000        $1.00        (1)<F1>   10/21/02

  10/27/99     Employee                                          25,000        $1.00        (1)<F1>   10/27/02

  11/22/99     Employees                                        125,000        $1.00        (1)<F1>   11/22/02

  01/03/00     Independent Contractors                          207,080        $2.03        (2)<F2>   01/03/03

                                       35

   DATE OF                                                     NUMBER OF     EXERCISE                EXPIRATION
    GRANT                        OPTIONEE                       OPTIONS        PRICE      VESTED        DATE

  01/05/00     Employee                                          50,000        $1.63        Yes       01/05/03

  02/08/00     Employee                                          25,000        $1.03        (1)<F1>   02/08/03

  03/01/00     Employee                                          75,000        $4.88        (1)<F1>  03/01/04,05
                                                                                                        , 06

  03/15/00     Employee                                          45,000        $4.88        (1)<F1> 03/15/04,05,06
---------------

(1)<F1>  To vest one year from date of grant for employees.
(2)<F2> To vest one year from date of grant for independent contractors so long as the volume of transactions initiated by the optionee for our company one year from date of grant is no less than the volume of transactions at the time of grant.

OTHER OPTIONS

         In addition to the stock options granted under the 1997 stock option plan, we have granted options as follows:

 DATE OF GRANT                                       NUMBER OF       EXERCISE PRICE                 EXPIRATION DATE
                             OPTIONEE                 OPTIONS                            VESTED
    02/24/98           Cambridge Management           300,000             $.32            Yes          03/26/2002
                         Associates, LLP

    07/06/98             Arnold Greenberg              50,000            $.875            Yes          07/06/2000

    07/08/98               John Abadie                 25,000            $.875            Yes          07/08/2000

         Other stock options have been granted to officers and directors in connection with guarantees and other financial transactions.


                        SECURITIES OWNERSHIP OF PRINCIPAL
                           STOCKHOLDERS AND MANAGEMENT

         The following table provides stock ownership information as to the officers and directors individually and as a group, and the holders of more than 5% of our common stock as of June 30, 2000:



                                                                                           PERCENT OF CLASS (1)<F1>
                                                 NUMBER OF SHARES OWNED                BEFORE                 AFTER
NAME AND ADDRESS OF OWNER                                                            CONVERSION          CONVERSION (2)<F2>
Lloydminister Enterprises                              2,500,000                        7.67%                 7.09%
Battersea Bridge Road
London, England SW11 3BG

Kindersley Holdings Inc.                               2,500,000                        7.67%                 7.09%
23 Bentinck Street
London, England W1M 5R1

                                       36

                                                                                           PERCENT OF CLASS (1)<F1>
                                                 NUMBER OF SHARES OWNED                BEFORE                 AFTER
NAME AND ADDRESS OF OWNER                                                            CONVERSION          CONVERSION (2)<F2>

Mark Moldenhauer                                  4,770,000 (3)<F3>(4)<F4>             14.48%                13.39%
8135 E. Butherus #3
Scottsdale, AZ 85260

Dennis E. Hecker                                       2,121,475                        6.51%                 6.02%
500 Ford Road
Minneapolis, MN 55426

Roger L. Butterwick                                 1,100,000(4)<F4>(5)<F5>             3.27%                 3.03%
258 S. Sandstone Street
Gilbert, AZ 85296

Michael Feinstein                                          0                             --                    --
8135 E. Butherus Street, #3
Scottsdale, AZ  85260

John E. Rowlett                                            0                             --                    --
8135 E. Butherus Street #3
Scottsdale, AZ 85260

All officers and directors as a group               1,100,000(4)<F4>(5)<F5>             3.27%                 3.03%
(3 persons)
---------------

(1)<F1> Where persons listed on this table have the right to obtain additional shares of common stock through the exercise of outstanding options or warrants or the conversion of convertible securities within 60 days from June 30, 2000, these additional shares are deemed to be outstanding for the purpose of computing the percentage of common stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage owned by any other person. Percentages are based on 32,588,287 shares outstanding before the offering and 35,269,317 shares outstanding after the offering, which assumes the conversion of the preferred shares using the maximum conversion price of $4.00 per share.

(2)<F2> Assumes the conversion of the preferred shares using the maximum conversion price of $4.00 per share and the issuance of the 485,000 option shares.

(3)<F3>  Includes 100,000 shares issuable upon the exercise of options.

(4)<F4>  Includes 250,000 shares issuable upon the exercise of options.

(5)<F5> Includes 100,000 shares held of record by Cambridge Consulting Group, an entity controlled by Mr. Butterwick. Includes 750,000 shares issuable upon the exercise of options.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         All of the terms of agreements and other transactions included in this section were as fair as those we could have obtained from unrelated third parties at arms-length transactions.

         Upon inception of our company, 9,000,000 restricted shares of common stock were issued to our founders for total consideration of $30,000 as follows:

                  Jeff Erskine               1,820,000 shares
                  Mike Stuart                1,500,000 shares
                  Mark Moldenhauer           1,500,000 shares
                  Joe Seaverns                 320,000 shares
                  Candy Seaverns             1,500,000 shares
                  Victor Felice                540,000 shares
                  John Carrante              1,820,000 shares

         Jeff Erskine, Mike Stuart, and Mark Moldenhauer and their respective spouses personally guaranteed the operating lease dated July 24, 1997, pursuant to which we lease our office and warehouse facilities in Scottsdale, Arizona. At July 24, 1997, Messrs. Erskine, Stuart, and Moldenhauer were officers, directors, and principal shareholders of our company. The lease expires September 30, 2002.

         From inception, September 22, 1997, through March 31, 2000, we had entered into various lending arrangements involving officers, directors and other affiliated entities owned or controlled by officers, directors and other key personnel totaling $3,682,751. At March 31, 1998 the balance outstanding on these notes was $832,000 and total interest paid to these entities on all financing activities for the period ended March 31, 1998 was $58,416. At March 31, 1999, the outstanding note balance was $3,871,446 and the total interest paid for the year ended March 31, 1999 was $286,824. At March 31, 2000, the outstanding note balance was $4,086,128 and the total interest for the year ended March 31, 2000 was $470,340.


DATE OF
TRANSACTION             RELATED PARTY                TRANSACTION
09/22/97                Evelyn Felice $400,000 loan, 12% interest per annum, payable monthly, due
                        (principal stockholder at    September 22, 1999, collateralized by used car inventory,
                        the time)                    personally guaranteed by Jeff Erskine, Mike Stuart, and John
                                                     Carrante.  This note was paid September 22, 1999.

10/17/97                Mark Moldenhauer             $150,000 loan, 12% interest per annum, payable monthly, due
                        (officer, director and       November 17, 1999, collateralized by used car inventory,
                        principal stockholder at     personally guaranteed by Jeff Erskine, Mike Stuart, and John
                        the time)                    Carrante. This note was paid by the Amended and Restated
                                                     Secured Promissory Note dated March 31, 2000.

12/15/97                Pinnacle Financial           $200,000 loan, 12% interest per annum, payable monthly, due
                        Corporation (owned by        December 15, 1998, collateralized by used car inventory.
                        officer, director, and       This note was paid by the Amended and Restated Secured
                        principal stockholder at     Promissory Note dated March 31, 2000.
                        the time)


                                       38

DATE OF
TRANSACTION             RELATED PARTY                TRANSACTION
01/15/98                Mark Moldenhauer             $300,000 loan, 12% interest per annum, payable monthly, due
                        (officer, director and       January 15, 1999, collateralized by used car inventory,
                        principal stockholder at     convertible into shares of common stock at $.10 per share.
                        the time)                    Note was converted into 3,000,000 shares of common stock on
                                                     May 1, 2000.

                        Mark Moldenhauer
03/31/98                (officer, director and       $102,000 loan, 12% interest per annum, payable monthly, due
                        principal stockholder at     upon 30 days' notice, collateralized by used car inventory.
                        the time)                    This note was paid by the Amended and Restated Secured
                                                     Promissory Note dated March 31, 2000.

04/07/98                Mark Moldenhauer             $300,000 loan, 12% interest per annum, payable monthly, due
                        (officer, director and       upon 30 days' notice, collateralized by used car inventory.
                        principal stockholder at     This note was paid by the Amended and Restated Secured
                        the time)                    Promissory Note dated March 31, 2000.

06/01/98                Eastlane Trading Limited     $250,000 loan, 12% interest per annum, payable on request,
                        (principal stockholder)      due April 1, 2000, collateralized by used car inventory.  This note was assumed by Pinnacle Financial as of December 31,
                                                     1999 and has been paid by the Amended and Restated
                                                     Secured Promissory Note due to Pinnacle Financial dated
                                                     March 31, 2000.

06/30/98                Dove Motors (owned by        $100,000 loan, 12% interest per annum, payable upon demand.
                        principal stockholder)       This note was paid.

07/28/98                Pinnacle Financial           $50,500 loan, 12% interest per annum, payable upon demand.
                        Corporation (owned by        This note was paid August 5, 1998
                        officer, director, and
                        principal stockholder at
                        the time)

07/30/98                Pinnacle Financial           $30,000 loan, 12% interest per annum, payable upon demand.
                        Corporation (owned by        This note was paid August 5, 1998.
                        officer, director, and
                        principal stockholder at
                        the time)

09/01/98                Mike and Debbie Stuart       $50,000 loan, 12% interest per annum, payable monthly, due
                        (officer, director, and      October 1, 1999, collateralized by used car inventory.  This
                        principal stockholder at     note was paid March 31, 2000.
                        the time)

09/11/98                Pinnacle Financial           $117,500 loan, 12% interest per annum, payable monthly, due
                        Corporation (owned by        October 11, 1999, collateralized by used car inventory.  This
                        officer, director, and       note was paid by the Amended and Restated Secured
                        principal stockholder at     Promissory Note dated March 31, 2000.
                        the time)


                                       39

DATE OF
TRANSACTION             RELATED PARTY                TRANSACTION

09/18/98                Pinnacle Financial           $400,000 loan, 12% interest per annum, payable monthly, due
                        Corporation (owned by        October 30, 1998 (extended and due upon demand),
                        officer, director, and       collateralized by used car inventory. This note was paid by
                        principal stockholder at     the Amended and Restated Secured Promissory Note dated March
                        the time)                    31, 2000.

10/20/98                Eastlane Trading Limited     $1,000,000 loan, 12% interest per annum, payable on request,
                        (principal stockholder)      due April 1, 2000, collateralized by used car inventory. This note was assumed by Pinnacle Financial as of December 31,
                                                     1999 and has been paid by the Amended and Restated
                                                     Secured Promissory Note due to Pinnacle Financial dated
                                                     March 31, 2000.

11/18/98                Eastlane Trading Limited     $232,259 loan, 12% interest per annum, payable on request,
                        (principal stockholder)      due April 1, 2000, collateralized by used car inventory. This note was assumed by Pinnacle Financial as of December 31,
                                                     1999 and has been paid by the Amended and Restated
                                                     Secured Promissory Note due to Pinnacle Financial dated
                                                     March 31, 2000.

02/05/99                Eastlane Trading Limited     $17,741 loan, 12% interest per annum, payable on request, due
                        (principal stockholder)      April 1, 2000, collateralized by used car inventory. This
                                                     note was assumed by Pinnacle Financial as of December 31,
                                                     1999 and has been paid by the Amended and Restated
                                                     Secured Promissory Note due to Pinnacle Financial dated
                                                     March 31, 2000.

5/13/99                 Pinnacle Financial           $300,000 loan, 12 % interest per annum, payable monthly, due
                        Corporation (owned by        May 13, 2000, personally guaranteed by Jules Gollins,
                        officer, director, and       Bruce Burton, Stuart Bailey, all officers of Auto Network
                        principal stockholder at     Group of New Mexico, and their respective spouses.
                        the time)

6/22/99                 Pinnacle Financial           $200,000 loan, 12 % interest per annum, payable monthly, due
                        Corporation (owned by        December 22, 1999. This note was paid by the Amended and
                        officer, director, and       Restated Secured Promissory Note dated March 31, 2000.
                        principal stockholder at
                        the time)

6/22/99                 Mark Moldenhauer (officer,   $100,000 loan, 12% interest per annum, payable monthly,
                        director and principal       due December 22, 1999. This note was paid by the Amended and
                        stockholder at the time)     Restated Secured Promissory
                        Note dated March 31, 2000.

7/20/99                 Cascade Funding Group. LLC   $1,572,000 loan, prime plus 6% interest per annum, payable
                        (owned by three officers     monthly, collateralized by used car inventory, due July 14,
                        of Auto Network Group        2000.
                        Northwest, Inc.)

8/3/99                  Pinnacle Financial           $50,000 loan, 12 % interest per annum, payable monthly, due
                        Corporation (owned by        February 3, 2000. This note was paid by the Amended and
                        officer, director, and       Restated Secured Promissory Note dated March 31, 2000.
                        principal stockholder at
                        the time)



                                       40

DATE OF
TRANSACTION             RELATED PARTY                TRANSACTION
8/3/99                  Mark Moldenhauer (officer,   $200,000 loan, 12 % interest per annum, payable monthly, due
                        director and principal       February 3, 2000. This note was paid by the Amended
                        stockholder at               and Restated Secured Promissory Note dated March 31, 2000.
                        the time)

8/13/99                 MDM Investments              $160,000 loan, 12 % interest per annum, payable monthly, due
                        (owned by Mike Stuart and    August 13, 2000. This note was paid October 14, 1999.
                        Mark Moldenhauer)

11/1/99                 MDM Investments              $300,000 loan, 12% interest per annum, payable monthly, due
                        (owned by Mike Stuart and    May 13, 2000.
                        Mark Moldenhauer)

11/5/99 and 11/9/99     Susan Gollins (wife of       $17,000 loan, 15% interest per annum, payable monthly, due on
                        officer and director of      demand.
                        Auto Network Group of New
                        Mexico, Inc.)

11/14/99                Darlene Burton Gollins       $45,000 loan, 15% interest per annum, payable monthly, due on
                        (wife of officer and         demand.
                        director of Auto Network
                        Group of New Mexico, Inc.)

12/27/99                Pinnacle Financial           $175,000 loan, 12 % interest per annum, payable monthly, due
                        Corporation (owned by        February 3, 2000.  This note was paid January 12, 2000.
                        officer, director, and
                        principal stockholder at
                        the time)

03/31/00                Pinnacle Financial           Amended and Restated Secured Promissory Note for $2,675,420,
                        Corporation                  12% interest per annum, interest payable monthly, 3 quarterly principal payments of
                                                     $569,307 beginning June 30,
                                                     2000, with final payment of
                                                     $967,500 due April 1, 2001,
                                                     personally guaranteed by
                                                     Roger L. Butterwick and
                                                     John E. Rowlett,
                                                     collateralized by all
                                                     assets of
                                                     AutoTradeCenter.com Inc.

03/31/00                Mark Moldenhauer             Amended and Restated Secured Promissory Note for $852,000,
                                                     12% interest per annum, interest payable monthly, principal and interest due April 1, 2001, personally guaranteed by
                                                     Roger L. Butterwick and John E. Rowlett, , collateralized by all assets of AutoTradeCenter.com Inc.

         During the period ended March 31, 1998, we consummated $1,255,000 of vehicle sale and purchase transactions with Specialty Cars of Scottsdale, which is owned by Mike Stuart and Mark Moldenhauer. At March 31, 1998, we had recorded in accounts receivable $37,522 due from Specialty Cars. Also during this period, we consummated $800,000 of vehicle sale and purchase transactions with Dove Motor Company, which is owned by Joseph Seaverns, a principal shareholder. At March 31, 1998, we had recorded an account payable of $15,999 to Dove Motors. The amount of each sale or purchase was for a value equivalent of what would have been attained by an independent third party. At March 31, 1999, these accounts had been paid in full.

         During the period ending March 31, 1998, we paid $4,000 for professional services to MRM Consultants, an entity owned by Mark Moldenhauer. At March 31, 1998 and March 31, 1999, he was owed $11,500 and $-0-, respectively.

         On May 5, 1998, we obtained a line of credit from First International Bank of Arizona in the amount of $500,000. The note was secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles and personally guaranteed by Messrs. Erskine, Stuart and Moldenhauer. In addition, Mr. Moldenhauer agreed to subordinate his loans made to us to the bank's line of credit. On May 7, 1998, the Company granted each of Messrs. Erskine, Stuart, and Moldenhauer two-year options to purchase 100,000 restricted shares of common stock at a price of $.75 per share. On March 26, 1999, the note was paid.


         On March 26, 1999, we obtained a $3,000,000 revolving line of credit from Wells Fargo Business Credit, Inc. The note was originally due March 31, 2000 and has been extended to November 30, 2000, and is secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles. The interest rate paid is 1.5% over the bank's prime rate. Messrs. Stuart and Moldenhauer, who are former officers, directors, and/or principal stockholders, and Mr. Butterwick, currently an officer, director and principal stockholder personally guaranteed the note. On December 31, 1998, we granted each of Messrs. Stuart, Moldenhauer, and Butterwick three-year options to purchase 250,000 restricted shares of common stock at a price of $1.00 per share, the closing bid on the common stock at December 31, 1998, in consideration for providing their personal guarantees on the line of credit. Mr. Butterwick remained as the sole guarantor of the note during the extension period, which ends November 30, 2000. No additional consideration was granted to Mr. Butterwick.


         AUTO NETWORK GROUP OF NEW MEXICO, INC. TRANSACTIONS. On June 1, 1998, Auto Network Group of New Mexico entered into a lease for an office and warehouse facility in Albuquerque, New Mexico, with G & B Investments LLC, an entity owned and controlled by Bruce Burton and Jules Gollins. The original lease that expired on May 31, 1999 has been extended to May 31, 2001. Messrs. Burton and Gollins are two of the principals who manage the Auto Network Group of New Mexico operations. The amount of lease payments made under this agreement was $26,732 for the year ended March 31, 1999 and $34,754 for the year ended March 31, 2000.

         Also on June 1, 1998, we entered into a Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of Auto Network Group of New Mexico. In consideration for the goodwill which Auto Network Group of New Mexico is receiving from JBS, JBS was granted a total of 800,000 restricted shares of our common stock valued at $.20 per share as follows: 266,667 shares issued upon execution of the agreement, held in escrow, and subject to forfeiture if Auto Network Group of New Mexico is not doing business as of June 1, 1999; 266,667 shares to be earned for the period June 1, 1998 through March 31, 1999 if pre-tax earnings of Auto Network Group of New Mexico are at least $60,000; and 266,666 shares to be earned for the period April 1, 1999 through March 31, 2000 if pre-tax earnings of Auto Network Group of New Mexico are at least $120,000. In addition, JBS may earn options to purchase restricted shares of our common stock at the rate of 5 options for every dollar of pre-tax earnings of Auto Network Group of New Mexico in excess of $60,000 for the period ending March 31, 1999, and 5 options for every dollar of pre-tax earnings of Auto Network Group of New Mexico in excess of $120,000 for the year ended March 31, 2000. The options are to be exercisable for a period of 3 years from date of grant at the bid price as of March 31, 1999 or 2000, respectively.


         For the period from June 1, 1998 through March 31, 1999, Auto Network Group of New Mexico had pre-tax earnings of $107,962, resulting in JBS, LLC earning 266,667 shares and 239,810 options, exercisable at $3.00 per share. For the period ending March 31, 2000, Auto Network Group of New Mexico had pre-tax earnings of $70,395, resulting in no shares or options being earned.


         On June 1, 1998, we loaned $250,000 to Auto Network Group of New Mexico. The related promissory note is due June 30, 2000 and earns interest at 12% per annum, payable monthly. This note has been extended to June 30, 2003.


         PINNACLE DEALER SERVICES, INC. TRANSACTIONS. On August 20, 1998, we acquired Pinnacle Dealer Services, Inc., an Arizona corporation owned and controlled by Debbie Stuart who is the wife of Mike Stuart, Mark Moldenhauer, and Cambridge Consulting Group, LLP for 300,000 restricted shares of common stock.

         WALDEN REMARKETING TRANSACTIONS. As of March 31, 1999, we acquired Walden Remarketing Services, Inc., a Minnesota corporation, by issuing the shareholders of Walden Remarketing a total of 2,050,000 restricted shares of common stock, cash of $125,000, and promissory notes in the aggregate principal amount of $425,000. The promissory notes accrued interest at the rate of 12% per annum and had a remaining principal balance of $314,475 at December 31, 1999, at which time they were converted into 314,475 common shares of our company.

         In connection with the acquisition of Walden Remarketing, Dennis E. Hecker, the principal shareholder of that company, provided a personal guaranty with respect to the full disclosure of liabilities of that company.

         On April 20, 1999, we entered into a consulting agreement with Dennis
E. Hecker as part of our acquisition of Walden Remarketing. Mr. Hecker has agreed to provide consulting services to us for a period of three years ending April 20, 2002. We granted Mr. Hecker an option to purchase 3,000,000 shares of our common stock at $3.00 per share. As of December 1, 1999 the consulting agreement and the option to purchase 3,000,000 shares of our common stock were canceled.

         AUTO NETWORK GROUP NORTHWEST, INC. On July 20, 1999, we acquired Auto Network Group Northwest, Inc., an Oregon corporation, by issuing the shareholders of Auto Network Group Northwest a total of 500,000 shares of restricted common stock valued at $1.50 per share. All shares are held in escrow and are subject to the following events:

         1. 83,333 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest as of March 31, 2000 are less than $30,000. If pre-tax earnings are between $30,000 and $50,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.

         2. 166,667 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest as of March 31, 2001 are less than $50,000. If pre-tax earnings are between $50,000 and $100,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.

         3. 250,000 shares are subject to forfeiture if the pre-tax earnings of Auto Network Group Northwest as of March 31, 2002 are less than $75,000. If pre-tax earnings are between $75,000 and $150,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited.

         In addition, the former shareholders of Auto Network Group Northwest may earn options to purchase restricted shares of our common stock at the rate of 5 options for every dollar of pre-tax earnings of Auto Network Group Northwest in excess of $50,000 for the period ending March 31, 2000; $100,000 for the year ended March 31, 2001; and, $150,000 for the year ended March 31, 2002. The options are to be exercisable for a period of 3 years from date of grant at the bid price of our common stock as of April 1, 2000, 2001 or 2002, respectively.

         For the period from July 20, 1999 through March 31, 2000, Auto Network Group Northwest had pre-tax earnings of $41,721, resulting in the former shareholders earning 69,535 shares.

         AUTO GROUP OF SAN ANTONIO, LTD. Effective April 1, 2000, we opened our office and warehouse wholesale operation in San Antonio, Texas. Auto Group of San Antonio Ltd., a Texas limited partnership, conducts our business in San Antonio. Our company is the sole limited partner and the sole owner of a newly formed limited liability company which serves as the general partner.

         We loaned the limited partnership $450,000, which is evidenced by an unsecured promissory note with interest at the rate of 12% per annum payable monthly, in arrears. This note, which may be prepaid at any time, has a final maturity on March 31, 2005. The limited partnership has entered into a management agreement with JRB AutoBrokers, L.P., a Texas limited partnership. JRB AutoBrokers also loaned $100,000 to the limited partnership on similar terms to our advance. This promissory note is subordinate to our loan.

         Under the terms of the management agreement, JRB is responsible for all day-to-day management of the limited partnership with complete autonomy, subject only to reasonable review by the general partner. In addition, we have issued 468,750 of our common shares to JRB to acquire this operation. The shares, that have been mutually valued at $2.00 per share, are to be held in escrow pending certain future events. 93,750 of such shares will be released to JRB on April 1, 2001, subject only to the continuation of the business at that date. Annually beginning

March 31, 2001, 93,750 additional shares or a portion thereof will be released subject to the limited partnership achieving pre-determined pre-tax earnings. For example, if the limited partnership earns $100,000 for the year ended March 31, 2001, 93,750 of such shares will be released to JRB. In the event earnings for the year fall below $100,000, a portion of these shares may still be released. After March 31, 2001, the pre-tax earnings floor increases through March 31, 2004. A currently interminable number of additional shares can be earned for the year ended March 31, 2005 based on pre-tax earning.

         Stock options to acquire our common shares also can be earned if pre-tax earnings exceed the total predetermined levels over the first five years of this operation.

         AUTO NETWORK GROUP OF EASTERN PA., INC. Effective April 1, 2000 we opened our office and warehouse wholesale operation in the Philadelphia, Pennsylvania area. Our business in Pennsylvania is conducted by Auto Network Group of Eastern Pa., Inc., a Pennsylvania corporation. We are the sole shareholder of this Pennsylvania operation.

         We loaned $300,000 to the Pennsylvania operation, which is evidenced by an unsecured promissory note with interest at the rate of 12% per annum payable monthly, in arrears. The note may be prepaid at any time and has a final maturity on March 31, 2006. Mr. Edward G. McCusker has agreed to loan $100,000 to the Pennsylvania operation on terms similar to our advance, on or before June 30, 2000. This loan will be subordinate to the debt owed to us. As of September 30, 2000, Mr. McCusker had not made the loan.

         The Pennsylvania operation entered into a management agreement with Mr. McCusker, which provides that he is responsible for all day-to-day operations. In addition, we have agreed to issue 232,500 of our common shares to Mr. McCusker as additional compensation for his services. The shares, valued by us at $2.00 per share, are to be held in escrow pending certain future events, including among other things the making of the loan by Mr. McCusker. 50,000 of such shares will be released to Mr. McCusker one year from his funding his obligation, subject to the continuation of the business at that date and to his satisfactory performance. Annually beginning March 31, 2001 and for each twelve-month period thereafter, 15,000, 22,488, 30,003, 32,504, 37,502, and
45,003 additional shares or a portion thereof will be released subject to the Pennsylvania operation achieving pre-determined pre-tax earnings. For example, if the operation earns $60,000 (floor) for the year ended March 31, 2001, 15,000 of such shares will be released to Mr. McCusker. In the event earnings for the year fall below $60,000, a portion of these shares may still be released. After March 31, 2001, the pre-tax earnings floor increases through March 31, 2006.

         Stock options to acquire our common shares also can be earned if pre-tax earnings exceed the total predetermined floor over the first six years of this operation.

         As of September 30, 2000, we decided to close our operations in Pennsylvania since the loan had not been made as of September 30, 2000 and certain disputes had arisen over the management of the operations. As a result, no shares will be issued to Mr. McCusker. We anticipate that closing this operation will result in a loss, the extent of which cannot be determined at this time.

         FUTURE TRANSACTIONS. All future affiliated transactions will be made or entered into on terms that are no less favorable to us than those that can be obtained from any unaffiliated third party. A majority of the independent, disinterested members of our board of directors will approve future affiliated transactions and forgiveness of loans.

         We believe that all loans made to affiliates by us meet the foregoing standard. All loans to affiliates made by us carry an interest rate of 12% per annum. This is the same interest rate paid by us on all notes payable to both affiliates and outside third parties, with the exception of our revolving line of credit with a financial institution. That revolving line of credit bears interest at the prime rate plus 1-1/2%.

                              SELLING STOCKHOLDERS

HOLDERS OF SERIES C AND D PREFERRED STOCK

         The following table sets forth information regarding beneficial ownership of shares of our Series C and D preferred stock as of the date of this prospectus. We are registering shares of common stock issuable upon conversion of the Series C and D preferred stock. The shares are being registered to permit public secondary trading of such shares, and each of the selling stockholders may offer the common stock for resale as they wish. Assuming that the selling stockholders convert all of their Series C and D preferred stock into common stock and sell all of their common stock, the selling stockholders will not own any common stock of our company. None of the selling stockholders has had any position, office, or material relationship with us within the past three years.

---------------------------------------------------------------- ----------------- ---------------- ------------------
                                                                    SHARES OF         SHARES OF     SHARES OF COMMON
                                                                     SERIES C         SERIES D       STOCK ISSUABLE
                                                                 PREFERRED STOCK      PREFERRED     UPON CONVERSION*<F1>
SELLING STOCKHOLDER                                                   OWNED          STOCK OWNED
---------------------------------------------------------------- ----------------- ---------------- ------------------
Almond Investors, LLC                                                       8,976           13,464          1,054,680
---------------------------------------------------------------- ----------------- ---------------- ------------------
John A. Brda                                                                  408              612             47,940
---------------------------------------------------------------- ----------------- ---------------- ------------------
Susan C. Buescher Revocable Trust                                             306              459             35,955
---------------------------------------------------------------- ----------------- ---------------- ------------------
E. Eugene Burwell Living Trust dated 5/19/99                                  408              612             47,940
---------------------------------------------------------------- ----------------- ---------------- ------------------
Curt E. Burwell Living Trust dated 4/9/99                                     816            1,224             95,880
---------------------------------------------------------------- ----------------- ---------------- ------------------
Indenture of Trust James F. Cool                                            1,836            2,754            215,730
---------------------------------------------------------------- ----------------- ---------------- ------------------
Robert M. Crivello                                                            204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
Anthony D. and Kelly A. Cupini                                                408              612             47,940
---------------------------------------------------------------- ----------------- ---------------- ------------------
Jimmy Dowda                                                                   306              459             35,955
---------------------------------------------------------------- ----------------- ---------------- ------------------
Edwards Capital Corporation                                                   306              459             35,955
---------------------------------------------------------------- ----------------- ---------------- ------------------
Generation Capital Associates                                               1,020            1,530            119,850
---------------------------------------------------------------- ----------------- ---------------- ------------------
Karron Heathman Living Trust                                                  204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
James E. Hullverson Jr. SEP IRA                                               816            1,224             95,880
---------------------------------------------------------------- ----------------- ---------------- ------------------
Thomas C. Hullverson                                                        1,428            2,142            167,790
---------------------------------------------------------------- ----------------- ---------------- ------------------
Brianna Lenz                                                                  204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
Frederick Lenz                                                                204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
D. Michael McDaniel                                                           408              612             47,940
---------------------------------------------------------------- ----------------- ---------------- ------------------
Red Rock Advisors Fund, LLC                                                 2,040            3,060            239,700
---------------------------------------------------------------- ----------------- ---------------- ------------------
S L Land Holdings Inc.                                                        204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
South County Investors                                                        204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
Holly Webb                                                                    204              306             23,970
---------------------------------------------------------------- ----------------- ---------------- ------------------
Ronnie L. Williams Sr.                                                        306              459             35,955
---------------------------------------------------------------- ----------------- ---------------- ------------------
TOTAL                                                                      21,216           31,824          2,492,880
---------------------------------------------------------------- ----------------- ---------------- ------------------
------------------

<F1>
* Assumes the conversion of the shares using the maximum conversion price of $4.00 per share for the Series D preferred stock. See "Description of Securities - Series C and D Preferred Stock" for an explanation of the conversion formula.



         The securities offered through this prospectus by the selling stockholders will be acquired through the conversion of Series C and D preferred stock. The selling stockholders purchased the Series C and D preferred stock in a private placement. We agreed to register the securities for resale by the selling stockholders to permit them to sell the shares as they wish in the market or in privately negotiated transactions. The selling stockholders have agreed that they will sell no more than 20% of their holdings (calculated assuming full conversion of their preferred stock) per month in the open market.

         We have agreed to bear the expenses of registering the common stock, but not broker discounts and commissions if the selling stockholders resell the common stock.

EXISTING HOLDERS OF COMMON STOCK

         We are also registering the shares owned by the persons in the table set forth below. The shares are being registered to permit public secondary trading of such shares, and each of the selling stockholders may offer the common stock for resale as they wish. Assuming that the selling stockholders sell all of the shares listed in the table, they will not own any common stock of our company. None of the selling stockholders has had any position, office, or material relationship with us within the past three years, except for Lloydminister Enterprises Inc. Lloydminister was a minority owner of BusinessTradeCenter. We issued the 5,000,000 shares in exchange for its interest in BusinessTradeCenter in March 2000.


-------------------------------------------------------------------------------------------- -------------------------
                                                                                               NUMBER OF SHARES OF
                                                                                                COMMON STOCK BEING
SELLING STOCKHOLDER                                                                                 REGISTERED
-------------------------------------------------------------------------------------------- -------------------------
Lloydminister Enterprises Inc.                                                                              2,500,000
-------------------------------------------------------------------------------------------- -------------------------
Kindersley Holdings Inc.                                                                                    2,500,000
-------------------------------------------------------------------------------------------- -------------------------
JK Technologies, L.L.C.                                                                                       560,000
-------------------------------------------------------------------------------------------- -------------------------
Beckstrand Investments L.L.C.                                                                                 440,000
-------------------------------------------------------------------------------------------- -------------------------
Billy K. McCoy and Susan McCoy                                                                                100,000
-------------------------------------------------------------------------------------------- -------------------------
Anthony & Company, Inc.                                                                                       107,143
-------------------------------------------------------------------------------------------- -------------------------
Net Chemistry                                                                                                  40,000
-------------------------------------------------------------------------------------------- -------------------------
TOTAL                                                                                                       6,247,143
-------------------------------------------------------------------------------------------- -------------------------


STOCK OPTIONS AND WARRANTS

         We are registering the shares issuable upon the exercise of the stock options and warrants set forth in the table below. We have agreed to bear the expenses of registering the shares issuable upon exercise of the options and warrants, but not any broker discounts or commissions incurred upon the resale of these shares.


----------------------------- ------------------ ------------- ----------------- -------------------------------------
                              NUMBER OF SHARES
                                ISSUABLE UPON      EXERCISE    EXPIRATION DATE     CONSIDERATION FOR THE OPTION OR
HOLDER                            EXERCISE          PRICE                                      WARRANT
----------------------------- ------------------ ------------- ----------------- -------------------------------------

Anthony Trejo                            50,000     $1.03          06/02/02      Services - promotion of company
----------------------------- ------------------ ------------- ----------------- -------------------------------------
Robert C. Crandall                       25,000     $1.03          06/02/02      Services - promotion of company
----------------------------- ------------------ ------------- ----------------- -------------------------------------
Wavefire Technologies                    75,000     $2.56          07/01/00      Services - computer programming and
                                                                                 system development
----------------------------- ------------------ ------------- ----------------- -------------------------------------
de Jong & Associates                     75,000     $1.20          01/01/02      Investment relations services
----------------------------- ------------------ ------------- ----------------- -------------------------------------
Gerry Richards                           30,000     $1.20          03/31/02      Investment relations services
----------------------------- ------------------ ------------- ----------------- -------------------------------------
Cardinal Securities LLC                  55,000     $5.40          02/15/05      Financial advisory services
----------------------------- ------------------ ------------- ----------------- -------------------------------------
RCG Capital Markets                     175,000     $0.50          09/21/01      Financial advisory services
 Group, Inc.
----------------------------- ------------------ ------------- ----------------- -------------------------------------
TOTAL                                   485,000
----------------------------- ------------------ ------------- ----------------- -------------------------------------


                            DESCRIPTION OF SECURITIES

         We are authorized to issue up to 100,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock, $0.10 par value per share. The following is a summary of the material provisions contained in our articles of incorporation and bylaws. You may wish to refer to our articles of incorporation and bylaws for more information. The section entitled "Available Information" in this prospectus describes how you can inspect or obtain copies of these documents. As of June 30, 2000, there were issued and outstanding 32,588,287 shares of common stock, 21,216 shares of Series C preferred stock, and 19,950 shares of Series D preferred stock.

COMMON STOCK

         Each share of common stock has one vote with respect to all matters voted upon by the shareholders.

         Holders of common stock are entitled to receive dividends, when and if declared by our board of directors, out of company funds legally available for the payment of dividends. We have never declared a dividend on our common stock and have no present intention of declaring any dividends in the future.

         Holders of common stock do not have any preemptive rights or other rights to subscribe for additional shares, or any conversion rights. Upon a liquidation, dissolution, or winding up of the affairs of our company, holders of the common stock will be entitled to share ratably in the assets available for distribution to such stockholders after the payment of all liabilities and any liquidation payments due to holders of preferred stock.

         All outstanding shares of common stock, and shares of common stock issuable upon conversion of the Series C and D preferred stock, when issued and paid for, will be fully paid and not liable for further call or assessment.

PREFERRED STOCK

         Our articles of incorporation authorize us to issue up to 1,000,000 shares of preferred stock, in one or more series, with such rights, preferences, qualifications, limitations, and restrictions as shall be set forth in a statement filed with the State of Arizona authorizing the issuance of such stock. We have established a Series A preferred stock consisting of 6,750 shares, a Series B preferred stock consisting of 250,000 shares, a Series C preferred stock consisting of 21,216 shares, and a Series D preferred stock consisting of 31,824 shares. No shares of Series A or Series B preferred stock are outstanding. As of June 30, 2000, there were 21,216 shares of Series C preferred stock and 19,950 shares of Series D preferred stock issued and outstanding.


SERIES C AND D PREFERRED STOCK

         CONVERSION OF SERIES C PREFERRED STOCK. Each share of Series C preferred stock is convertible into shares of our common stock at a price of $1.25.

         CONVERSION OF SERIES D PREFERRED STOCK. Each share of Series D preferred stock is convertible into shares of the registrant's common stock using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion:

         # OF SHARES OF PREFERRED STOCK X $100 = # of shares of
         -------------------------------------
         65% of average closing bid price         common stock

         There are 31,200 shares of Series D preferred stock issued and outstanding, making the aggregate dollar value of the Series D preferred shares to be converted $3,120,000. Since the maximum Conversion Price is $4.00 per share, we will be required to issue a minimum of 780,000 shares of common stock upon conversion of the Series D preferred stock.

         This prospectus covers the shares of common stock issuable upon conversion of the Series C and Series D preferred stock.

         LIQUIDATION PREFERENCE. In the event of liquidation, dissolution, or the winding up of our company, whether voluntary or involuntary, any holder of the Series C and Series D preferred stock shall be entitled to receive a distribution of $100 for each share of Series C or D preferred stock. This amount will be paid out of the assets of our company prior to any distribution of assets with respect to any other shares of capital stock.

         OPTIONAL REDEMPTION. We have the right and option to call, redeem, and acquire any or all of the shares of Series C and D preferred stock at a price equal to $110.00 per share, at any time, so long as such shares have not previously converted to common stock. Before we can do so, we must give at least 30 days' notice to the holders of the Series C and D preferred stock that provides them with the redemption date. However, the holders of the Series C and D preferred stock have the right during the 30-day period immediately following the date of the notice of redemption to convert their shares of preferred stock into common stock. If the shares are converted during this 30-day period, this call option shall be deemed not to have been exercised by us with respect to the shares so converted. The notice of redemption will require the holders to surrender to us, on or before the redemption date, to our transfer agent, the certificates representing the shares of Series C or D preferred stock to be redeemed. Even if the certificates representing the shares called for redemption have not been surrendered for redemption and cancellation on or after the redemption date, such shares shall be deemed to be expired and all rights of the holders of these shares shall cease and terminate.

         VOTING AND PREEMPTIVE RIGHTS. The holders of the Series C and D preferred stock have no voting rights except to the extent required by the Arizona Business Corporation Act, and neither the Series C or D preferred stock is entitled to any preemptive rights.

TRANSFER AGENT

         The transfer agent for our common and preferred stock is Standard Registrar & Transfer Agency, P.O. Box 14411, Albuquerque, New Mexico 87191.


                              PLAN OF DISTRIBUTION

         All or a portion of the securities offered through this prospectus by the selling stockholders may be delivered and/or sold in transactions from time to time on the over-the-counter market, in negotiated transactions, or a combination of such methods of sale. These transactions will be at market prices prevailing at the time, at prices related to such prevailing prices, or at negotiated prices. The selling stockholders may effect such transactions by selling to or through one or more broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders. The selling stockholders and any broker-dealers that participate in the distribution may under certain circumstances be deemed to be "underwriters" within the meaning of federal securities laws. Any commissions received by such broker-dealers and any profits realized on the resale of securities by them may be deemed to be underwriting discounts and commissions under federal securities laws.

         Any broker-dealer participating in such transactions as agent may receive commissions from the selling stockholders and, if they act as agent for the purchaser of the securities, from such purchaser. Broker-dealers may agree with the selling stockholders to sell a specified number of securities at a stipulated price per share. To the extent such a broker-dealer is unable to do so acting as agent for the selling stockholders, it may purchase as principal any unsold securities at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire securities as principal may then resell these securities in transactions which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. In connection with such resales broker-dealers may pay to or receive from the purchasers of these securities commissions computed as described above. To the extent required under the federal securities laws, a supplemental prospectus will be filed, disclosing

         (a)    the name of any such broker-dealers;

         (b)    the number of securities involved;

         (c)    the price at which such securities are to be sold;

         (d) the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable;

         (e) that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, as supplemented; and,

         (f)    other facts material to the transaction.

         Under applicable rules and regulations under federal securities laws, any person engaged in the distribution of the resale of securities may not simultaneously engage in market making activities with respect to the securities of our company for a period of two business days prior to the commencement of such distribution. In addition, the selling stockholders will be subject to applicable provisions of the federal securities laws, and the rules and regulations under these laws, including Regulation M, which provisions may limit the timing of purchases and sales of the securities by the selling stockholders.

         The selling stockholders will pay all commissions and other expenses associated with the sale of the common stock by them. The shares of common stock offered through this prospectus are being registered because of our contractual obligations with the selling stockholders, and we have paid the expenses of the preparation of this prospectus.


                         SHARES ELIGIBLE FOR FUTURE SALE

         As of June 30, 2000, the company has 32,588,287 shares of common stock, 21,216 shares of Series C preferred stock, and 19,950 shares of Series D preferred stock outstanding. Of the 32,588,287 shares of common stock, 11,992,690 shares are freely tradable without restriction and 20,595,597 shares are restricted. Of the restricted shares, 11,641,475 are held by "affiliates" of the Company. An "affiliate" of an issuer is a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. An "affiliate" can sell his shares only if the shares are registered under federal securities laws or exempt from registration. The SEC's Rule 144 is a type of exemption from registration. With respect to the remaining 8,954,122 restricted shares, 5,607,659 are currently eligible for sale under Rule 144. 6,247,143 of the shares which are currently not eligible for sale under Rule 144 are being registered in this registration statement.


         In general, under Rule 144 as currently in effect, a person, or persons whose shares are aggregated, who has beneficially owned restricted shares for at least one year is entitled to sell, within any three-month period, that number of shares that does not exceed the greater of one percent of the then outstanding shares or the average weekly trading volume of the then outstanding shares during the four calendar weeks preceding each such sale. Furthermore, a person who is not deemed an "affiliate" of the company and who has beneficially owned shares for at least two years is entitled to sell such shares under Rule 144 without regard to the volume limitations described above.


         There are also outstanding as of June 30, 2000, options to purchase shares of common stock, 21,216 shares of Series C preferred stock, and 19,950 shares of Series D preferred stock, all of which are exercisable to purchase or convertible into shares of common stock.


                                LEGAL PROCEEDINGS

         We are not a party to any pending legal proceedings and we do not know of any proceedings that are contemplated.


                                     EXPERTS

         We have included the consolidated financial statements of the company for the years ended March 31, 2000 and 1999, in reliance upon the report of Neff & Ricci, LLP, independent certified public accountants, whose report has been included in this prospectus upon the authority of that firm as experts in accounting and auditing.


                              AVAILABLE INFORMATION

         We have not previously been subject to the reporting requirements under federal securities laws. We have filed with the SEC a registration statement on Form S-1 and amendments to the registration statement with respect to the securities offered through this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules that are part of the registration statement. For further information with respect to the securities, and us you should review the registration statement and the exhibits and schedules. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document that has been filed as an exhibit.

         You can inspect the registration statement, as well as the exhibits and the schedules, filed with the SEC without charge, at the office of the SEC at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. You can also obtain copies of these materials from the SEC's Public Reference Section at 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates. The SEC maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at HTTP://WWW.SEC.GOV.

         We have a web site on the Internet at AutoTradeCenter.com.


                             REPORTS TO STOCKHOLDERS

         As a result of filing the registration statement, we will become subject to the reporting requirements of the federal securities laws, and will be required to file periodic reports, proxy statements, and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year, proxy statements, and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.


                                               INDEX TO FINANCIAL STATEMENTS
AutoTradeCenter.com Inc. and Subsidiaries:
     Consolidated Balance Sheet as of June 30, 2000 (Unaudited)...........................................F-1
     Consolidated Statements of Operations for the Three Months Ended
         June 30, 2000 and 1999 (Unaudited)...............................................................F-2
     Consolidated Statements of Cash Flows for the Three Months Ended June 30, 2000
         and 1999 (Unaudited).............................................................................F-3
     Notes to Consolidated Financial Statements as of June 30, 2000 (Unaudited)...........................F-4

     Independent Auditors' Report from Neff & Ricci LLP...................................................F-8
     Consolidated Balance Sheet as of March 31, 2000 and 1999.............................................F-9
     Consolidated Income Statement for the Years Ended March 31, 2000 and 1999 and
         From July 10, 1997 (Inception) Through March 31, 1998............................................F-10
     Consolidated Statement of Changes in Stockholders' Equity from July 10, 1997 (Inception)
         Through March 31, 1998 and the Years Ended March 31, 1999 and 2000...............................F-11
     Consolidated Statement of Cash Flows for the Years Ended March 31, 2000 and 1999 and
         From July 10, 1997 (Inception) Through March 31, 1998............................................F-13
     Notes to Consolidated Financial Statements...........................................................F-14

                   AutoTradeCenter.com Inc. and Subsidiaries
                      Condensed Consolidated Balance Sheets

                                     Assets

                                                                                                       June 30,
                                                                                                         2000            March 31,
                                                                                                      (Unaudited)          2000
                                                                                                     ------------      -------------
Current assets:
  Cash                                                                                               $  2,229,675      $  4,355,738
  Accounts receivable - trade, net                                                                      6,814,516         5,743,845
  Accounts receivable - employees and brokers, net                                                        452,533           332,122
  Inventory                                                                                             5,482,764         4,648,492
  Prepaid expenses and other                                                                              152,802           110,272
                                                                                                     -------------     -------------
    Total current assets                                                                               15,132,290        15,190,469
                                                                                                     -------------     -------------
Property and equipment, net                                                                             1,528,948         1,423,398
                                                                                                     -------------     -------------
Intangible assets, net                                                                                 13,144,602        13,506,484
                                                                                                     -------------     -------------
    Total assets                                                                                     $ 29,805,840      $ 30,120,351
                                                                                                     =============     =============

                      Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable - trade                                                                           $  5,551,964      $  4,401,858
  Notes payable - related party                                                                         4,489,354         4,086,128
  Notes payable - bank                                                                                  1,783,414         1,112,418
  Accrued liabilities                                                                                     236,366           245,049
                                                                                                     -------------     -------------
    Total current liabilities                                                                          12,061,098         9,845,453
                                                                                                     -------------     -------------
Non-current liabilities:
  Long-term debt - related party                                                                              -           1,819,500

                                                                                                     -------------     -------------
    Total non-current liabilities                                                                             -           1,819,500
                                                                                                     -------------     -------------
Stockholders' equity:
  Convertible  preferred  stock,  Series  C;  $.10 par  value;  400,000  shares authorized;  20,800 issued,  13,300 and 20,800 shares  outstanding at June 30,
    2000 and March 31, 2000, respectively; liquidation   preference   $110.00  per  share               1,219,083         1,906,536
  Convertible  preferred  stock,  Series  D;  $.10 par  value;  600,000  shares authorized;  31,200 issued,  19,950 and 31,200 shares  outstanding at June 30,
    2000 and March 31, 2000, respectively; liquidation preference $100.00 per share                     1,828,624         2,859,805
  Common  stock,  no par value;  100,000,000 shares authorized; 32,588,287 and
    27,652,609 shares issued and outstanding  at June 30, 2000 and March 31,
    2000,  respectively                                                                                21,808,175        19,779,542
  Retained  deficit                                                                                    (7,111,140)       (6,090,485)
                                                                                                     -------------     -------------
Total stockholders' equity                                                                             17,744,742        18,455,398
                                                                                                     -------------     -------------
    Total liabilities and stockholders' equity                                                       $ 29,805,840      $ 30,120,351
                                                                                                     =============     =============

           See notes to condensed consolidated financial statements.

                   AutoTradeCenter.com Inc. and Subsidiaries
                 Condensed Consolidated Statements of Operations
                                  (Unaudited)

                                                                                                       For the Three Months Ended
                                                                                                                 June 30,
                                                                                                         2000              1999
                                                                                                     -------------     -------------
Net sales                                                                                            $ 39,466,631      $ 34,295,436
Cost of sales                                                                                          37,281,599        32,454,613
                                                                                                     -------------     -------------
  Gross profit                                                                                          2,185,032         1,840,823
                                                                                                     -------------     -------------
Operating expenses:
  Selling                                                                                               1,542,309         1,252,894
  General and administrative                                                                            1,038,990           343,978
  Depreciation and amortization                                                                           463,960            86,251
                                                                                                     -------------     -------------
    Total operating expenses                                                                            3,045,259         1,683,123
                                                                                                     -------------     -------------
Income (loss) from operations                                                                            (860,227)          157,700
                                                                                                     -------------     -------------

Other income (expense):
  Miscellaneous                                                                                            50,294            26,067
  Interest expense                                                                                       (210,722)         (191,783)
                                                                                                     -------------     -------------
    Total other income (expense) - net                                                                   (160,428)         (165,716)
                                                                                                     -------------     -------------
Income (loss) before income taxes                                                                      (1,020,655)           (8,016)

Income tax benefit (expense)                                                                                  -                 562
Minority interest in loss of subsidiaries                                                                     -               2,991
                                                                                                     -------------     -------------
Net income (loss)                                                                                    $ (1,020,655)     $     (4,463)
                                                                                                     =============     =============

Basic earnings (loss) per share                                                                      $      (0.03)     $        -
                                                                                                     =============     =============
Diluted earnings (loss) per share                                                                    $      (0.03)     $        -
                                                                                                     =============     =============


           See notes to condensed consolidated financial statements.

                   AutoTradeCenter.com Inc. and Subsidiaries
                 Condensed Consolidated Statements of Cash Flows
                                  (Unaudited)

                                                                                                       For the Three Months Ended
                                                                                                                 June 30,
                                                                                                         2000              1999
                                                                                                     -------------     -------------
Cash flows from operating activities:
 Net income (loss)                                                                                   $ (1,020,655)     $     (4,463)
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
  Depreciation and amortization                                                                           463,960            86,251
 (Increase) decrease in:
  Accounts receivable                                                                                  (1,191,082)       (1,030,066)
  Inventory                                                                                              (834,273)         (227,016)
  Prepaid expenses and other current assets                                                               (24,488)           18,661
 Increase (decrease) in:
   Accounts payable                                                                                     1,150,106          (643,161)
   Accrued liabilities                                                                                     (8,683)          (65,142)
                                                                                                     -------------     -------------
    Net cash  provided by (used in) operating activities                                               (1,465,115)       (1,864,936)
                                                                                                     -------------     -------------
Cash flows from investing activities:
  Purchase of property and equipment                                                                     (225,670)          (90,613)
  Sale of property and equipment                                                                              -              45,925
                                                                                                     -------------     -------------
    Net cash  provided by (used in) investing activities                                                 (225,670)          (44,688)
                                                                                                     -------------     -------------
Cash flows from financing activities:
  Proceeds from borrowings                                                                             19,593,976        28,615,977
  Repayment of borrowings                                                                             (18,922,979)      (27,547,774)
  Proceeds from borrowings - related party                                                                218,900           630,100
  Repayment of borrowings - related party                                                              (1,335,175)          (24,000)
  Proceeds from issuance of common stock                                                                   10,000           200,000
                                                                                                     -------------     -------------
    Net cash  provided by (used in) financing activities                                                 (435,278)        1,874,303
                                                                                                     -------------     -------------
Net change in cash                                                                                     (2,126,063)          (35,321)

Beginning cash balance                                                                                  4,355,738           297,752
                                                                                                     -------------     -------------
Ending cash balance                                                                                  $  2,229,675      $    262,431
                                                                                                     =============     =============
Supplemental disclosures:
  Interest paid                                                                                      $    210,722      $    191,783
                                                                                                     =============     =============

           See notes to condensed consolidated financial statements.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2000
                                  (Unaudited)


NOTE A - PRESENTATION OF FINANCIAL STATEMENTS

         The condensed consolidated financial statements of AutoTradeCenter.com Inc. ("AUTC") or the "Company," which refers to AutoTradeCenter.com Inc, and its subsidiaries have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. These statements reflect all adjustments (including all normal recurring accruals) which, in the opinion of management, are necessary to present fairly the financial position, results of operations, and cash flows of AUTC as of June 30, 2000 and for all of the periods presented. These statements are condensed and do not include all of the information required by generally accepted accounting principles in a full set of financial statements. These statements should be read in conjunction with AUTC's financial statements and notes thereto included in AUTC'S Annual Report on Form 10-K for its fiscal year ended March 31, 2000.

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Auto Network Group of Arizona, Inc. ("ANET-AZ"), Auto Network Group of New Mexico, Inc. ("ANET-NM"), Auto Network Group Northwest, Inc. ("ANET-NW"), Auto Network Group of Pennsylvania, Inc. ("ANET-PA"), Auto Network Group of San Antonio LTD. ("AUTC-SA"), Pinnacle Dealer Services, Inc. ("PDS"), National Dealer Services ("NDSCo"), AutoTradeCenter Remarketing Services Inc. formerly Walden Remarketing Services, Inc. ("Walden
Remarketing"), and BusinessTradeCenter.com Inc. ("BTC"). All material intercompany accounts and transactions have been eliminated.


NOTE B - EARNINGS (LOSS) PER SHARE

         Basic earnings (loss) per share have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in average common shares outstanding that would result from the assumed exercise of outstanding stock options and the assumed conversion of debt and preferred stock. Since the Company operated at a loss for all periods stated the computation of diluted earnings per share would be anti-dilutive. Accordingly basic and diluted earnings (loss) per share are equivalent.


NOTE C - SEGMENT REPORTING

         The Company is required to report information about operating segments in and related disclosures about products and services, geographic areas and major customers. For the first quarter of its fiscal year ended March 31, 2001 the Company is reporting income in two segments: (1) Land based operations and
(2) Internet operations. Information relating to the Company's segments is more fully presented in Management's Discussion and Analysis contained elsewhere in this Quarterly Report.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2000
                                  (Unaudited)


NOTE D - ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

                                                                            June 30,          March 31
                                                                        ---------------- -----------------
                                                                              2000              2000
                                                                              ----              ----
       Trade accounts receivable                                           $6,904,571        $5,828,411
       Due from employees and independent wholesale brokers                 1,493,014         1,378,092
                                                                           ----------        ----------
                                                                            8,397,585         7,206,503
       Allowance for doubtful accounts                                      1,130,536         1,130,536
                                                                           ----------        ----------
              Total                                                        $7,267,049        $6,075,967
                                                                           ==========        ==========

         The allowance for doubtful accounts consist of the following:
              Beginning of the year                                        $1,130,536
              Provision for bad debts                                               0
              Write offs                                                            0             -
              Recoveries                                                            0             -
                                                                           ----------        ----------
              End of the quarter                                           $1,130,536
                                                                           ==========

NOTE E - INTANGIBLE ASSETS Intangible assets consist of the following:

                                                                            June 30,          March 31
                                                                        ---------------- -----------------
                                                                              2000              2000
                                                                              ----              ----
       Goodwill                                                             $13,746,926       $ 13,746,929
       Other                                                                 13,748 832         13,768,204
                                                                            -----------       ------------
         Less accumulated amortization                                          604,230            261,720
                                                                            -----------        -----------
                                                                            $13,144,602        $13,506,484
                                                                            ===========        ===========

NOTE F - STOCKHOLDERS' EQUITY

Preferred and Common Stock

         During June of 2000, holders of $750,000 and $1,125,000 of series C and series D convertible preferred shares (7,500 and 11,250 respectively) elected to convert such shares to common shares. Based on the formulae contained in the terms of the preferred shares, 1,925,678 shares of common stock will be issued during the second calendar quarter of the fiscal year ending March 31, 2001. Since these shareholders made a firm election to convert their preferred shares prior to June 30, 2000, the financial statements have been prepared giving effect to such conversion. In July of 2000, other holders of 700 and 1,050 shares of series C and D convertible stock, respectively, have elected to convert their shares into 176,371 common shares. When issued, these shares will become registered and available for sale (subject to certain lock-up provisions) upon the acceptance by the Securities and Exchange Commission of previous filings on Form S-1 and Form 10-K.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2000
                                  (Unaudited)


NOTE G - ACQUISITION OF SUBSIDIARIES.

AUTO GROUP OF SAN ANTONIO, LTD.

         Effective April 1, 2000, the Company opened an office and warehouse wholesale operation in San Antonio, Texas. Auto Group of San Antonio Ltd., a Texas limited partnership, conducts business in San Antonio. The Company is the sole limited partner and the sole owner of a newly formed limited liability company which serves as the general partner.

AUTO NETWORK GROUP OF EASTERN PA., INC.

         Effective April 1, 2000, the Company opened an office and warehouse wholesale operation in the Philadelphia, Pennsylvania area. The business in Pennsylvania is conducted by Auto Network Group of Eastern Pa., Inc., a Pennsylvania corporation. The Company is the sole shareholder of this Pennsylvania operation.

                            AUTOTRADECENTER.COM INC.
                                      AND
                                  SUBSIDIARIES

                                ----------------


                              FINANCIAL STATEMENTS

                                ----------------

                  FOR THE YEARS ENDED MARCH 31, 2000 AND 1999
                                      AND
             FROM JULY 10, 1997 (INCEPTION) THROUGH MARCH 31, 1998

NEFF & RICCI LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
7001 PROSPECT PLACE NE
ALBUQUERQUE, NM  87110



                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders
AutoTradeCenter.com, Inc. and Subsidiaries

We have audited the consolidated balance sheets of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of AutoTradeCenter.com, Inc. and Subsidiaries' management. Our responsibility is to express an opinion on these financial statements based on our audit.

The financial statements of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 1998, were audited by other other auditors whose report dated August 6, 1998, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2000 and 1999 financial statements referred to above present fairly, in all material respects, the consolidated financial position of AutoTradeCenter.com, Inc. and Subsidiaries as of March 31, 2000 and 1999, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/Neff & Ricci LLP
Albuquerque, New Mexico
May 11, 2000

                   AutoTradeCenter.com Inc. and Subsidiaries
                           Consolidated Balance Sheet

                                     ASSETS

                                                                         March 31,
                                                              -------------------------------
                                                                   2000             1999
                                                              -------------     -------------
Current assets:
  Cash                                                        $  4,355,738      $    297,752
  Accounts receivable - trade, net                               5,743,845         4,971,798
  Accounts receivable - employees and brokers, net                 332,122           324,248
  Inventory                                                      4,648,492         5,028,357
  Prepaid expenses and other                                       110,272            79,153
                                                              -------------     -------------
     Total current assets                                       15,190,469        10,701,308
                                                              -------------     -------------

Property and equipment, net                                      1,423,398           168,444
                                                              -------------     -------------

Intangible assets, net                                          13,506,484         2,207,378
                                                              -------------     -------------
    Total assets                                              $ 30,120,351      $ 13,077,130
                                                              =============     =============

                      Liabilities and Stockholders' Equity

Current liabilities:
  Accounts payable - trade                                    $  4,401,858      $  4,198,742
  Accounts payable - employees and related parties                    -              250,251
  Notes payable - related party                                  4,086,128         1,902,833
  Notes payable - bank                                           1,112,418         1,268,500
  Notes payable - other                                               -              301,000
  Accrued liabilities                                              245,049           269,117
                                                              -------------     -------------
    Total current liabilities                                    9,845,453         8,190,443
                                                              -------------     -------------
Non-current liabilities:
  Deferred income taxes                                               -                7,010
  Long-term debt - related party                                 1,819,500         1,968,613
                                                              -------------     -------------
    Total non-current liabilities                                1,819,500         1,975,623
                                                              -------------     -------------

Stockholders' equity:
  Convertible preferred stock, Series B; $10.00 par
    value; 250,000 shares authorized; 47,000 issued
    and outstanding in 1999; liquidation preference
    $10.00 per share                                                  -              372,037
  Convertible preferred stock, Series C; $.10 par
    value; 400,000 shares authorized; 20,800 issued
    and outstanding in 2000; liquidation preference
    $110.00 per share                                            1,906,536              -
  Convertible preferred stock, Series D; $.10 par
    value; 600,000 shares authorized; 31,200 issued
    and outstanding in 2000; liquidation preference
    $100.00 per share                                            2,859,805              -
  Common stock, no par value; 100,000,000 shares
    authorized; 27,652,609 and 20,385,084 shares issued
    and outstanding in 2000 and 1999, respectively              19,779,542         2,664,479
  Retained deficit                                              (6,090,485)         (125,452)
                                                              -------------     -------------
    Total stockholders' equity                                  18,455,398         2,911,064
                                                              -------------     -------------
Total liabilities and stockholders' equity                    $ 30,120,351      $ 13,077,130
                                                              =============     =============

                See notes to consolidated financial statements.

                   AutoTradeCenter.com Inc. and Subsidiaries
                      Consolidated Statement of Operations




                                                            For the Year Ended            From July 10, 1997
                                                    ---------------------------------    (inception) Through
                                                    March 31, 2000     March 31, 1999      March 31, 1998
                                                    --------------     --------------    -------------------

Net sales                                           $ 131,861,292      $ 97,665,410         $ 31,581,117
Cost of sales                                         125,770,135        93,388,836           30,280,247
                                                    --------------     -------------        -------------
  Gross profit                                          6,091,157         4,276,574            1,300,870
                                                    --------------     -------------        -------------
Operating expenses:
  Selling                                               4,084,987         2,772,192              905,303
  General and administrative                            2,397,342           868,556              274,388
  Depreciation and amortization                           358,228            27,858                3,429
                                                    --------------     -------------        -------------
    Total operating expenses                            6,840,557         3,668,606            1,183,120
                                                    --------------     -------------        -------------
Income (loss) from operations                            (749,400)          607,968              117,750

Other income (expense):
  Miscellaneous                                           102,133            70,686               12,553
  Bad debt expense                                     (1,045,970)          (90,055)                -
  Interest expense-related party                         (768,121)         (286,824)             (58,436)
  Interest expense                                       (182,429)         (129,955)             (55,968)
                                                    --------------     -------------        -------------
    Total other income (expense) - net                 (1,894,387)         (436,148)            (101,851)
                                                    --------------     -------------        -------------
Income (loss) before income taxes                      (2,643,787)          171,820               15,899
                                                    --------------     -------------        -------------
Income tax benefit (expense)                               56,034           (56,579)              (3,515)
                                                    --------------     -------------        -------------
Net income (loss)                                   $  (2,587,753)     $    115,241         $     12,384
                                                    ==============     =============        =============



Basic earnings (loss) per share                     $       (0.12)     $       0.01         $       0.00
                                                    ==============     =============        =============

Diluted earnings (loss) per share                   $       (0.12)     $       0.01         $       0.00
                                                    ==============     =============        =============



                See notes to consolidated financial statements.




                    AutoTradeCenter.com Inc. and Subsidiaries
            Consolidated Statement of Changes in Stockholders' Equity
From July 10, 1997 (inception) Through March 31, 1998, and The Years Ended March 31, 1999 and 2000

                       Series A and           Series C,          Series D,
                   Series B Convertible      Convertible        Convertible
                     Preferred Stock      Preferred Stock     Preferred Stock         Common Stock         Retained
                    Shares     Amount    Shares    Amount    Shares    Amount      Shares       Amount     Earnings        Total
                   --------  ----------  ------  ----------  ------  ----------  ----------  -----------  -----------   ------------
Beginning
 balance, July
 10, 1997
 (inception)-
 Issued common
 stock to
 founders                                                                         9,000,000  $    30,000                $    30,000

December 1997 -
 Issued common
 stock pursuant
 to Rule 504 of
 Regulation D                                                                     1,002,500       25,062                     25,062

February 1998 -
 Issued conver-
 tible Series A
 preferred stock     6,750   $ 675,000                                                                                      675,000

March 1998 -
 converted
 Series A pre-
 ferred shares
 into common
 shares: 1,111
 to 1               (2,902)   (290,171)                                           3,224,122      290,171                        -

Series A Pre-
 ferred stock
 offering costs                 (2,578)                                                                                      (2,578)

Net income from
 July 10,1997
 (inception)
 through March
 31, 1998                                                                                                 $    12,384        12,384
                   --------  ----------  ------  ----------  ------  ----------  ----------  -----------  ------------  ------------
Balance -
 March 31, 1998      3,848     382,251      -           -       -           -    13,226,622      345,233       12,384       739,868

June 1998 -
 Issued common
 shares under
 goodwill agree-
 ment                                                                               266,667       53,333                     53,333

August 1998 -
 Issued common
 shares for
 purchase of
 subsidiary                                                                         300,000       47,814                     47,814

November 1998 -
 Issued conver-
 tible Series B
 preferred stock    35,000     281,242                          -           -                                               281,242

December 1998 -
 Issued conver-
 tible Series B
 preferred stock    12,000      90,795                          -           -                                                90,795

March 1999 -
 Converted
 Series A Pre-
 ferred Shares
 into Common
 Shares: 1,111
 to 1               (3,848)   (382,251)                         -           -     4,275,128      382,251                        -

March 1999 -
 Effect of Con-
 structive Divi-
 dend on Con-
 vertible Series
 B Preferred
 Stock                                                                                           253,077     (253,077)

March 1999 -
 Issued Common
 Shares Under
 Goodwill Agree-
 ment                                                                               266,667       53,333                     53,333

March 1999 -
 Issued Common
 Shares for Pur-
 chase of Subsi-
 diary                                                                            2,050,000    1,450,000                  1,450,000

March 1999 -
 Fair Value of
 Stock Options
 Granted for
 the year ended                                                                                   79,438                     79,438

Net Income for
 the year ended
 March 31, 1999                                                                                               115,241       115,241
                   --------  ----------  ------  ----------  ------  ----------  ----------  -----------  ------------  ------------
Balance -
 March 31, 1999     47,000     372,037      -           -       -           -    20,358,084    2,664,479     (125,452)    2,911,064
                   --------  ----------  ------  ----------  ------  ----------  ----------  -----------  ------------  ------------

                       See Notes to Financial Statements


                       Series A and           Series C,          Series D,
                   Series B Convertible      Convertible        Convertible
                     Preferred Stock      Preferred Stock     Preferred Stock         Common Stock         Retained
                    Shares     Amount    Shares    Amount    Shares    Amount      Shares       Amount     Earnings        Total
                   --------  ----------  ------  ----------  ------  ----------  ----------  -----------  -----------   ------------
Balance forward     47,000     372,037                                           20,385,084  $ 2,664,479  $  (125,452)   $2,911,064

April 1999 -
 Exercise of
 stock options                                                                      100,000      200,000                    200,000

December 1999 -
 Note payable
 converted into
 stock                                                                              314,475      314,475                    314,475

Series B Pre-
 ferred stock
 conversion
 January 31,
 2000              (47,000)   (372,037)                                             543,515      372,037                        -

February 2000 -
 Issued common
 shares for
 software
 development                                                                         40,000       80,000                     80,000

February 2000 -
 Warrants
 conversion                                                                         100,000       50,000                     50,000

February 2000 -
 Issued conver-
 tible Series C
 preferred stock                         20,800  $1,906,536                                                               1,906,536

February 2000 -
 Issued Conver-
 tible Series D
 Preferred Stock                                             31,200  $2,859,805                                           2,859,805

March 2000 -
 Issued common
 shares for
 purchase of
 minority
 interest in
 subsidiary                                                                       5,000,000    9,375,000                  9,375,000

March 2000 -
 Issued common
 shares for
 purchase of
 subsidiary                                                                       1,100,000    2,801,590                  2,801,590

March 2000 -
 Issued re-
 stricted common
 shares for
 purchase of
 subsidiary                                                                          69,535      193,401                    193,401

March 2000 -
 Effect of con-
 structive divi-
 dend on
 convertible
 Series C
 preferred stock                                                                               1,697,280   (1,697,280)          -

March 2000 -
 Effect of
 constructive
 dividend on
 convertible
 Series D
 preferred stock                                                                               1,680,000   (1,680,000)          -

March 2000 -
 Fair value of
 stock options
 granted for
 services for
 the year ended.                                                                                 351,280                    351,280

Net loss for the
 year ended
 March 31, 2000                                                                                            (2,587,753)   (2,587,753)
                   --------  ----------  ------  ----------  ------  ----------  ----------  -----------  ------------  ------------
Balance -
 March 31, 2000        -     $     -     20,800  $1,906,536  31,200  $2,859,805  27,652,609  $19,779,542  $(6,090,485)  $18,455,398
                   ========  ==========  ======  ==========  ======  ==========  ==========  ===========  ============  ============




                       See Notes to Financial Statements

                   AutoTradeCenter.com Inc. and Subsidiaries
                      Consolidated Statement of Cash Flows

                                                                                                                       From July 10,
                                                                                                                    1997 (Inception)
                                                                                    For the Year Ended                   Through
                                                                          March 31, 2000        March 31, 1999        March 31, 1998
                                                                          --------------        --------------      ----------------
Cash flows from operating activities:

  Net income (loss)                                                         $(2,587,753)          $   115,241           $    12,384
  Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depreciation and amortization                                             358,228                27,858                 3,429
      Bad debt expense                                                        1,045,970                90,055                   -
      Stock options issued for services                                         351,280                23,083                   -
  (Increase) decrease in:
    Accounts receivable                                                      (1,825,891)           (3,582,169)           (1,705,323)
    Inventory                                                                   379,866            (2,845,459)           (2,182,898)
    Prepaid expenses and other current assets                                    24,915               (70,906)              (17,700)
  Increase (decrease) in:
    Accounts payable                                                            (47,135)            2,448,261             1,916,020
    Accrued liabilities                                                         (67,774)               95,445                89,491
    Deferred income taxes                                                        (3,545)                3,545                 3,465
                                                                           -------------          ------------          ------------
        Net cash used in operating activities                                (2,371,839)           (3,695,046)           (1,881,132)
                                                                           -------------          ------------          ------------
Cash flows from investing activities:

  Purchase of property and equipment                                           (536,512)             (158,287)              (57,225)
  Sale of property and equipment                                                 62,675                56,277                   -
  Investment in other assets                                                        -                    (605)               (2,128)
  Net cash paid for acquisitions                                                    -                 (79,570)                  -
                                                                           -------------          ------------          ------------
    Net cash used in investing activities                                      (473,837)             (182,185)              (59,353)
                                                                           -------------          ------------          ------------
Cash flows from financing activities:

  Proceeds from borrowings                                                   85,699,933             4,868,500                   -
  Repayment of borrowings                                                   (85,856,015)           (3,625,000)                  -
  Proceeds from related party borrowings                                      3,175,703             1,903,033             1,601,000
  Repayment of related party borrowings                                      (1,132,300)             (560,500)             (769,000)
  Proceeds from long-term debt                                                      -               1,216,913               381,000
  Proceeds from issuance of convertible preferred stock                       4,766,341               372,037               672,422
  Proceeds from issuance of common stock                                        250,000                   -                  55,063
                                                                           -------------          ------------          ------------
    Net cash provided by financings activities                                6,903,662             4,174,983             1,940,485
                                                                           -------------          ------------          ------------

Net change in cash                                                            4,057,986               297,752                   -

Beginning cash balance                                                          297,752                   -                     -
                                                                           -------------          ------------          ------------
Ending cash balance                                                        $  4,355,738           $   297,752           $       -



Supplemental disclosures:
  Interest paid                                                            $    950,550           $   355,006           $   107,960
                                                                           =============          ============          ============

  Income taxes paid                                                        $      3,000           $    73,527           $       -
                                                                           =============          ============          ============

  Issuance of common stock for goodwill                                    $ 11,607,064           $ 2,141,158           $       -
                                                                           =============          ============          ============





                 See notes to consolidated financial statements

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INCORPORATION AND NATURE OF BUSINESS

         AutoTradeCenter.com Inc. ("the Company") was incorporated pursuant to the laws of the State of Arizona on July 10, 1997 and began operations on September 22, 1997. In December 1998, the Company changed its name from Auto Network USA, Inc. to Auto Network Group, Inc. In March 1999, the Company again changed its name to AutoTradeCenter.com Inc. to more properly reflect its future direction as an Internet based wholesaler of used automobiles. The wholesale automobile business principally involves activities related to redistributing used vehicles, typically acquired from franchised and independent auto dealers, lessors, banks and other finance companies and reselling them to other franchised and independent dealers. The Company engages in these activities either as a fee-based service or as a principal to the transaction. As a principal, the Company takes title to the vehicle being redistributed.

         The Company's land based operations (non-Internet), where in the Company is a principal to the transaction, performs these services through independent wholesale brokers. Each broker buys and sells vehicles in the name of the Company. Currently, the Company employs two methods of compensating each broker. Under the first arrangement, the broker retains all profit or loss in excess of a fixed fee per vehicle charged by the Company for the services it provides for the brokers. Under the second arrangement, the Company and the broker share the profit and loss in accordance with negotiated percentage splits. As of April 1, 2000, the Company has 5 locations throughout the United States.

         The company's Internet operations facilitate the exchange of used vehicles from franchised and independent auto dealers, lessors, banks and other finance companies to other franchised and independent dealers. The Company, generally, earns fees from these exchanges, utilizing its proprietary software. The Company, currently does not act as principal in its Internet business. In the future, the Company may acquire certain trade-in used vehicles from individuals for sale to dealers as a result of strategic alliances with Internet companies engaged in the business of selling new cars on line. (Such as Autobytel.com). Vehicles acquired through this medium will be sold directly to the franchise dealer providing the new car to the on-line consumer, the Company through its land-based operations or to dealers over the internet.

         AutoTradeCenter.com Inc. stock is traded on the NASD Bulletin Board under the symbol AUTC.OB.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries: Auto Network Group of Arizona, Inc. ("ANET-AZ"), Auto Network Group of New Mexico, Inc. ("ANET-NM"), Auto Network Group Northwest, Inc. ("ANET-NW"), Pinnacle Dealer Services, Inc. ("PDS"), National Dealer Services ("NDSCo"), AutoTradeCenter Remarketing Services Inc. formerly Walden Remarketing Services, Inc. ("Walden Remarketing"), and BusinessTradeCenter.com Inc. ("BTC"). All material intercompany accounts and transactions have been eliminated.

RECLASSIFICATIONS

         Certain prior period amounts have been reclassified to conform to the current year presentation.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

         assets and liabilities, disclosures at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

CASH AND CASH ITEMS

         Cash and cash items include all highly liquid debt instruments purchased with a maturity of three months or less at the date of acquisition. At times, cash balances held at financial institutions were in excess of federally insured limits.

INVENTORY

         Inventory consists entirely of used vehicles that are stated at the lower of cost or market. The cost of used vehicles is determined on a specific identification basis. The cost of each vehicle includes the purchase price plus transportation and reconditioning expenses. The Company reduces the carrying value of each vehicle if the total cost exceeds the net realizable value of the vehicle.

DEPRECIATION METHOD

         Equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the assets estimated useful lives ranging from 3 to 10 years.

AMORTIZATION OF INTANGIBLES

         Goodwill and other intangibles are amortized on a straight-line basis over periods ranging up to 10 years. The Company periodically assesses the recoverability of the cost of its goodwill based upon a review of projected undiscounted cash flows of the related operating entity. These cash flow estimates are prepared and reviewed by management in connection with the Company's annual long-range planning process. As of March 31, 2000, there had been no write down of goodwill.

REVENUE RECOGNITION

         Revenue and the corresponding cost of the sale is recognized when vehicles are sold to customers evidenced by a sale and a purchase order, respectively. The Company pays for the vehicle and receives payment from its customers when the vehicle title is presented. It is not unusual for a title to lag several days behind the recordation of the vehicle purchase and physical delivery; correspondingly, a vehicle may be sold and delivered to a customer prior to the delivery of the title and the receipt of cash. These sales are recorded in trade receivables until the cash if received. The Company has implemented the requirements of Staff Accounting Bulletin 101, which did not have a material impact on revenue recognition in the financial statements.

EARNINGS PER SHARE

         Basic earnings per share have been computed based on the weighted average number of common shares outstanding. Diluted earnings per share reflects the increase in average common shares outstanding that would result from the assumed exercise of outstanding stock options and the assumed conversion of debt and preferred stock.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

VALUATION OF STOCK OPTIONS

         The Company uses the intrinsic value method for valuing stock options issued to employees. The Company uses the fair value of goods or services received or the fair value of the options or warrants issued, whichever is more readily measurable, to determine the expense to record for options or warrants issued to non-employees.

INCOME TAXES

         The Company recognizes deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in its financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based upon the difference between financial statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

SEGMENT REPORTING

         The Company is required to report information about operating segments in and related disclosures about products and services, geographic areas and major customers. The Company currently has only one operating segment at March 31, 2000. However, on February 28, 2000 the Company entered into a Motor Vehicle Remarketing Agreement with American Honda Finance Corporation and on March 1, 2000 purchased NDSCo. These events launched the Company's Internet re-marketing segment. The Company earned no revenue from its Internet re-marketing operations during the year ended March 31, 2000, and its related expenses from its Internet subsidiaries, BusinessTradeCenter.com Inc. and NDSCo, were immaterial to its operations. Beginning with the year ended March 31, 2001 the Company will report information regarding both its land based and its Internet re-marketing operations.


NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

                                                                                      March 31,
                                                                          ---------------- -----------------
                                                                                  2000             1999
                                                                                  ----             ----
       Trade accounts receivable                                              $5,828,411         $5,061,853
       Due from employees and independent wholesale brokers                    1,378,092            324,248
                                                                              -----------        ----------
                                                                               7,206,503          5,386,101
       Allowance for doubtful accounts                                         1,130,536             90,055
                                                                              -----------        ----------
              Total                                                           $6,075,967         $5,296,046
                                                                              ===========        ==========

         The allowance for doubtful accounts consist of the following:
              Beginning of the year                                           $   90,055        $   -0-
              Provision for bad debts                                          1,045,970         90,055
              Write offs                                                          (5,489)           -0-
              Recoveries                                                             -0-            -0-
                                                                              -----------       -------
              End of the year                                                 $1,130,536        $90,055
                                                                              ===========       =======

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE B - ACCOUNTS RECEIVABLE (CONTINUED)

         On March 31, 2000 accounts receivable from used car brokers ("Brokers") providing services to the Company under the terms of work-for-hire agreements totaled $1,378,092. These receivables represent amounts owed to the Company by such Brokers for losses, net of profits, charged to such Brokers in purchasing and selling used vehicles. Although ownership of and title to the vehicles is retained by the Company, the Brokers are personally liable for losses, if any, resulting from transactions regarding such vehicles. Normally, Brokders repay these losses to the Company out of their future income.

         The allowance primarily is needed to offset negative balances from the accounts of five Brokers, four of whom are no longer with the Company. Bad debt losses attributable to these Brokers is estimated to be $800,000. An additional $150,000 in potential charge-offs are from a Broker currently providing services to the Company and are related to transactions between such Broker and one of the former Brokers discussed previously. Approximately $100,000 relates to other Brokers, some of whom are no longer with the Company. The losses were incurred in transactions primarily in 1999 and the first quarter of 2000. Despite all efforts to collect the accounts receivable from these Brokers, management subsequent to year end, determined that a substantial part of these balances are uncollectible. Accordingly management believed it was appropriate to establish the reserve effective March 31, 2000.


NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                                                                          March 31,
                                                                                -----------------------------
         CATEGORY                                        LIFE/METHOD                 2000          1999
         --------                                        -----------                 ----          ----
         Computers and equipment                         3 years/SL             $  597,231       $ 40,490
         Software/systems design                         3 years/SL                598,225          9,509
         Vehicles                                        3 years/SL                229,910         80,442
         Furniture and fixtures                          7 years/SL                100,243         46,021
         Leasehold improvements                          5 years/SL                 16,628         16,628
                                                                                ----------       --------
                                                                                 1,542,237        193,090
         Less allowance for depreciation                                           118,839         24,646
                                                                                ----------       --------
                                                                                $1,423,398       $168,444
                                                                                ==========       ========


NOTE D - INTANGIBLE ASSETS

Intangible assets consist of the following:

                                                                                        March 31,
                                                                              ------------------------------
                                                                                    2000          1999
                                                                                    ----          ----
         Goodwill                                                              $13,746,926     $2,139,862
         Other                                                                      21,278         71,788
                                                                               -----------     ----------
                                                                                13,768,204      2,211,650
         Less accumulated amortization                                             261,720          4,272
                                                                               -----------     ----------
                                                                               $13,506,484     $2,207,378
                                                                               ===========     ==========


Also see Note J.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE E - LONG-TERM DEBT AND NOTES PAYABLE

Long-term debt and notes payable consists of the following:

                                                                                            March 31,
                                                                                   ------------- --------------
RELATED PARTY AND AFFILIATES:                                                           2000          1999
                                                                                        ----          ----
o        Notes  payable to former  officer  and  director,  12%  annual  interest payable monthly, collateralized by all accounts receivable,  inventory,
         equipment  and  certain  intangibles,   $852,000  due  April  1,  2001,
         $300,000 due January 15, 1999, 30 day renewable terms,  subordinated to     $1,152,000     $  852,000
         senior debt.  The $852,000 note can be  accelerated  if either Roger L.
         Butterwick  or John E.  Rowlett  ceases to be an officer  or  director.
         (See 1. and 2.  below)
o        Note payable to former officer and director, 12% annual interest payable monthly, collateralized by inventory, due October 1, 1999,
         subordinated to senior debt.  (See 2. below)                                       -0-         50,000
o        Note payable to an entity  controlled  by a former  officer and director of the Company, 12% annual interest payable monthly, collateralized by all accounts receivable, inventory, equipment, and certain intangibles.
         $569,307 is due June 30, 2000, $569,307 is due September 30, 2000,
         $569,306 is due December 31, 2000 with the balance of $967,500 due
         April 1, 2001. This note is subordinated to senior debt and can be accelerated if either Roger L. Butterwick or John E.
         Rowlett ceases to be an officer or director (See 2.  below)                  2,675,420        717,500
o        $1,572,000  line of credit to an entity  controlled by three officers of
         ANET-NW,  annual interest at prime plus 6% (currently 15%),  secured by all accounts receivable,  inventory,  and furniture and equipment,  due
         July 14, 2000.                                                               1,409,683            -0-
o        Note payable to a shareholder of an entity acquired by the Company, 12%
         annual interest, principal and interest payable monthly, due October
         1, 2000.                                                                           -0-        425,000
o        Note payable to an entity  controlled  by two  officers of ANET-NM,  15%
         annual interest  payable  monthly,  due June 30, 2000,  subordinated to
         senior debt.  (See 3. below)                                                   174,116        198,116
o        Note  payable  to an  entity  controlled  by  two  former  officers  and directors of the Company, 12% annual interest payable monthly, collateralized by inventory, due May 13, 2000 and 30 day renewable
         terms, subordinated to senior debt.  (See 2. below)                            300,000            -0-
o        Notes payable to a related party,  15% annual interest  payable monthly,
         due on demand.                                                                  17,000            -0-
o        Note payable to a related party,  15% annual interest  payable  monthly,
         due on demand.                                                                  35,000            -0-
o        Note payable to an entity  controlled  by two  officers of ANET-NM,  12%
         annual interest payable monthly, due on demand.                                 50,000            -0-
o        Note  payable to an  officer of  ANET-NM,  15% annual  interest  payable monthly,  due upon 30 days notice,  subordinated  to senior debt.  (See
         3. below)                                                                       92,409        123,084
o        Note  payable to an entity that is a major  shareholder  of the Company,
         12% annual interest payable monthly, due April 1, 2000.  (See 4. below)
                                                                                            -0-      1,500,246
o        Notes payable to officers and major shareholders, 12% annual interest payable quarterly, due March 31, 2001, convertible into stock of
         subsidiary.  (See 6. below)                                                        -0-          5,500
                                                                                     ----------     ----------


                                      F-18

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

                                                                                            March 31,
                                                                                   ------------- --------------
RELATED PARTY AND AFFILIATES:                                                           2000           1999
                                                                                        ----           ----

                                                                                      5,905,628      3,871,446

BANK:
o        $3,000,000  revolving  line of credit,  1.5% over prime,  secured by all accounts  receivable,  inventory,  equipment  and certain  intangibles,
         partially guaranteed by one officer, due June 30, 2000 (See 5. below)        1,112,418      1,268,500
OTHER:
o        Note payable to an unrelated third party,  12% annual  interest  payable
         monthly, due September 22, 1999.                                                   -0-        301,000
                                                                                     ----------     ----------
Total long-term debt and notes payable                                                7,018,046      5,440,946
                                                                                     ----------      ---------

Less current portion of long-term debt and notes payable:
         Related party and affiliates                                                 4,086,128      1,902,833
         Bank                                                                         1,112,418      1,268,500
         Other                                                                              -0-        301,000
                                                                                     ----------     ----------
         Total current portion of long-term debt and notes payable                    5,198,546      3,472,333
                                                                                     ----------     ----------
Total long-term debt                                                                 $1,819,500     $1,968,613
                                                                                     ==========     ==========

     1. A note in the amount of $300,000 is convertible, at the option of note holder, into shares of the Company's common stock at a conversion price of $0.10 per share. The option expires 30 days after the term of the note. This note was converted into 3,000,000 shares of common stock on May 1, 2000.
     2. Various notes maturing during the year were extended by mutual agreement and not paid when they became due.
     3. The note is convertible at any time into shares of the Company's common stock at the bid price of the common stock at date of conversion.
     4. The note is convertible, prior to acceptance of payment in full of the outstanding balance, into shares of the Company's common stock at a conversion price of $1.03 per share. This note was paid in full on December 31,1999 and was not converted into common stock.
     5. Subject to the bank's approval, the loan may be increased to the lessor of 85% of the eligible accounts receivable or $3 million. The amount of the average unused line as of year-end is $1,765,895. The bank charges a fee on the amount of the unused line by taking the average unused portion times .25% divided by 360 times the days in the month. This calculated into a fee of $380 for the month of March 2000. In addition, the loan requires net income and equity limits be met and limits capital expenditures, officers' pay and additional indebtedness. At March 31, 2000, the Company was in violation of various provisions of the loan agreement. These provisions apply to the amount of net loss incurred and the amount of capital expenditures incurred. The lender subsequently waived these Events of Default.
     6. These notes were paid in full on February 16, 2000 and were not converted into the common stock of the subsidiary.

               All long-term debt in the amount of $1,968,613 at March 31, 1999 matures during the year ending March 31, 2001. All long-term debt in the amount of $1,819,500 at March 31, 2000 matures during the year ending March 31, 2002.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE F - FAIR VALUE OF FINANCIAL INSTRUMENTS

         The methods and assumptions used to estimate the fair value of each class of financial instrument are as follows:

CASH AND CASH EQUIVALENTS, RECEIVABLES, AND ACCOUNTS PAYABLE

         The carrying amount approximate fair value because of the short-term maturity of these instruments.

LONG-TERM DEBT (INCLUDING AMOUNTS DUE WITHIN ONE YEAR)

         The fair value of long-term debt was based upon market prices where available or current borrowing rates available for financing with similar terms and maturities.

                                                                            March 31,
                                               --------------------------------------------------------------
                                                          2000                              1999
                                               ---------------------------       ----------------------------
                                               FAIR VALUE     CARRYING VALUE     FAIR VALUE     CARRYING VALUE
Cash and cash equivalents                      $4,355,738       $4,355,738       $  297,752       $  297,752
Long-term  debt  which  includes  amounts
due within one year.                           $7,018,046       $7,018,046       $5,440,946       $5,440,946


NOTE G - INCOME TAXES

         The income tax provision (benefit) shown in the consolidated income statement is detailed for each year ended March 31:

                                                                        2000             1999          1998
                                                                        ----             ----          ----
         Currently payable (receivable):
                  Federal                                              $(38,459)       $43,564         $-0-
                  State                                                 (10,565)         9,470           50
                                                                       ---------       -------         ----
                      Total currently payable                           (49,024)        53,034           50
                                                                       ---------       -------         ----

         Deferred:
                  Federal                                                (5,105)         3,154         1,951
                  State                                                  (1,905)           391         1,514
                                                                       ---------       -------        ------
                      Total deferred                                     (7,010)         3,545         3,465
                                                                       ---------       -------         -----
                           Total                                       $(56,034)       $56,579        $3,515
                                                                       =========       =======        ======

         The income tax provision (benefit) for continuing operations varied from the federal statutory rate as follows for each year ended March 31:

                                                                         2000             1999          1998
                                                                         ----             ----          ----
         U.S. Statutory rate                                               (34)%           34%           34%
         State income taxes, net of federal income tax benefit              (8)%            8%            8%
         Valuation allowance                                                39 %            0%            0%
                                                                           -----           ---           ---
                                                                             3 %           42%           42%
                                                                           =====           ===           ===

         The company has a federal tax loss carryforward of approximately $1,464,000, which expires in 2015.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE G - INCOME TAXES (CONTINUED)

         The following summarizes the tax effects of the significant temporary differences which comprise the deferred tax asset or liability for each year ended March 31:

                                                                       2000            1999            1998
                                                                       ----            ----            ----
         Bad debt reserve                                         $   439,307       $ 37,823         $   -0-
         Other                                                            -0-        (41,368)         (3,465)
         Net operating loss carryforward                              615,049            -0-             -0-
                                                                  ------------      ---------        --------
         Net deferred tax asset (liability)                         1,054,356         (3,545)         (3,465)
         Valuation allowance                                       (1,054,356)           -0-             -0-
                                                                  ------------      ---------        --------
         Net deferred income tax (liability)                      $       -0-       $ (3,545)        $(3,465)
                                                                  ============      =========        ========

NOTE H - EARNINGS PER SHARE

         Basic earnings per common share are based on the weighted average number of common shares outstanding in each year. Diluted earnings per common share assume that any dilutive convertible preferred shares and convertible debt outstanding during each year were converted at the first available conversion date, with related interest and outstanding common shares adjusted accordingly. It also assumes that outstanding common shares were increased by shares issuable upon exercise of those stock options and warrants for which market price exceeds exercise price, to the extent they are not anti-dilutive.

         The computation of basic and dilutive earnings per common share is as follows:


                                                                                                           From July 10,
                                                                                                         1997 (inception)
                                                                  Year ended          Year ended             Through
                                                                March 31, 2000      March 31, 1999        March 31, 1998
                                                                --------------      --------------        --------------
        Income (loss) available to common stockholders:
             Basic                                              $ (2,587,753)        $   115,241            $    12,384
             Effect of dilutive securities - convertible debt            -0-              68,573                  5,914
                                                                -------------        -----------            -----------
             Diluted                                            $ (2,587,753)        $   183,814            $    18,298
                                                                =============        ===========            ===========

        ---------------------------------------------------------------------------------------------------------------

        Weighted average number of common shares
        outstanding - basic                                       21,638,671          13,726,397              9,844,084
        Conversion of Series A preferred stock                           -0-           4,181,427              1,978,270
        Conversion of Series B preferred stock                           -0-             388,235                    -0-
        Exercise of stock options                                        -0-             167,260                 22,105
        Exercise of warrants                                             -0-             844,655                449,955
        Conversion of debt                                               -0-           3,518,771              1,184,211
                                                                -------------        -----------            -----------
        Weighted average number of common shares
        outstanding - diluted                                     21,638,671          22,826,745             13,478,625

        ---------------------------------------------------------------------------------------------------------------

        Earnings (loss) per common share:
        Basic                                                         $(0.12)              $0.01                  $0.00
                                                                      =======              =====                  =====

        Diluted                                                       $(0.12)              $0.01                  $0.00
                                                                      =======              =====                  =====

         The effects of convertible debt and preferred stock along with the stock options and warrants have not been included in the calculation of diluted earnings per share for the year ended March 31, 2000 because they are anti-dilutive.

         As described in Notes E, J and K, the Company has convertible debt, contingently issuable stock, options, warrants and convertible preferred stock.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE I - OPERATING LEASES

         The Company leases its facility in Scottsdale, Arizona from an unrelated third party under an operating lease expiring September 30, 2002. As more fully explained in Note J, the Company sublets a different facility in Scottsdale, Arizona to handle the relocated remarketing and expanding corporate operations. Both of these leases require the Company to pay all maintenance, insurance, and taxes on the leased property. The Company also has operating leases for facilities in Albuquerque, New Mexico, Bend, Oregon, San Antonio, Texas and Philadelphia, Pennsylvania. The following schedule shows the future minimum lease payments required by year under the various operating leases:


         Year ending March 31,            2001                      $428,946
                                          2002                       378,177
                                          2003                       113,952
                                          2004                        31,397
                                                                    --------
                                                                    $952,472
                                                                    ========

         The Company sub-leases a portion of its Scottsdale facility to an independent third party on a monthly basis for $2,000 per month. Rental expense was $222,296, $195,312, and $75,860 for the years ended March 31, 2000 and 1999 and for the period ending March 31, 1998, respectively.


NOTE J - BUSINESS ACQUISITIONS

AUTO NETWORK GROUP OF NEW MEXICO, INC. ("ANET-NM")

         On June 1, 1998, the Company entered into a Purchase of Goodwill Agreement with JBS, LLC, an entity whose members comprise the management team of ANET-NM. In consideration for the goodwill which ANET-NM is receiving from JBS, JBS was granted a total of 800,000 contingently issuable restricted shares of the Company's common stock valued at $.20 per share as follows: 266,667 shares issued upon execution of the Agreement, held in escrow, and subject to forfeiture if ANET-NM is not doing business as of June 1, 1999: 266,667 shares to be earned for the period June 1, 1998 through March 31, 1999 if pre-tax earnings of ANET-NM are at least $60,000; and 266,666 shares to be earned for the period April 1, 1999 through March 31, 2000 if pre-tax earnings of ANET-NM are at least $120,000. In addition, JBS may earn options to purchase restricted shares of the Company's common stock at the rate of 5 options for every dollar of pre-tax earnings of ANET-NM in excess of $60,000 for the period ending March 31, 1999, and 5 options for every dollar of pre-tax earnings of ANET-NM in excess of $120,000 for the year ended March 31, 2000. The options are to be exercisable for a period of 3 years from date of grant at the bid price as of March 31, 1999 or 2000, respectively.

         In accordance with the terms of the Purchase of Goodwill Agreement, 266,667 shares of contingently issuable shares of common stock were granted to JBS, LLC as ANET-NM was doing business at June 1, 1999. For the period from June 1, 1998 through March 31, 1999, ANET-NM had pre-tax earnings of $107,962 resulting in JBS, LLC earning 266,667 shares, and earning 239,810 options, exercisable at $3.00 per share. For the period ending March 31, 2000, ANET-NM had pre-tax earnings of $70,395 resulting in no shares being earned by JBS, LLC.

         The   goodwill   purchased   of  $106,666  is  being   amortized  on  a
straight-line basis over 10 years.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE J - BUSINESS ACQUISITIONS (CONTINUED)

PINNACLE DEALER SERVICES, INC. ("PDS")

         On August 20, 1998, the Company acquired PDS, an Arizona corporation, by issuing to the shareholders of PDS a total 300,000 restricted shares of common stock, valued at $0.20 per share, in exchange for the outstanding shares of PDS. PDS provides financing programs for dealers who purchase vehicles from the Company (See Note L).

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $47,813 and is being amortized on a straight-line basis over 10 years.

AUTO NETWORK GROUP NORTHWEST, INC. ("ANET-NW")

         On July 20, 1999, the Company entered into an Exchange of Common Stock Agreement with ANET-NW. In consideration for the stock which the Company is receiving from ANET-NW, ANET-NW was granted a total of 500,000 contingently issuable restricted shares of the Company's common stock valued at $1.50 per share as follows: up to 83,333 shares shall no longer be forfeitable on July 1, 2000 under the following conditions: if audited pre-tax earnings are less than $30,000 all 83,333 shares shall be forfeited. If the audited pre-tax earnings are between $30,000 and $50,000 a pro-rata amount of shares shall be issued and the balance shall be forfeited. If the audited pre-tax earnings are $50,000 or over the restricted stock will be issued and any earnings in excess of $50,000 shall cause options to be earned at a ratio of 5 options for every $1.00 of excess earnings. These options shall be priced at the closing bid price of the Company's common stock on April 1 following the March 31 year end. As of July 1, 2001, 166,667 shares can be earned at the following levels: less than $50,000 of pre-tax audited earnings then shares are forfeited, $50,000 to $100,000 a pro-rata amount of shares will be issued, over $100,000 the shares will be issued and options will be earned with the above formula. As of July 1, 2002, 250,000 shares can be earned at the following levels: less than $75,000 of pre-tax audited earnings then shares are forfeited, $75,000 to $150,000 a pro-rata amount of shares will be issued, over $150,000 the shares will be issued and options will be earned with the above formula.

         For the period from July 20, 1999 through March 31, 2000, ANET-NW had pre-tax earnings of $41,721 resulting in ANET-NW earning 69,535 shares.

         The   goodwill   purchased   of  $193,391  is  being   amortized  on  a
straight-line basis over 10 years.

NATIONAL DEALER SERVICES CO. (" NDSCO")

         On March 1, 2000, the Company acquired NDSCo, a Utah corporation, by issuing to the shareholders of NDSCo a total 1,100,000 restricted shares of common stock, valued at $2.55 per share, in exchange for the outstanding shares of NDSCo. 100,000 shares of stock were held in escrow pending the successful completion of the new NDSCo software. The software was subsequently completed. NDSCo was a privately held corporation involved in the development of an electonic vehicle distribution system. They utilized a network of auto buying web sites that empowered auto dealerships to research, finance and purchase vehicles online. They also provided manufacturers with the ability to list vehicles for sale to dealers in all parts of the country almost instantly from their own lots.

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $2,039,123 and is being amortized on a straight-line basis over 10 years.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE J - BUSINESS ACQUISITIONS (CONTINUED)

AUTOTRADECENTER REMARKETING SERVICES INC. & WALDEN REMARKETING SERVICES, INC. ("WALDEN REMARKETING")

         On March 31, 1999, the Company acquired Walden Remarketing, a Minnesota corporation by issuing the shareholders of Walden Remarketing a total of 2,050,000 restricted shares of common stock, cash of $125,000, and a promissory note in the principal amount of $425,000. The Company valued the common stock at its estimated fair market value of $0.71 per share or $1,450,000. The promissory note accrues interest at the rate of 12% per annum and requires the Company to make 18 equal monthly payments of principal and interest beginning May 1, 1999.

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $1,985,383 and is being amortized on a straight-line basis over 10 years.

         On April 20, 1999, the Company entered into a Consulting Agreement with the former majority shareholder of Walden Remarketing as part of the Company's acquisition of Walden Remarketing. The consulting services agreement is for a period of three years ending April 20, 2002. As consideration for the agreement, the Company has granted to the shareholder an option to purchase 3,000,000 shares of the Company's common stock at $3.00 per share. The options, which expire April 20, 2009, vest according to a schedule that is based on the trading price of the common stock.

         On December 1, 1999, the Company entered into an agreement which provides for the termination and unwinding of all oustanding obligations and agreements that arose when the Company acquired Walden Remarketing. The balance on the promissory note issued as part of the acquistion in the amount of $314,475 was converted into common stock at a price of $1.00 per share, which represents management's estimate of the fair market value of the common stock on the date of conversion. The Company changed the name from Walden Remarketing to AutoTradeCenter Remarketing Services Inc. and moved the operation to a new office in Scottsdale, Arizona.

         The consulting services agreement entered into with the former majority shareholder of Walden Remarketing as part of the Company's acquisition of Walden Remarketing was also terminated. As a result the option to purchase 3,000,000 shares of the Company's common stock at $3.00 per share has expired.

BUSINESSTRADECENTER.COM INC. ("BTC")

         On January 7, 1999, the Company incorporated BTC in Arizona to facilitate the buying and selling of vehicles at wholesale between dealers on the Internet. BTC has developed the technology and systems necessary to make the company's inventory, as well as the inventory of member dealers, available for purchase and sale on the Company's Internet site. On March 23, 2000 we acquired the remaining 45% minority interest of BTC by issuing 5,000,000 shares of common stock, valued at $1.88 per share, which represents management's estimate of the fair market value of the common stock on the date of the transaction, and paying off a convertible $200,000 note, making BTC a wholly-owned subsidiary.

         The excess of the purchase price over the fair value of the net assets acquired (goodwill) was $9,374,550 and is being amortized on a straight-line basis over 10 years.

         The acquisitions described above were accounted for by the purchase method of accounting for business combinations. Accordingly, the accompanying consolidated statements of operations do not include any revenues or expenses related to these acquisitions prior to the respective closing dates. The cash portions of the acquisitions were financed through available cash and borrowings from the Company's line of credit.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE J - BUSINESS ACQUISITIONS (CONTINUED)

         The following schedule shows the pro-forma results for the years ended March 31, 2000 and March 31, 1999 assuming the acquisitions the Company acquired during the year ended March 31, 2000 occurred on April 1, 1998.


                                                                Year ended March 31,
                                                        -----------------------------------
                                                            2000                  1999
                                                            ----                  ----
        Net revenues                                    $131,861,262           $97,665,410
        Net loss                                        $ (4,758,855)          $(2,192,753)
        Net loss per common share:
                 Basic                                        $(0.17)               $(0.11)
                 Diluted                                      $(0.17)               $(0.11)

         These pro-forma results have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which would have actually resulted had the combinations been in effect on April 1, 1998, or of future results of operations.

         As a result of the acquisitions, the Company had the following non-cash activity:



                                                         Year ended March 31,        Period ended
                                                     ------------------------------ ---------------

        Assets acquired:                                    2000           1999            1998
                                                            ----           ----            ----
             Accounts receivable, net                   $       -0-     $   98,609         $ -0-
            Prepaid expenses                                    -0-          3,520           -0-
            Investment in subsidiaries                          460            -0-           -0-
            Property and equipment                          802,708         34,655           -0-
            Goodwill                                     11,607,064      2,141,158           -0-
                                                        -----------     ----------         -----
                 Total assets acquired                   12,410,232      2,277,942           -0-
                                                        -----------     ----------         -----
        Liabilities assumed:
             Accounts payable                                   -0-         84,712           -0-
             Accrued liabilities                             40,241         84,180           -0-
                                                        -----------     ----------         -----
                 Total liabilities assumed                   40,241        168,892           -0-
                                                        -----------     ----------         -----
        Notes payable issued                                    -0-        425,000           -0-

        Value of common stock issued                     12,369,991      1,604,480           -0-
                                                        -----------     ----------         -----
        Net cash paid                                   $       -0-     $   79,570         $ -0-
                                                        ===========     ==========         =====

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE K - STOCKHOLDERS' EQUITY

COMMON STOCK

         On July 10, 1997 (inception) the Company issued 9,000,000 shares of no-par value common stock for $30,000 to its founders. In December 1997, the Company sold 1,002,500 common shares for $25,062 pursuant to Rule 503 of Regulation D under the Securities Act of 1933 (commonly referred to as a "504 offering").

PREFERRED STOCK

SERIES A

         On February 2, 1998, the Company sold 6,750 shares of Series A preferred stock to Eastlane Trading Limited for $675,000. Each share is convertible into 1,111 shares of common stock. The intrinsic value of this conversion feature was not material. For each share of common stock issued upon conversion of the Series A preferred stock, one warrant to purchase common stock is issued. Five warrants are exercisable to purchase one share of common stock at $.25 per share. Total exercisable warrants were 1,499,850. On March 15, 1999, 644,824 of these warrants expired. As of March 31, 1999, all 6,750 shares of Series A preferred stock had been converted into 7,499,250 shares of common stock, and warrants exercisable to purchase 855,026 shares were outstanding. The remaining 855,026 warrants expired on March 23, 2000.

SERIES B

         During November and December, 1998 the Company issued 47,000 shares of Series B preferred stock ("Series B") for $470,000. Each share of Series B preferred stock is convertible into shares of common shares using a conversion price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion. The Company assigned an intrinsic value of $253,077 to this conversion feature. As a result, a constructive dividend in this amount was recorded in the accompanying financial statements. Each share of Series B preferred stock is entitled to a $10 liquidation preference over common stockholders. The Series B preferred stock is non voting.

         The Company shall have the right and option upon notice to the holders of the Series B preferred stock to call, redeem, and acquire any or all of the shares of Series B preferred stock at a price equal to $11.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series B preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series B preferred stock in accordance with the terms described above.

         As of March 31, 2000, all 47,000 shares of series B preferred stock had been converted into 543,515 shares of common stock.

SERIES C

         During February, 2000 the Company issued 20,800 shares of Series C preferred stock ("Series C") for $2,080,000. Each share of Series C preferred stock is convertible, at the option of the holder, at any time, into 80 shares of Common Stock of the Corporation, which is based on the initial conversion price of $1.25. The Company assigned an intrinsic value of $1,697,280 to this conversion feature. As a result, a constructive dividend in this amount was recorded in the accompanying financial statements. Each share of Series C preferred stock is entitled to a $100 liquidation preference over common stockholders. The Series C preferred stock is non voting.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE K - STOCKHOLDERS' EQUITY (CONTINUED)

         The Company shall have the right and option upon notice to the holders of the Series C preferred stock to call, redeem, and acquire any or all of the shares of Series C preferred stock at a price equal to $110.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series C preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series C preferred stock in accordance with the terms described above.

         On May 17, 2000 the Company filed Form S-1 Registration Statement under the Securities Act of 1933 to register the common shares to be issued upon conversion of the Series C preferred stock.

SERIES D

         During February, 2000 the Company issued 31,200 shares of Series D preferred stock ("Series D") for $3,120,000. Each share of Series D preferred stock is convertible, at the option of the holder, at any time, into shares of Common Stock of the Corporation equal to $100.00 divided by the conversion price which shall be a price equal to 65% of the average closing bid price for the common stock for the 10 trading days immediately preceding the date of conversion. The maximum conversion price shall be $4.00 per share. The Company assigned an intrinsic value of $1,680,00 to this conversion feature. As a result, a constructive dividend in this amount was recorded in the accompanying financial statements. Each share of Series D preferred stock is entitled to a $100 liquidation preference over common stockholders. The Series D preferred stock is non voting.

         The Company shall have the right and option upon notice to the holders of the Series D preferred stock to call, redeem, and acquire any or all of the shares of Series D preferred stock at a price equal to $110.00 per share, at any time to the extent such shares have not previously converted to common stock pursuant to the terms described above; provided, however, that the holders of the Series D preferred stock shall, in any event, have the right during the 30-day period immediately following the date of the Notice of Redemption, which shall fix the date for redemption, to convert their shares of Series D preferred stock in accordance with the terms described above.

         On May 17, 2000 the Company filed Form S-1 Registration Statement under the Securities Act of 1933 to register the common shares to be issued upon conversion of the Series D preferred stock.

STOCK OPTION PLAN

         On August 5, 1997, the shareholders of the Company adopted the 1997 Stock Option Plan ("Plan"), which provides for the granting of both incentive stock options and non-qualified options to eligible employees (including independent wholesale brokers), officers, and directors of the Company.
Initially, a total of 1,000,000 shares of common stock were reserved for issuance pursuant to the exercise of stock options under this Plan (the "Option Pool"). The Option Pool is adjusted annually on the beginning of the Company's fiscal year to a number equal to 10% of the number of shares of common stock of the Company outstanding at the end of the Company's last completed fiscal year, or 1,000,000 shares, whichever is greater. For the fiscal years' beginning April 1, 1999 and April 1, 2000, the Option Pool was 2,038,508 shares and 2,765,261, respectively. The Plan is administered by the Compensation Committee of the Board of Directors or, if there is no Committee, by the Board of Directors.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE K - STOCKHOLDERS' EQUITY (CONTINUED)

         The Plan provides that disinterested directors, defined as non-employee directors or persons who are not directors of one of the Company's subsidiaries, will receive automatic option grants to purchase 10,000 shares of common stock upon their appointment or election to the Board of Directors of the Company. Options shall have an option price equal to 100% of the fair market value of the common stock on the grant date and shall have a minimum vesting period of one year from the date of grant.

         SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123") requires the Company to disclose pro forma information regarding option grants made to its employees. SFAS No. 123 specifies certain valuation techniques that produce estimated compensation charges that are included in the pro forma results below. These amounts have not been reflected in the Company's Statement of Operations, because "APB 25", "Accounting for Stock Issued to Employees," specifies that no compensation charge arises when the price of the employees' stock option equal the market value of the underlying stock at the grant date, as in the case of options granted to the Company's employees.

         SFAS 123 pro-forma numbers are as follows:


                                                                                                        From July 10,
                                                                                                      1997 (inception)
                                                               Year ended          Year ended             Through
                                                             MARCH 31, 2000      MARCH 31, 1999       MARCH 31, 1998
                                                             --------------      --------------       --------------
Net income (loss) as reported under APB 25                   $(2,587,753)        $  115,241              $12,384
Net income (loss) pro forma under SFAS 123                   $(3,653,384)        $ (234,979)             $10,783
Basic net income (loss) per common share-
     as reported under APB 25                                    $(0.12)             $0.01                $0.00
Diluted net income (loss) per common share-
     as reported under APB 25                                    $(0.12)             $0.01                $0.00

                                                                                                       From July 10,
                                                                                                     1997 (inception)
                                                               Year ended          Year ended             Through
                                                             MARCH 31, 2000      MARCH 31, 1999       MARCH 31, 1998
                                                             --------------      --------------       --------------
Basic net income (loss) per common share-
     pro forma under SFAS 123                                    $(0.17)           $(0.02)                $0.00
Diluted net income (loss) per common share-
     pro forma under SFAS 123                                    $(0.17)           $(0.02)                $0.00

         Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following average assumptions:

                                                                                                     From July 10,1997
                                                                                                        (inception)
                                                             Year ended             Year ended            Through
                                                           March 31, 2000         March 31, 1999       March 31, 1998
                                                           --------------         --------------       --------------
Expected dividend yield                                          0.00%               0.00%                 0.00%
Risk-free interest rate                                          6.02%               4.67%                 5.11%
Expected volatility                                               166%                149%                   53%
Expected life (in months)                                          32                  43                    59


                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000

NOTE K - STOCKHOLDERS' EQUITY (CONTINUED)

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimates, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of the Company's options. The weighted average estimated fair value of employee stock options granted during the years ending March 31, 2000 and 1999 and the period ending March 31, 1998 were $0.80, $0.52 and $0.01 per share, respectively.

         During the years ending March 31, 2000 and 1999 and the period ending March 31, 1998, the Company granted stock options to certain of its employees and independent wholesale brokers to purchase up to 1,322,080, 1,361,499 and 175,000 shares, respectively, of the Company's common stock that would be restricted pursuant to Rule 144 of the SEC. These shares vest according to length of service provided that the recipient is still employed by the Company or under contract pursuant to a work-for-hire agreement as of the vesting date. The option prices range from $0.15 to $4.88. At March 31, 2000, 1999 and 1998, 2,389,755, 1,206,499 and 0 shares, respectively, were eligible for exercise. The weighted average exercisable price was $1.55, $1.09 and $0.15 for the years ended March 31, 2000, 1999 and the period ending March 31, 1998, respectively.

OTHER STOCK OPTIONS

         The Company has also granted stock options to other third parties as part of the issuance of stock, debt and in business acquisitions. Some options vest according to various agreed upon conditions; while others vested on the date granted. The price at which the options may be exercised varies from $0.32 to $2.56. At March 31, 2000, 1999 and 1998, the total outstanding options were 2,429,810, 2,089,810 and 850,000, respectively.

         The fair value of the options issued during the year ended March 31, 1998 was not material. The fair value of the options issued during the years ended March 31, 2000 and 1999 was determined using the Black-Scholes option pricing model. Options granted for services were valued at $23,083 and options granted for loan guarantees were valued at $56,355 in 1999. For the year ended March 31, 2000 options granted for services were valued at $351,280.


NOTE L - RELATED PARTY TRANSACTIONS

         During the years ended March 31, 2000 and 1999 and the period ended March 31, 1998, the Company consummated a total of $0, $486,275 and $800,000 of vehicle sales and $0, $2,055,000 and $1,255,000 in purchase transactions respectively with two entities owned by officers, directors and other major stockholders of the Company. At March 31, 1998, the Company had recorded in accounts receivable $37,522 due from one of these entities. Likewise at March 31, 1998, the Company had recorded an account payable of $15,999 to another related entity. At March 31, 1999, these accounts had been paid in full.

         During the period ending March 31, 1998, the Company paid $4,000 for professional services to MRM Consultants, an entity owned by an officer and director. At March 31, 1998 he was owed $11,500. At March 31, 1999, the account had been paid in full.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE L - RELATED PARTY TRANSACTIONS (CONTINUED)

         On May 5, 1998, the Company obtained a line of credit from its commercial bank in the amount of $500,000. The note was secured by a first lien on all inventory, accounts receivable, equipment, and general intangibles and personally guaranteed by Messrs. Erskine, Stuart and Moldenhauer. In addition, Mr. Moldenhauer agreed to subordinate his loans made to the Company to the bank's line of credit. On May 7, 1998, the Company granted each of Messrs. Erskine, Stuart, and Moldenhauer options to purchase 100,000 restricted shares of Common Stock at a price of $.75 per share. These options expire on May 7, 2002. On March 26, 1999, the note was refinanced.

         Effective June 1, 1998 ANET-NM entered into a lease agreement with G & B Investments, LLC, an entity owned by two of the principals managing the Albuquerque operations. The lease terminates on May 31, 1999 but is automatically renewed unless a 30-day cancellation notice is received by either party. The lease is an operating lease whereby ANET-NM is responsible for all operating costs. The amount of the lease is $2,500 per month. Effective May 1, 2000 the amount of the lease is $3,600 per month.

         As described in Note K, on August 20, 1998 the Company acquired Pinnacle Dealer Services ("PDS") for 300,000 restricted shares of common stock. PDS was owned by three officers of the Company. The value assigned to the transaction was $47,813.

         On March 26, 1999, the Company obtained a $3,000,000 line of credit from a financial institution. The note is due March 31, 2000, and is secured by a first lien on all inventory accounts receivable, equipment, and general intangibles. Messrs. Stuart, Moldenhauer, and Butterwick personally guaranteed the note. In consideration of the personal guarantees, the Company granted each of Messrs. Stuart, Moldenhauer, and Butterwick three-year options to purchase 250,000 restricted shares of common stock at a price of $1.00 per share.

         On April 3, 2000, the Company extended its $3,000,000 line of credit from a financial institution. The note is due June 30, 2000, and is secured by a first lien on all inventory accounts receivable, equipment, and general intangibles. Messr. Butterwick personally guaranteed a portion of the note. No options were granted in consideration of his personal guarantee.

         Pursuant to a Financial Services Agreement with Cambridge Management Associates, LLP, an entity whose managing partner became an officer of the Company on April 2, 1999, 300,000 stock options vested on March 26, 1999. The options are exercisable at $0.32 per share.

         The Company has entered into various lending arrangements with officers, directors and other affiliated entities owned or controlled by officers, directors and other key personnel of the Company. As more fully detailed in Note E, at March 31, 2000, March 31, 1999 and March 31,1998 the outstanding balance on these notes was $5,905,628, $3,871,446 and $832,000, respectively. The total interest paid to these entities on all financing activities for the years ended March 31, 2000, 1999 and the period ended March 31, 1998 was $768,121, $286,824 and $58,436, respectively.

         Related party payables at March 31, 1999 include $185,000 due to a major shareholder, normal commissions of $37,423 due to officers of ANET-NM, and $27,828 due to affiliated entities for business expenses incurred on behalf of the Company.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE M - CONCENTRATIONS

         The Company is engaged primarily in one line of business - wholesale activities of used automobiles - which represents 100% of consolidated sales.

         During the year ended March 31, 1999, the Company purchased used vehicles from Canada for resale in the United States. The total amount of vehicles purchased in Canada was $3,350,955 including transportation and vehicle inspections. The Company did no Canadian transactions during the year ended March 31, 2000.

         The Company utilizes independent brokers as its sales force in the purchase and sale of used vehicles. For the years ended March 31, 2000 and 1999 a significant portion of the Company's sales were generated by a few of these brokers. Consequently, loss of the services of one of more of these high volume sales producers would have had an impact upon the financial results. As the Company continues its expansion plans, any future negative results from the loss of any one broker's services will be minimized.


NOTE N  - SUBSEQUENT EVENTS

AUTO GROUP OF SAN ANTONIO, LTD.

         Effective April 1, 2000, the Company opened an office and warehouse wholesale operation in San Antonio, Texas. Auto Group of San Antonio Ltd., a Texas limited partnership, conducts our business in San Antonio. The Company is the sole limited partner and the sole owner of a newly formed limited liability company which serves as the general partner.

         The Company loaned the limited partnership $450,000, which is evidenced by an unsecured promissory note with interest at the rate of 12% per annum payable monthly, in arrears. This note, which may be prepaid at any time, has a final maturity on March 31, 2005. The limited partnership has entered into a management agreement with JRB AutoBrokers, L.P. ("JRB"), a Texas limited partnership. JRB also loaned $100,000 to the limited partnership on similar terms to the Company's advance. This promissory note is subordinate to our loan.

         Under the terms of the management agreement, JRB is responsible for all day-to-day management of the limited partnership with complete autonomy, subject only to reasonable review by the general partner. In addition, the Company granted a total of 468,750 contingently issuable restricted shares of the Company's common stock to JRB to acquire its operations. The shares, that have been mutually valued at $2.00 per share (which represents the Company's estimate of their fair market value), are to be held in escrow pending certain future events. 93,750 of such shares will be released to JRB on April 1, 2001, subject only to the continuation of the business at that date. Annually beginning March 31, 2001, 93,750 additional shares or a portion thereof will be released subject to the limited partnership achieving pre-determined pre-tax earnings. For example, if the limited partnership earns $100,000 for the year ended March 31, 2001, 93,750 of such shares will be released to JRB. In the event earnings for the year fall below $100,000, a portion of these shares may still be released. After March 31, 2001, the pre-tax earnings floor increases through March 31, 2004. A currently interminable number of additional shares can be earned for the year ended March 31, 2005 based on pre-tax earning.

         Stock options to acquire our common shares also can be earned if pre-tax earnings exceed the total predetermined levels over the first five years of this operation.

                    AUTOTRADECENTER.COM INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2000


NOTE N - SUBSEQUENT EVENTS (CONTINUED)

AUTO NETWORK GROUP OF EASTERN PA., INC.

         Effective April 1, 2000 the Company opened an office and warehouse wholesale operation in the Philadelphia, Pennsylvania area. The business in Pennsylvania is conducted by Auto Network Group of Eastern Pa., Inc., a Pennsylvania corporation. The Company is the sole shareholder of this Pennsylvania operation.

         The Company loaned $300,000 to the Pennsylvania operation, which is evidenced by an unsecured promissory note with interest at the rate of 12% per annum payable monthly, in arrears. The note may be prepaid at any time and has a final maturity on March 31, 2006. Mr. Edward G. McCusker has agreed to loan $100,000 to the Pennsylvania operation on terms similar to our advance, on or before June 30, 2000. This loan will be subordinate to the debt owed to us. As of May 10, 2000, Mr. McCusker had not made the loan.

         The Pennsylvania operation entered into a management agreement with Mr. McCusker, which provides that he is responsible for all day-to-day operations. In addition, the Company granted a total of 232,500 contingently issuable restricted shares of the Company's common stock to Mr. McCusker as additional compensation for his services. The shares, valued by us at $2.00 per share, are to be held in escrow pending certain future events, including among other things the making of the loan by Mr. McCusker. 50,000 of such shares will be released to Mr. McCusker one year from his funding his obligation, subject to the continuation of the business at that date and to his satisfactory performance. Annually beginning March 31, 2001 and for each twelve-month period thereafter, 15,000, 22,488, 30,003, 32,504, 37,502, and 45,003 additional shares or a portion thereof will be released subject to the Pennsylvania operation achieving pre-determined pre-tax earnings. For example, if the operation earns $60,000 (floor) for the year ended March 31, 2001, 15,000 of such shares will be released to Mr. McCusker. In the event earnings for the year fall below $60,000, a portion of these shares may still be released. After March 31, 2001, the pre-tax earnings floor increases through March 31, 2006.

         Stock options to acquire our common shares also can be earned if pre-tax earnings exceed the total predetermined floor over the first six years of this operation.


NOTE O - LEGAL PROCEEDINGS

         The Company and certain of its subsidiaries have been named as defendants in various claims, complaints and other legal actions arising in the normal course of business. In the opinion of management, the outcome of these matters will not have a material adverse effect upon the financial condition, results of operations or cash flows of the Company.

[BACK COVER OF PROSPECTUS]


         Dealer Prospectus Delivery Obligation

         Until _____________, 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses to be paid by the registrant in connection with the securities being registered are as follows:


              Securities and Exchange Commission filing fee........$   4,640.72
              Accounting fees and expenses.........................    5,000.00
              Blue sky fees and expenses...........................    1,000.00
              Legal fees and expenses..............................   20,000.00
              Transfer agent fees and expenses.....................    2,000.00
              Printing expenses....................................    2,000.00
              Miscellaneous expenses...............................    5,359.28
                                                                   ------------

              Total................................................$  40,000.00
                                                                   ============


              All amounts are estimates except the SEC filing fee. The Selling Stockholders will be bearing the cost of their own brokerage fees and commissions and their own legal and accounting fees.


ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Arizona Business Corporation Act and Article 9 of the Registrant's Articles of Incorporation permit the Registrant to indemnify its officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in the corporation's best interests, not opposed to the corporation's best interests, or unlawful. Indemnification is not permitted in connection with a proceeding by or in the right of the corporation in which the officer or director was adjudged liable to the corporation or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity, in which proceeding the officer or director was adjudged liable on the basis that he or she derived an improper personal benefit.

ITEM 15. .........RECENT SALES OF UNREGISTERED SECURITIES

         Since the registrant's inception, it has issued and sold securities which were not registered under the Securities Act of 1933, as follows:


COMMON STOCK:

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   8/97       Jeff Erskine, Mike Stuart, Mark       9,000,000 shares        $.003333 per share        $30,000 cash
                 Moldenhauer, Joe Seaverns,
               Candy Seaverns, Victor Felice,
                     and John Carrante
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   12/97     34 persons who were associates or      1,002,500 shares        $0.025 per share        $25,062.50 cash
                   acquaintances of Mark
                  Moldenhauer and who have
             previously invested in this type of
                          offering
------------ ----------------------------------- ----------------------- ---------------------------------------------
  2/98 -         Eastlane Trading Limited,           7,499,250 shares         Conversion of 6,750 shares of Series A
   3/99       Silhouette Investments Ltd., and       (and warrants to                     Preferred Stock
                 Flagstone Automotive Inc.          purchase 1,499,850
                                                    shares at $.25 per
                                                          share)
------------ ----------------------------------- ----------------------- ---------------------------------------------
   6/98                   JBS, LLC                    266,667 shares        Purchase of goodwill valued at $.20 per
                                                                                             share
------------ ----------------------------------- ----------------------- ---------------------------------------------
                                      II-1

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   8/98       Shareholders of Pinnacle Dealer         300,000 shares        These shares were issued in exchange for
                       Services, Inc.                                     the shares of Pinnacle Dealer Services, Inc.
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   3/99            Shareholders of Walden            2,050,000 shares       These shares were issued in exchange for
                 Remarketing Services, Inc.                                the shares of Walden Remarketing Services,
                                                                                              Inc.
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   3/99                   JBS, LLC                   266,667 shares         Purchase of goodwill valued at $.20 per
                                                                                             share
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   4/99                M&A West, Inc.                100,000 shares          $2.00 per share         $200,000 cash
------------ ----------------------------------- ----------------------- ---------------------------------------------
   7/99         Shareholders of Auto Network          500,000 shares         These shares were issued in exchange for
                   Group Northwest, Inc.                                         the shares of Auto Network Group
                                                                                          Northwest, Inc.
------------ ----------------------------------- ----------------------- ---------------------------------------------
   11/99       Holders of Series B Preferred          543,515 shares        Conversion of 47,000 shares of Series B
  - 1/00                   Stock                                                        Preferred Stock
------------ ----------------------------------- ----------------------- ---------------------------------------------
   12/99               Dennis Hecker                  314,475 shares         Payment of obligation in the amount of
                                                                                            $314,475
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   2/00           Anthony & Company, Inc.             100,000 shares         $0.50 per share         $50,000 cash
------------ ----------------------------------- ----------------------- ---------------------------------------------
   3/00          Shareholders of NDSCo.Com,          1,100,000 shares       These shares were issued in exchange for
                            Inc.                                                  the shares of NDSCo.Com, Inc.
------------ ----------------------------------- ----------------------- ---------------------------------------------
   3/00        Lloydminister Enterprises Inc.        5,000,000 shares       These shares were issued in exchange for
                                                                                    Lloydminister's shares of
                                                                                     BusinessTradeCenter.com
------------ ----------------------------------- ----------------------- ---------------------------------------------
   3/00                Net Chemistry                  40,000 shares         These shares were issued as payment for
                                                                               software programming and systems
                                                                            development services valued at $120,000
------------ ----------------------------------- ----------------------- ---------------------------------------------
   4/00            JRB AutoBrokers, L.P.              468,750 shares        Purchase of goodwill valued at $2.00 per
                                                                                             share
------------ ----------------------------------- ----------------------- ---------------------------------------------
   4/00               Edward McCusker                 232,500 shares          Compensation for management services
------------ ----------------------------------- ----------------------- ---------------------------------------------
   5/00               Mark Moldenhauer               3,000,000 shares        Payment of obligation in the amount of
                                                                                            $300,000.
------------ ----------------------------------- ----------------------- ---------------------------------------------

         No underwriters were used in the above transactions. The registrant relied upon the exemption from registration contained in Section 4(2) as to all of the transactions except for the sale of shares in December 1997, the conversion of the Series A Preferred Stock, and the purchase of shares by M&A West, Inc. With regard to the transactions made in reliance on the exemption contained in Section 4(2), the purchasers were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant's business. Restrictive legends were placed on the stock certificates evidencing the shares issued in the Section 4(2) transactions.


SERIES A PREFERRED STOCK:

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   2/98           Eastlane Trading Limited            6,750 shares          $100 per share          $675,000 cash
------------ ----------------------------------- ----------------------- ---------------------- ----------------------

         No underwriters were used in the above transaction. The registrant relied upon the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The purchaser was deemed to be sophisticated with respect to this investment in securities of the registrant by virtue of its financial condition and previous investment experience. A restrictive legend was placed on the stock certificates evidencing the Series A Preferred Stock.


SERIES B PREFERRED STOCK:

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
  11/98 -    3 accredited and 1  non-accredited      47,000 shares           $10 per share          $470,000 cash
   12/98     investors
------------ ----------------------------------- ----------------------- ---------------------- ----------------------

         The registrant entered into a Consulting Agreement with Anthony & Company, Inc. dba Anthony Advisors (the "Consultant"). Under the terms of the Consulting Agreement, the registrant appointed the Consultant as its exclusive agent for the purpose of introducing to the registrant persons interested in investing in the Series B Preferred Stock. The Consultant was not authorized to negotiate the terms of the transaction with any introduced investor on behalf of the registrant or to execute the transaction on behalf of the registrant. For its services, the registrant paid the Consultant a fee of $82,720 and warrants to purchase up to 100,000 shares of the registrant's Common Stock at $.50 per share. The registrant relied upon the exemption from registration contained in Rule 506 of Regulation D.


SERIES C PREFERRED STOCK AND SERIES D PREFERRED STOCK:

------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   DATE          PERSON OR CLASS OF PERSONS         NUMBER OF SHARES        OFFERING PRICE          CONSIDERATION
------------ ----------------------------------- ----------------------- ---------------------- ----------------------
   2/99      22 accredited investors                20,800 shares of        $100 per share         $5,200,000 cash
                                                   Series C Preferred
                                                    Stock and 31,200
                                                   shares of Series D
                                                    Preferred Stock
------------ ----------------------------------- ----------------------- ---------------------- ----------------------

         The registrant entered into a Finder Agreement with Anthony & Company, Inc. dba Anthony Advisors ("Anthony"). Under the terms of the Finder Agreement, the registrant engaged Anthony for the purpose of introducing to the registrant persons interested in investing in the Series C and D Preferred Stock. Anthony was not authorized to negotiate the terms of the transaction with any introduced investor on behalf of the registrant or to execute the transaction on behalf of the registrant. For its services, the registrant agreed to pay Anthony a fee of $250,000 and issue 107,143 shares of the registrant's Common Stock. The registrant also engaged the services of Cardinal Securities, LLC and paid fees of $165,000 and Cardinal's legal fees of $7,500 for its services in connection with the offering. In addition, the registrant also agreed to grant warrants to Cardinal to purchase up to 55,000 shares of common stock at a price of $5.40 per share. The registrant relied upon the exemption from registration contained in Rule 506 of Regulation D.


ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) The following documents are filed as exhibits to this registration statement:


 REGULATION S-K
     NUMBER        DOCUMENT
       2.1         Agreement  and Plan of  Reorganization  between Auto Network  Group,  Inc. and Walden  Remarketing
                   Services, Inc. (1)<F1>
       2.2         Agreement  Concerning  the  Exchange of Common  Stock  Between  AutoTradeCenter.com  Inc. and Auto
                   Network Group of Northwest, Inc. (1)<F1>
       3.1         Articles of Incorporation, as amended (1)<F1>
       3.2         Bylaws (1)<F1>
       4.1         Statement Pursuant To Section 10-602 of The Arizona Business  Corporation Act of Auto Network USA,
                   Inc. Regarding Series A Preferred Stock (1)<F1>
       4.2         Statement Pursuant To Section 10-602 of The Arizona Business  Corporation Act of Auto Network USA,
                   Inc. Regarding Series B Preferred Stock (1)<F1>
       4.3         Warrant to Purchase Common Stock Issued to Anthony & Company, Inc. (1)<F1>
       4.4         Statement   Pursuant   to   Section   10-602  of  The   Arizona   Business   Corporation   Act  of
                   AutoTradeCenter.com Inc. Regarding Series C Preferred Stock (3)<F3>
       4.5         Statement   Pursuant   to   Section   10-602  of  The   Arizona   Business   Corporation   Act  of
                   AutoTradeCenter.com Inc. Regarding Series D Preferred Stock (3)<F3>
       5.1         Opinion regarding legality (3)<F3>
      10.1         Stock Option Plan (1)<F1>
      10.2         Evelyn Felice loan documents (1)<F1>
      10.3         Mark Moldenhauer loan documents (1)<F1>
      10.4         Pinnacle Financial Corporation loan documents (1)<F1>
      10.5         Eastlane Trading Limited loan documents (1)<F1>

                                      II-3

 REGULATION S-K
     NUMBER        DOCUMENT
      10.6         Norwest Bank loan documents (1)<F1>
      10.7         Mike and Debbie Stuart loan documents (1)<F1>
      10.8         Purchase of Goodwill Agreement with JBS, LLC (1)<F1>
      10.9         Promissory Notes used for acquisition of Walden Remarketing Services, Inc.  (1)<F1>
      10.10        Consulting Agreement with Dennis E. Hecker dated April 20, 1999 (1)<F1>
      10.11        Non-Qualified Stock Option Agreement with Dennis E. Hecker dated April 20, 1999 (1)<F1>
      10.12        Sample "Work for Hire Agreement" (1)<F1>
      10.13        Agreement with Auction Finance Group, Inc. (1)<F1>
      10.14        Purchase  Agreement with Lloydminister  Enterprises Inc. and Kindersley  Holdings Inc. dated March
                   23, 2000 (2)<F2>
      10.15        Amended and Restated Secured Promissory Note dated March 31, 2000 to Mark Moldenhauer (3)<F3>
      10.16        Amended  and  Restated  Secured  Promissory  Note  dated  March  31,  2000 to  Pinnacle  Financial
                   Corporation (3)<F3>
      10.17        Loan Extension from Wells Fargo Business Credit, Inc. (3)<F3>
      10.18        Agreement with American Honda Finance (4)<F4>
       21          Subsidiaries of the registrant (3)<F3>
      23.1         Consent of Neff & Ricci, LLP
      23.2         Consent of Dill Dill Carr  Stonbraker & Hutchings,  P.C.  (incorporated  by reference into Exhibit
                   5.1)
       27          Financial Data Schedule (5)<F5>
--------------------

(1)<F1>  Incorporated  by  reference  to the  exhibits  filed to the  registration  statement on Form S-1 (File No.
         333-78659).
(2)<F2>  Incorporated  by reference to the  exhibits  filed to the current  report on Form 8-K dated March 23, 2000
         (File No. 333-78659).
(3)<F3>  Filed previously.
(4)<F4>  Portions of this exhibit have been omitted pursuant to a request for confidential treatment.
(5)<F5>  Incorporated by reference to the exhibits filed to the quarterly report on Form 10-Q for the quarter ended June 30, 2000.


         (b) The following financial statement schedules are filed with this registration statement: None

ITEM 17.          UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent not more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on October 19, 2000.


                                        AUTOTRADECENTER.COM INC.


                                        By:/S/ ROGER L. BUTTERWICK
                                           ------------------------------------
                                           Roger L. Butterwick, President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                               TITLE                                  DATE



                                        President, Treasurer and a director
/S/ ROGER L. BUTTERWICK                 (Principal Executive Officer)          October 19, 2000
---------------------------------------                                        ----------------
Roger L. Butterwick



/S/ JOHN E. ROWLETT                     Vice President, Secretary and a        October 19, 2000
--------------------------------------- Director                               ----------------
John E. Rowlett



                                         Chief  Financial  Officer  (Principal
/S/ MICHAEL H. FEINSTEIN                 Financial and Accounting Officer)     October 19, 2000
---------------------------------------                                        ----------------
Michael H. Feinstein